As filed with the SEC on March 25, 2004
                           Registration No. 333-108934


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HIENERGY TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                 3826                          91-2022980
(State or other jurisdiction of        (Primary Standard Industrial Code)       (I.R.S. Employer
 incorporation or organization                                                Identification Number)



                               1601B ALTON PARKWAY
                            IRVINE, CALIFORNIA 92606
                                 (949) 757-0855
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



--------------------------------------------------------------------------------
      AGENT FOR SERVICE:                             WITH A COPY TO:
--------------------------------------------------------------------------------
    DR. BOGDAN C. MAGLICH                        NICHOLAS J. YOCCA, ESQ.
   CHIEF EXECUTIVE OFFICER                      YOCCA PATCH & YOCCA, LLP
  HIENERGY TECHNOLOGIES, INC.                    19900 MACARTHUR BLVD.,
       1601B ALTON PARKWAY                              SUITE 650
    IRVINE, CALIFORNIA 92606                    IRVINE, CALIFORNIA 92612
         (949) 757-0855                              (949) 253-0800

--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


      From time to time after this registration statement becomes effective.


      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE
------------------------------ -------------------------- --------------------------- -------------------------- -------------------
TITLE OF EACH CLASS OF               AMOUNT TO BE             PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED           OFFERING PRICE PER UNIT    AGGREGRATE OFFERING PRICE      REGISTRATION FEE
------------------------------ -------------------------- --------------------------- -------------------------- -------------------
Common stock, par value
$0.001 per share                  8,666,031 (1),(2),(3)            $ 1.56 (4)               $13,605,669(4)           $ 127.49(5)
------------------------------ -------------------------- --------------------------- -------------------------- -------------------



      (1) In the event of a stock split, stock dividend or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

      (2) This Registration Statement, as amended by this Pre-Effective Amendment No. 2, also is post-effective amendment no. 3 to Registration Statement No. 333-101055. This post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act, as amended. The registrant deregistered 2,603,723 shares of common stock that were registered for sale by the Registrant for its own account by Registration No. 333-101055 which were unsold and are not carried forward.

      (3) This Pre-Effective Amendment No. 2 carries forward from Pre-Effective Amendment No. 1 a total of 8,021,021 shares of the 8,666,031 shares that are registered hereby, and pays the registration fees on account of 645,010 additional shares. The 8,666,031 shares that are registered hereby now consist of 4,664,760 shares of issued and outstanding common stock, 3,161,437 shares of common stock issuable upon exercise of warrants and options, 622,710 shares of common stock issuable upon conversion of convertible notes, and 217,124 shares of common stock issuable pursuant to registration rights agreements with certain of our stockholders. Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to and includes a total of 4,927,273 unsold shares of our common stock which were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-101055, which were carried over into this Registration Statement. This Registration Statement, as initially filed, also registered an additional 1,870,160 shares of common stock issued and outstanding and 1,280,834 shares of authorized and unissued common stock underlying warrants. For the additional 3,150,994 shares covered by this Registration Statement an additional fee of $400.21 was included upon the initial filing of this Registration Statement on September 19, 2003, and an additional fee of $25.89 was paid upon the filing of Pre-Effective Amendment No. 1 on December 22, 2003 on account of the additional 399,987 shares included therein.

      (4) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The average of the reported high and low sales prices of the Registrant's common stock on March 23, 2004 was $1.56.

      (5) Registration fees of $127.49 are due with respect to 645,010 shares and fees are not due with respect to a total of 8,021,021 shares of common stock covered by this Registration Statement. The fee is equal to the proposed maximum offering price of $1.56 per share, multiplied by the additional 645,010 shares included herein, multiplied by the fee of $126.70 per $1,000,000 ($1.56 * 645,010 * $126.70/$1,000,000 = $127.49). The registrant paid filing fees of
$400.21 on September 19, 2003 with respect to 3,150,994 shares and carried over 7,666,465 shares from Registration No. 333-101055 pursuant to Rule 429, and the registrant paid filing fees of $25.89 on December 22, 2003 with Pre-Effective Amendment No. 1 with respect to the 399,987 additional shares included therein. As to that prior registration statement, $4,052.76 was paid with the original filing on November 6, 2002 with respect to 7,725,346 shares, $46.41 was paid with Pre-Effective Amendment No. 1 on February 25, 2003 with respect to 329,688 additional shares, and $497.00 was paid with Pre-Effective Amendment No. 2 on March 22, 2003 with respect to 6,169,386 additional shares, less a total of 3,954,375 shares of common stock covered by Registration Statement No. 333-101055 that have been sold and 2,603,723 unsold shares of common stock that were covered by Registration Statement No. 333-101055 that we deregister by not carrying them forward.



      THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

      WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                                8,666,031 SHARES


                       [LOGO HIENERGY TECHNOLOGIES, INC.]

                                  COMMON STOCK

      Our Common Stock, par value $0.001 per share, trades on the NASD OTC Bulletin Board(R) under the symbol "HIET."


      The shares being offered pursuant to this prospectus consist of 8,666,031 shares sold or being offered by selling security holders identified in this prospectus for their own accounts. We will not receive any proceeds from the sale of the 8,666,031 shares by the selling security holders.


      The mailing address and the telephone number of our principal executive offices are 1601B Alton Parkway, Irvine, California 92606 and 949-757-0855.

                    INVESTING IN OUR COMMON STOCK INVOLVES A
               HIGH DEGREE OF RISK. PLEASE SEE THE SECTION OF THIS
             PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
     IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.


      Methods by which the selling prices of these shares may be determined will include directly negotiating prices, accepting bid prices as then quoted, or any other commercially practicable manner of pricing, depending upon the seller's particular manner of distribution. See "Plan of Distribution" beginning on page 55.

      As of the date of this prospectus, the closing sale price of our common stock was $1.51 as reported on the OTCBB. Our common stock does not trade on Nasdaq or any national securities exchange. As of the date of this prospectus, there are 32,277,888 shares of Common Stock outstanding plus warrants, options and convertible notes for which we presently reserve 12,914,598 shares for potential future issuance. The weighted average exercise or conversion price of the warrants, options and convertible notes is $0.89




                 The date of this prospectus is March 23, 2004.

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
PROSPECTUS SUMMARY.........................................................................................1
          Investment Risks.................................................................................1
          Our Company......................................................................................1
          Offering.........................................................................................2
          Summary Financial Data...........................................................................2
RISK FACTORS...............................................................................................4
USE OF PROCEEDS...........................................................................................15
DETERMINATION OF OFFERING PRICE...........................................................................15
DILUTION..................................................................................................15
DESCRIPTION OF BUSINESS...................................................................................15
          Overview........................................................................................15
          Corporate History...............................................................................16
          Chemical Detection Methodology--Primary And Secondary Detection.................................16
          How Our Stoichiometric Technology Works; Chemicals And Substances Identified To Date............17
          Markets.........................................................................................17
          Products........................................................................................17
          Direct Competition--Secondary Or "Confirmation" Sensor Products.................................19
          Indirect Competition--Primary Or "Anomaly" Detection Products...................................20
          Marketing And Distribution Strategy.............................................................20
          Manufacturing Capacity..........................................................................21
          Development Of Stoichiometry....................................................................21
          Product Validation And Testing..................................................................21
          Government Research and Development Grants And Contracts........................................22
          Patents.........................................................................................23
          Government Regulation...........................................................................23
          Subsidiaries....................................................................................24
          Employees.......................................................................................25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................................................25
          Market..........................................................................................25
          Convertible Securities Outstanding..............................................................25
          Dividend Policy.................................................................................26
EQUITY COMPENSATION PLAN INFORMATION......................................................................26
SHARES ELIGIBLE FOR FUTURE SALE...........................................................................28
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.................................................28
          Overview........................................................................................29
          Basis of presentation...........................................................................29
          Critical accounting policies and estimates......................................................30
          Operating results...............................................................................31
          Liquidity And Capital Resources.................................................................37
          Plan Of Operation...............................................................................40
DESCRIPTION OF PROPERTY...................................................................................41
LEGAL PROCEEDINGS.........................................................................................41
MANAGEMENT................................................................................................43
          Directors And Executive Officers................................................................43
          Biographies.....................................................................................43
          Audit And Finance Committee.....................................................................46
          Scientific Advisory Board.......................................................................46
EXECUTIVE COMPENSATION....................................................................................48
          Compensation Of Executive Officers..............................................................48
          Option Grants...................................................................................49
          Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values...............49
          Compensation Of Directors.......................................................................50
          Employment Contracts............................................................................50
          Compensation Committee Interlocks And Insider Participation In Compensation Decisions...........51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................................51
          Transactions With Executive Officers And Directors..............................................51
          Loans From Executive Officers And Directors.....................................................52
          Certain Business Relationships..................................................................53
          Indebtedness Of Management......................................................................53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............................................53
SELLING SECURITY HOLDERS..................................................................................54
          Change In Control...............................................................................58
          Relationships With Selling Security Holders.....................................................60
PLAN OF DISTRIBUTION......................................................................................61
DESCRIPTION OF SECURITIES.................................................................................63
          Common Stock....................................................................................63
          Preferred Stock.................................................................................64
          Series A Convertible Preferred Stock............................................................64
TRANSFER AGENT AND REGISTRAR..............................................................................64
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND FINANCIAL DISCLOSURE.....................65
INTERESTS OF NAMED EXPERTS AND COUNSEL....................................................................65
EXPERTS...................................................................................................65
LEGAL MATTERS.............................................................................................65
WHERE YOU CAN FIND MORE INFORMATION.......................................................................66
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................................................67
SIGNATURES................................................................................................81

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements, which for example include the plans and objectives of management for future operations, plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The associated risks may include, relate to or be qualified by other important factors, including, without limitation:

      o our ability to finish developing our detection systems and produce and sell them;

      o the projected demand for our detection systems from those industries that may utilize our technology in the future;

      o our ability to fund continued development, including successfully seeking government grants and private sector financing, and costs associated with planned commercialization of our detection systems; and

      o our ability to distinguish our detection systems from those of our current and future competitors.

      You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "projects," "may," "will," "intends," "plans," "should," "could," "would," "seeks," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans, pro forma results, combinations, synergies, projections or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis or Plan of Operation," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements.

      These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future expectations about actual results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in connection with this prospectus, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

      Any of the factors described above or in the "Risk Factors" section below could cause our financial and business prospects to change radically, which in turn could, among other things, cause the price of our common stock to rapidly fluctuate substantially.

                               PROSPECTUS SUMMARY


      This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully. Unless the context requires otherwise, "HiEnergy", "we," "us," "our," "the Company" and similar terms refer to HiEnergy Technologies, Inc. and its subsidiaries.

INVESTMENT RISKS

      Investing in our common stock involves a high degree of risk. Please read the section of this prospectus entitled "Risk Factors" beginning on page 4, before investing in this offering of our common stock. Other risks or cautionary statements are disclosed throughout this prospectus. Carefully read "Risk Factors" and the other risks and cautionary statements in other sections of this prospectus, including "Description of Business," "Management's Discussion and Analysis or Plan of Operation," and the "Notes to Consolidated Financial Statements."

OUR COMPANY

      HiEnergy is a nuclear technologies-based inventions company focused on researching, developing and marketing fast neutron-based "stoichiometric" sensor devices that inspect objects and have the ability to determine automatically in a matter of tens of seconds, with a high degree of accuracy, whether the object contains selected dangerous or illicit substances, such as explosives, biological agents or illicit drugs. Since our technology allows the identification of these substances through metal, soil and other barriers, our technology is non-invasive, meaning that the substances being inspected need not be physically tested or otherwise handled. Because our technology is fully automated, it can operate remotely without the need for operator interpretation of the results.

      The term "stoichiometric" refers to the ability of our technology to accurately decipher in a non-invasive manner the exact chemical formula of the substances contained in an object through metal or other barriers without the need for sampling and conducting analytic chemistry tests. For example, we can identify the exact chemical formula of the "plastic" explosive RDX. Historically, the determination of the chemical formula for a substance could only be accomplished through analytic chemistry, where the substance is physically subjected to a series of complex chemical tests involving chemicals, test tubes and a multitude of instruments.

      To our knowledge, our technology is the only product on the market that has stoichiometric capability. While there are several other products on the market that "infer" the presence of explosives, biological agents or illicit drugs based upon the presence or density of individual chemical elements or pattern recognition techniques, we do not believe that they currently have the ability to accurately and unambiguously identify the exact chemical formula of the substance, as they require the employment of secondary "confirmation" sensors and examinations to determine the chemical formula. This leads to the problem of both "false positive" readings (resulting in "false alarms") and the necessity of conducting secondary confirmatory examinations. Since our technology provides the identification of the actual chemical formula of a substance upon initial examination, it generally eliminates false alarms.

      In January 2004 we introduced to market our first product to date, the Stoichiometric CarBomb Finder 3C3, a small, portable, relatively light weight (200 lbs.) detector used to inspect automobiles for both nitrogen-based and chlorine-potassium-based concealed explosives. The 3C3 Carbomb Finder, which is effective in identifying large quantities of explosives, was specifically developed to identify vehicles packed with explosives with the intent of using the vehicle itself as the bomb. We believe this product will prove to be of particular interest in countries or targets with a high incidence of car bombings. This would include many countries in the Middle East and the Indian subcontinent, Spain and Columbia, as well as U.S military installations located in these and other foreign countries. We have priced this product at $99,000.

      We are also in various stages of development work on several other explosive identification products although, since our introduction of the CarBomb Finder 3C3, we have reduced our research and development efforts relative to these projects while concentrating our corporate focus upon bringing the CarBomb Finder 3C3 device to market. Two of our developmental stage products, our Stoichiometric BombSquad Detector 3B3 and our Stoichiometric Unexploded Ordnance Sensor 3UXO3, use the same core technology as the CarBomb Finder 3C3, which we refer to as our "MiniSenzor" technology. We are also conducting research and development work on an advanced developmental stage product, the Stoichiometric Anti-tank Landmine Detector 7AT7, which uses a more sophisticated advanced version of our technology, which we refer to as our "SuperSenzor" technology. The SuperSenzor technology employs sophisticated directional features allowing the device to produce an image of the location and shape of the substance in three dimensions. We are also in the early research stage with respect to the application of our SuperSenzor technology to other applications conducive to its three-dimensional "spotting" capability, including cargo and airport screening, bio-weapons detection and contraband (illicit drug) detection.

      We have not made any product sales and have no product sales revenues to date. As such, we will remain a development stage company pending product sales.

      Our corporate offices are located at 1601B Alton Parkway, Irvine, California 92606. Our telephone number is (949) 757-0855.

OFFERING

      This prospectus relates to the offer and sale of up to 8,666,031 common shares, consisting of:

      o     4,664,760 common shares outstanding;

      o 3,161,437 common shares issuable upon exercise or conversion of outstanding common share warrants and options and convertible promissory notes; and

      o 217,124 common shares issuable pursuant to registration rights agreements with certain of our shareholders.

      The registration of shares of common stock pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holders.

      The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution". We will not receive any of the proceeds from those sales. Should the selling security holders in their discretion exercise outstanding common share purchase options or warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants.

SUMMARY FINANCIAL DATA

      The following tables summarize the consolidated statements of operations and balance sheets data for our business.



                                                                                                           FOR THE PERIOD FROM
                                                                                                             AUGUST 21, 1995
                                             NINE MONTHS ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED      (INCEPTION) TO
                                             JANUARY 31, 2004       APRIL 30, 2002      APRIL 30, 2002       JANUARY 31, 2004
                                             -----------------    -----------------    -----------------   -------------------
                                               (UNAUDITED)                                                      (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net Loss                                       $ (4,242,431)        $ (5,411,265)        $ (1,389,530)         $(12,378,260)
Net loss available to common stockholders      $ (4,853,827)        $ (6,257,056)        $ (1,389,530)         $(13,835,447)
Net loss per share                             $      (0.14)        $      (0.23)        $      (0.08)
Weighted average common shares outstanding       29,761,126           23,386,403           17,783,760



                                            AS OF             AS OF
                                       JANUARY 31, 2004   APRIL 30, 2003
                                      -----------------  ----------------
                                         (UNAUDITED)
BALANCE SHEET DATA:

Cash and cash equivalents                $   207,564        $    35,774

Total assets                             $ 1,075,696        $ 1,813,095

Total liabilities                        $ 1,509,500        $   878,425

Total stockholders' equity (deficit)     $  (452,727)       $   915,747

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. Any of the following risks could actually harm our business, financial condition and operating results to a very material extent. As a result, the trading price of our common stock could decline rapidly, and you could lose all of your investment.

      WE UNDERSTAND THERE PRESENTLY IS A FORMAL SEC INQUIRY THAT RELATES TO INVESTORS IN OUR PREDECESSOR COMPANY ABOUT THE TIME OF THE REVERSE TAKEOVER TRANSACTION BETWEEN SLW ENTERPRISES INC. AND HIENERGY MICRODEVICES, INC.

      We were first made aware by a reporter with the Dow Jones News Service that there may be an alleged relationship between an individual by the name of Mr. Phil Gurian, who had previously been convicted and awaits sentencing for previous alleged stock manipulation schemes, and Mr. Barry Alter, who was a former director and Chief Executive Officer of each of SLW and HiEnergy Technologies. We initiated an independent investigation into whether such relationship existed, and if so, to determine further whether we or any of our directors or officers engaged in wrongdoing. The investigation concluded that Mr. Alter had contact with Mr. Gurian in connection with the reverse takeover of HiEnergy Microdevices by SLW in April 2002. Mr. Gurian was never a record stockholder of SLW or HiEnergy Technologies or HiEnergy Microdevices. However, we believe that Mr. Gurian introduced other investors to SLW who did own our stock or do own our stock. Our investigation revealed that some stockholders who purchased significant amounts of SLW shares shortly prior to the reverse takeover knew or had other business dealings with Mr. Gurian. One of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a substantial profit. We believe that, innocently or intentionally, Mr. Alter knew of these purchases. Please see the section entitled "Legal Proceedings." After our independent investigation concluded, the Dow Jones News Service has developed further its story about various connections that allegedly may have existed between these and other investors and Mr. Gurian himself and other connections including some between a former market maker and Mr. Gurian. We continue the development of our technology and products. Thus far our efforts are proceeding undisturbed and without interruption. Naturally, we cooperated fully with the SEC's every request. We feel that we have fully complied with the request by the SEC for information. For instance, we have provided over 3,000 pages of documents. As to the conclusions of the independent committee, please see "Legal Proceedings." We will also rely upon the SEC's investigation to help us determine whether and what kind of corporate legal action is appropriate. We anticipate that the SEC will not swiftly conclude its investigation.

      The price of our stock declined sharply in connection with the news story and our announcements concerning our independent investigation and the SEC investigation. A loss of value is understandable based on the incident itself. For instance, if Mr. Alter committed any wrongful act while serving as our agent, we could have liability for any resulting damages. Also, our shareholders could lose confidence in us if they believe this incident is a result of unresolved problems. There may be material additional costs and expenses, such as legal expenses, that could be involved in sorting out these issues and assisting the SEC with such work. Much worse yet, this incident could materially damage the public's perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. One of the possible effects on us could be a continuing depressed stock price, which may result in difficulty raising equity capital or the sale of equity at prices that are unfavorable to us. Current management may also consider instituting litigation as a result of any wrongdoing that is found. Such litigation could also involve material costs that could affect our financial position. These costs may include the cost of indemnifying the defendants or advancing costs to the defendants pending the outcome of the suit.

      DUE TO OUR LOSSES AND ACCUMULATED DEFICIT, OUR AUDITORS HAVE RAISED CONCERNS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      Our independent certified public accountants qualified their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2003, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern, stating that "during the year ended April 30, 2003, the Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,966,997. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern." The auditors recognize that the cash flow uncertainty makes their basic assumptions about value uncertain. When it seems uncertain whether an asset will be used in a "going concern" or sold at auction, the auditors assume that the business is a "going concern" for purposes of all their work, and then they disclose that there is material uncertainty about that assumption. It is definitely a consequence of our negative cash flows from operations that we continually need additional cash. At any time, a serious deficiency in cash flows could occur any time. It is not always possible or convenient to raise additional capital. A problem in raising capital could result in temporary or permanent insolvency and consequently potential lawsuits by unpaid creditors and perhaps closure of the business. All these things are possibilities. It is certain, in any case, that analysts and investors view unfavorably any report of independent auditors mentioning substantial doubt about a company's ability to continue as a going concern. Consequently, we urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in the Company, and not to invest in our common stock unless they can afford the potential loss of their entire investment.

      IF OUR LOSSES CONTINUE INTO THE FUTURE, OUR BUSINESS AND OUR STOCKHOLDERS WILL BE ADVERSELY AFFECTED. THUS WE ARE REDUCING OUR DEPENDENCE ON GOVERNMENTAL CUSTOMERS, WHICH CAN REQUIRE LONGER THAN AVERAGE LEAD TIMES BEFORE SALES ARE MADE.

      We have incurred net losses since our inception. For the nine months ended January 31, 2004, we reported a net loss available to common shareholders of approximately $4,854,000, as compared to a net loss available to common shareholders of approximately $5,356,000 for the nine months ended January 31, 2003. Our accumulated deficit through January 31, 2004 was approximately $13,835,000. We have financed operations to date through a combination of government funding and equity financing. As of January 31, 2004, we had received an aggregate of approximately $782,000 in government grant funding as from the U.S. Department of Defense, U.S. Energy Department and U.S. Customs Service. We expect that our losses will continue in fiscal year 2004-2005 and further into the future. We cannot assure you that we will attain profitable operations in the future. In the past, the cash available from financial sources has funded operations with aggregate losses that have left a deficit at January 31, 2004 of $453,000. It appears that our financial requirements until we can generate sufficient revenues from sales to cover our operating costs are between $10,000,000 and $15,000,000. One of the reasons for the continuation of such anticipated losses is that we are highly dependent on governmental customers, which typically require long lead times before sales are made.

      WE MAY OWE INDEMNIFICATION OBLIGATIONS TO OUR CURRENT AND FORMER DIRECTORS AND OFFICERS.

      Our certificate of incorporation and bylaws contain provisions that provide for indemnification of officers and directors, in each instance to the maximum extent permitted by law. To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In May 2003, our former director Barry Alter engaged his own separate legal counsel with respect to the SEC investigation regarding SLW Enterprises and demanded that we advance him in excess of $24,000 in connection with the investigation that the SEC has conducted. We did not advance him these expenses, and he brought an action against us in Delaware seeking payment of his costs and expenses, then he subsequently informed us that the action had been voluntarily dismissed without prejudice. Mr. Alter could make further demands for advancement of expenses, and the voluntary dismissal of his action does not prevent him from initiating a new action to recover past, present, and future expenses from us. See "Legal Proceedings" for more information. A stockholder's investment in our company may be adversely affected to the extent that we pay costs of settlement and damage awards against directors or officers under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder's investment in terms of the costs of defending a lawsuit on behalf of a director or officer may also deter us from bringing suit against former directors or officers. Claims for indemnification under our certificate of incorporation or bylaws may also dissuade us from bringing lawsuits against current or former directors or officers.

      UNDER THE FEDERAL SECURITIES LAWS, PURCHASERS OF OUR COMMON STOCK IN A PRIOR PRIMARY OFFERING WOULD HAVE THE WAIVABLE RIGHT TO SELL THEIR SHARES BACK TO THE COMPANY.

      We were a small company as compared with most public companies. Rules and regulations under the Securities Act of 1933 do not permit us to conduct a public offering on a continuous basis at varying prices or a negotiable price. Under the federal securities laws, purchasers of our common stock in such a public primary offering would have the waivable right to sell their shares back to the Company.

      We sold approximately 2,300,000 shares of our common stock through a prior offering with a prospectus that did not include the fixed pricing information required by the Securities Act (unless expressly permitted pursuant to Rule
415). We negotiated these sales with individual purchasers who paid between $0.33 and $0.35 per share for the shares under a prospectus that did not include one fixed price for the sale of these shares. The Company raised $748,000, net of offering costs from five sales of common stock during April and June 2003. If we fix one price per registration statement, we are eligible to conduct a primary offering under the federal securities laws and rules. We have ceased sales of the negotiated-price type and intend to re-file a registration statement with the SEC that, as of or at the time of effectiveness, has an established price before consummating a primary offering of our shares. Because we previously had conducted an offering for which we are not eligible, the purchasers of our common stock in that offering could be entitled for a period of approximately two years from the date of purchase to sell their shares of common stock back to the Company at the purchase price plus interest. We are in the process of obtaining waivers and consents from all of the purchasers, and, thus, do not anticipate any obligation or liability for repurchase of these shares.

      PREVIOUS PURCHASERS OF OUR SECURITIES AND STOCKHOLDERS COULD ATTEMPT TO ASSERT CLAIMS AGAINST US IF OUR DISCLOSURES WERE INADEQUATE..

      Facts related to Mr. Gregory Gilbert and a separate investigation by the SEC involving persons suspected of stock manipulation, which are described in the Risk Factors captioned "We understand there presently is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises, Inc. and HiEnergy Microdevices, Inc." and "Former director's outside legal proceedings were not promptly disclosed to the public," were not known to us and were not disclosed in sales materials or filings with the SEC until February 2003. We do not believe that the information was material, and we believe that we have valid defenses against liability under the Securities Act of 1933, the Securities Exchange Act of 1934 and other state and federal securities laws. However, if a court decides to the contrary, that could result in liability under the Securities Act or under the Securities Exchange Act, or under state securities laws. State securities laws may apply similar or different standards as the federal laws. In such case, we would pursue all of our rights and remedies, if any, against our former officers and directors to the extent, if any, they were culpable. Obviously, we have disclosed these matters to the stockholders and the public. Therefore, purchasers in this offering, and any other purchasers of shares of our common stock subsequent to our making such disclosure in February 2003 would have no basis to bring any cause of action for our previously having failed to ascertain and disclose such facts. In April, June and October 2002, we sold 5,204,248 shares of our presently outstanding common stock for gross proceeds of approximately $4,455,000 in private equity offerings and these persons and some other stockholders of ours during calendar year 2002 could make such allegations.

      WE ARE OBLIGATED TO REGISTER ADDITIONAL SHARES AND MAY INCUR ADDITIONAL FINANCIAL COSTS OR PENALTIES

      Under relevant registration rights provisions of the agreements relating to our recent sales of common stock, convertible notes and warrants, we are obligated to register additional shares of common stock that are not included in this offering. We may also incur registration obligations in connection with future sales of securities. We will incur additional expenses in connection with registering additional shares of common stock, and we also will incur financial penalties to the extent that we do not timely register these shares. These financial penalties generally include issuance of additional shares of common stock as compensation for late registration.

      WE MAY BE ADVERSELY AFFECTED BY PRIOR WEAKNESSES IN OUR INTERNAL CONTROLS AND LACK OF SEGREGATION OF DUTIES THAT ARE IN THE PROCESS OF IMPROVEMENT.

      We believe that our current system of internal controls is generally adequate and we have a program in place to make periodic assessments of the adequacy of our internal control systems. We previously had a general weakness in recording equity transactions involving the grants of options and warrants which caused us to record these transactions at a later date than incurred, although this weakness did not result in any improper reporting on our financial statements. During the year ended April 30, 2003 we implemented additional internal controls to address this weakness. We now have a full-time person responsible for the control of agreements involving equity. Our Chairman and CEO and Board of Directors must approve all agreements regarding the sale of equity and the issuance of warrants and stock options. The Company has a very small finance and accounting staff and due to the limited resources of the Company and the small accounting staff, it is not always possible to have optimum segregation of accounting and finance duties. However, we believe that our current system of segregation of duties which affect control over cash, acquisition and disposal of assets and equity transactions, are generally adequate and do not have any negative impact on our financial reporting system.

      WE HAVE ONE INDIVIDUAL SERVING AS OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND TREASURER.

      Although our Chairman, Dr. Bogdan C. Maglich, has had thirty years experience as Chief Executive Officer with private companies, this is his first public company. Dr. Maglich is not only responsible for the research and development of our technology, but is also continuously making inventions in the field and actively involved in critical business initiatives, decisions, and negotiations on financing and marketing the Company's technology through various presentations to the scientific and business community. We have not sought key man insurance with respect to Dr. Maglich or any of our executive officers. We do not have a formally approved succession plan.

      OUR PRODUCTS ARE SUBJECT TO RADIATION SAFETY REGULATIONS AND LICENSING REQUIREMENTS. COMPLYING WITH THESE REQUIREMENTS MAY RESULT IN DELAYS IN THE DEPLOYMENT OF OUR PRODUCTS.

      Our products utilize a process that results in neutron radiation. As the manufacturer of a fast neutron emitting device, we and our customers must comply with applicable governmental laws and regulations and licensing requirements, which may include those promulgated by the Nuclear Regulatory Commission and the Food and Drug Administration, governing the design and operation of our products, including appropriate radiation shielding. . Although fast neutron radiation demonstrates some properties different than other forms of radiation, we do not believe that fast neutron radiation presents any difficulties or creates any risks beyond those ordinarily encountered in connection with the fabrication and operation of other forms of radiation emitting devices commonly used in the general population, such as x-ray machines. Further, we believe that the design and incorporation of appropriate shielding in our products and the development of appropriate operating procedures in view of their intended use are, as an engineering and public safety matter, relatively straight-forward matters. Nevertheless, compliance with these rules and regulations and licensing requirements entails additional costs, effort and time in bringing our products to market.

      WE ARE A DEVELOPMENT STAGE COMPANY, AND WE MAY NOT BE ABLE TO ACHIEVE POSITIVE CASH FLOWS.

      We are a development stage company. While we have commercially introduced our first commercial product , our Stoichiometric CarBomb Finder 3C3 in January 2004, we have no contracts or sales revenues to date. As a result, we have limited resources. Also, our business model is still in an evolving stage. We have responded to the markets that present themselves at the time, and as such, our business and marketing approach may change from time to time while there is a significant interest in our product. No assurances can be made that the changes in the marketing of our products will meet with success. Our business plan might benefit from modification and optimization if we had more past experience executing our own business strategies. Our potential ability to generate income is unproven.

      OUR COMPETITORS HAVE STRONGER FINANCIAL RESOURCES; HOWEVER, OUR STOICHIOMETRIC CARBOMB FINDER IS TECHNICALLY INTRINSICALLY SUPERIOR TO OTHER DETECTORS USING FAST NEUTRONS.

      Our competitors are established companies with operating histories and existing contracts and relationships with potential customers. Other enterprises may be seeking to develop products with similar capabilities. However, they do not currently have the capability to decipher chemical formulas. Also we do have some patents pending, proprietary firmware designs and know-how that gives us the technical advantage over them. If we are unable to commence serial manufacturing of CarBomb Finders within a reasonable period of time and if other stoichiometric technologies are developed, we may miss the opportunity to capitalize on our lead-time to market. A delay in sales may result in foregone potential sources of investment or revenue. Field tests have demonstrated the capability of our stoichiometric technology. Experiments to increase the effectiveness of our technology are ongoing. The development of future products based on our technology may take longer, cost more or be more difficult than expected. We believe that our competition had been discouraged from duplicating our research because of general skepticism that such an instrument can be successfully made into an industrial product. The concept upon which our product is based was previously considered impractical for industrial production by a review committee in 1989, but has been revived by Dr. Maglich by involving a new state-of-the art technology 10 years later. However, as our competitors learn that we have successfully demonstrated our product, they may be further encouraged to pursue similar devices.

      INFORMATION RELATING TO ANY INVENTION THAT IS INVENTED UNDER A SMALL BUSINESS INNOVATION RESEARCH RESEARCH AND DEVELOPMENT CONTRACT MAY BECOME PUBLIC AT SOME FUTURE TIME.

      A portion of our research and development costs relating to the development of our advanced SuperSenzor technology for anti-tank landmine identification purposes is being funded under a Small Business Innovation Research (SBIR) contract. This development work essentially involves the incorporation of sophisticated directional features into our core MiniSenzor technology.

      If an invention is made under an SBIR contract, it must be reported to the granting agency. The U.S. federal government has royalty-free rights when purchasing the products from our federal government SBIR contracts. We nevertheless own the data and title to the products resulting from those contracts and are permitted to obtain patent protection. The U.S. federal government does not contractually undertake to protect data or inventions from public disclosure beyond four years after the term of an SBIR contract. Also, the federal government might also create competition by utilizing its own right and license to any technology developed under the SBIR contract if it is not being developed by the inventor. Therefore, our competitors possibly could gain access to certain information relating to our SuperSenzor advancements or any other technologies we develop under SBIR contracts. The government however, has no rights over our patent contracts because the inventions occurred when we had no SBIR contracts.

      WE MAY BE UNABLE TO SECURE ANTICIPATED GOVERNMENTAL FUNDING FOR FUTURE PRODUCTS.

      We plan to apply for several government contracts for the development of future projects in the future; however, such contracts may or may not be obtained. We have successfully obtained a total of seven government development contracts to date from the U.S. Department of Defense, U.S. Department of Energy and U.S. Customs Service to finance our research and development. We have failed to obtain other government contracts for which we had made proposals, although one of these is currently under a second review by the U.S. Navy. These contracts may be denied for reasons that include funding of the program (presently at issue in our Navy proposal), our financial position and abilities (which has twice before been the basis for declining our proposals), or other reasons. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us.

      RETAINING AND HIRING KEY TECHNICAL AND SCIENTIFIC PERSONNEL IS A
CHALLENGE.

      The potential success of our business depends to a great extent on the talent and resources of our key managers and employees. Our Chairman is cultivating a product development team that will be self sufficient and can work with minimal supervision. We do anticipate hiring additional senior personnel. As a result, our future growth and success will depend in large part upon our need and ability to attract and retain qualified personnel.

      WE MAY HAVE INCREASING DIFFICULTY TO ATTRACT AND RETAIN OUTSIDE MEMBERS OF OUR BOARD OF DIRECTORS.

      The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to continue obtaining directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board. The fees of directors will rise in response to increased exposure to such risks.

      LIKE ANY TECHNOLOGY COMPANY, PROPRIETARY RIGHTS MUST BE ONE OF THE MATERIAL FACTORS TO OUR SUCCESS. PROPRIETARY RIGHTS ARE SUBJECT TO VARIOUS LIMITATIONS, POTENTIAL FOR AVOIDANCE, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS.

      We do not solely rely on contractual rights, patents, copyrights or other legal protection of intellectual property for any aspect of our technology. Because the combination of contractual rights, patents and copyrights may only provide narrow protection of our proprietary rights, we also rely on the protection afforded by our trade secrets, rapid innovation and advancement of technology and scientific expertise. However, we believe that our products in development could benefit from patent protection, and have to date filed six pending patent applications in the United States, the European Union, Canada, and Japan. Although we rely to a great extent on trade secret protection for much of our technology and plan to rely in the future on patents to protect a portion of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology and utilize it where we have no patents. The failure or inability to protect these rights and to fully exploit these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

      We may receive infringement claims from third parties relating to our anticipated products under development and related technologies. Should an infringement claim be filed, we would investigate the validity of the claim and, if we believed the claims to have merit, respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third party vendors for incorporation into the products we are developing, we would forward those claims to the appropriate vendor. If we or our component manufacturers were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs in defending any legal action taken against us.

      OUR SUCCESS IN THE FUTURE WILL DEPEND UPON CONTINUING OUR DILIGENT MANAGEMENT.


      Our strategy envisions a period of expansion of operations that may put a strain on our administrative and operational resources. To effectively manage this process will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified management, engineers, technicians, salespeople and other personnel.

      WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR FINANCIAL CONDITION AND ABILITY TO CONTINUE TO IMPLEMENT OUR BUSINESS PLAN.


      The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military and civil action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we will not be able to finalize development of our detection systems under government contracts and to bring them to military, civil or commercial markets as planned.


      INTERRUPTIONS, DELAYS OR COST INCREASES AFFECTING OUR MATERIALS, PARTS, EQUIPMENT OR SUPPLIERS MAY ADVERSELY AFFECT OUR OPERATIONS.

      Our operations depend upon obtaining adequate supplies of materials, parts and equipment on a timely basis from third parties. In particular, there are only a few manufacturers worldwide of particle accelerators and gamma ray detectors, sophisticated and expensive equipment which are the key components of our products. Our reliance on third party suppliers limits our control over product delivery schedules or product quality. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of materials, parts and equipment of adequate quality in a timely manner or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In the event that any of our suppliers were to experience financial, operational, production or quality assurance difficulties resulting in a reduction or interruption in supply to us, our operating results could suffer until alternate suppliers, if any, were to become available.

      WE ARE INEXPERIENCED IN DOING BUSINESS IN THE MIDDLE EAST, EUROPEAN UNION AND OTHER POTENTIAL MARKETS FOR OUR PRODUCTS, AND OUR PLANS MAY RELY ON LEVERAGING THE SKILLS OF STRATEGIC PARTNERS.

      Our management is inexperienced in doing business in many overseas markets in which we plan to sell our products. We may experience unexpected difficulties in our overseas marketing and sales efforts, and such efforts may depend upon leveraging the skills of strategic partners with experience in these markets. We have entered into an exclusive international distribution agreement for the initial model of our CarBomb Finder with an electronic equipment marketing company, based in London and Riyadh, for our marketing and sales efforts in the Middle East and certain European Union nations. Presently, we have not pursued any relationships with other strategic partners.

      OUR COMPETITORS COULD PURCHASE THE SAME COMPONENTS FROM OUR SUPPLIERS AND ATTEMPT TO COPY OUR PRODUCTS TO THE EXTENT NOT COVERED BY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.


      We, like most companies, purchase components for our products from third party suppliers. We have patent applications pending that are directed to various combinations of some of these components, but do not cover any of these components separately. Competitors could purchase the same components from the same suppliers and assemble similar products to the extent not prevented by our patent or other intellectual property rights. We cannot assure you that our competitors will not independently develop comparable or superior technologies using similar or identical components, or that our competitors will not obtain unauthorized access to our proprietary technology and utilize it where we have no patents or where our patents do not cover the competitor's technology. Areas of the world where we do not have patent applications include, for instance, the Middle East, Russia, Africa, and South America. We believe that we have applied for patents in countries where we expect the largest markets for our products and we intend to expand our patent portfolio. We have applied for patents in the United States, the European Union, Canada, and Japan and as improvements are made we intend to file also elsewhere for any potential patent protection.

      OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.


      The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002, when trading in our shares commenced, through the date of this prospectus, the high and low closing bid prices of our common stock were $3.10 and $0.30, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:


      o variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

      o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

      o     economic conditions specific to the industries in which we operate;

      o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisition, strategic relationships, joint ventures or capital commitments;

      o     regulatory developments;

      o     additions or departures of key personnel; and

      o     future sales of our common stock or other debt or equity securities.


      If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.


      NEGATIVE PUBLICITY COULD CAUSE OUR STOCK PRICE TO DECLINE AND MAKE IT DIFFICULT FOR US TO RAISE CAPITAL.

      As discussed more fully in the section entitled "We understand there presently is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc." above and "Legal Proceedings", we have been made aware that certain of our stockholders and directors know a person who had previously been involved in stock manipulation schemes. We believe negative publicity concerning this matter may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. In addition, this negative publicity may make it difficult for us to raise capital. If these matters persist or intensify as factors affecting us, our stock price will most likely decline, and if we ultimately cannot raise additional capital, we could be forced out of business.

      FORMER DIRECTOR'S OUTSIDE LEGAL PROCEEDINGS WERE NOT PROMPTLY DISCLOSED TO THE PUBLIC.

      Mr. Gregory F. Gilbert, a former director of ours, was involved in several legal proceedings that were not disclosed by us in various reports with the SEC until February 2003 when we became aware of them. Details of these legal proceedings are available in those filings. Shareholders could potentially assert that we acted negligently in failing to uncover an involvement of a director personally in such legal proceedings.

      WE WILL PAY ACCRUING PENALTIES TO CERTAIN OF THE SELLING SECURITY HOLDERS.

      Under the relevant registration rights provisions of the agreements relating to our sales of common stock and accompanying warrants after August 2003, we owe penalties to purchasers in these offerings because we failed to meet the deadlines for having the registration statement of which this prospectus is a part declared effective. Some of these penalties began to accrue as of October 15, 2003, and will continue to accrue until the registration statement of which this prospectus is a part shall have been declared effective, or if the registration statement does not remain effective. The amount of the penalties paid or accrued through March 15, 2004 is 428,196 shares. We have included these shares in the registration statement of which this prospectus is a part.

      THE NUMBER OF SHARES BECOMING AVAILABLE FOR PUBLIC SALE PURSUANT TO THIS PROSPECTUS AND EXPIRATION OF RULE 144 HOLDING PERIODS COULD CAUSE THE PRICE OF OUR STOCK TO DECREASE AND MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL.

      The number of shares covered by this prospectus, 8,666,031 shares, and the number of additional shares currently available for sale under Rule 144's conditions, 8,384,618 shares, together are twice the number of our currently free-trading shares and a multiple of more than 50 times the average daily trading volume of our shares reported on the OTCBB. The number of shares of our common stock outstanding as of the date of this prospectus includes 16,289,012 free-trading shares that are not legended or restricted pursuant to the Securities Act, and 15,988,876 shares that are legended or restricted pursuant to the Securities Act. The availability of a substantial number of shares of our common stock for sale in the public market, or the perception that offers and sales could occur, could adversely affect the market price for our common stock and cause the price or our stock to decrease substantially from the stock price then prevailing. Lower prices would make it difficult in the future for us to raise additional capital through sales of equity securities without substantial dilution to existing stockholders. Please see "Shares Eligible for Future Sale".

      WE PLAN TO ISSUE A SIGNIFICANT NUMBER OF ADDITIONAL EQUITY SECURITIES IN THE FUTURE AND THAT WILL DILUTE THE PERCENTAGE OWNERSHIP OF THE PRESENT HOLDERS OR PURCHASERS OF OUR COMMON STOCK.

      There are 32,277,888 shares of our common stock outstanding as of the date of this prospectus, which does not include 12,914,598 new shares we have committed to issue upon exercise of options and warrants and convertible notes. If we issue all of the shares underlying currently outstanding warrants, options and convertible notes, this will result in approximately 29% dilution of the ownership interest of holders of our common stock. If all currently outstanding warrants, options and convertible notes were immediately exercised and converted, the Company would receive up to $10,503,711 in cash and up to $996,073 in forgiveness of indebtedness. While this amount exceeds the current market value of the stock that would be issued, exercise and conversion might take place when the total value received by us is much less than the market value of the stock that would be issued.

      We also must raise funds in part by issuing new equity securities, which dilutes the percentage ownership of present holders or purchasers of our common stock. The shares issued in such transactions could be very large or perhaps larger as compared with the number of shares issued and outstanding today, and the percentage ownership of current shareholders and purchasers of common stock in this offering would decline as a result of the issuance of shares in such transactions. We continue to need equity capital for financing of operating deficits that will continue until we successfully commercialize a product and achieve a sufficient level of positive operating cash flow. Our possible costs might include investments in capital equipment, technology and in process research and development, marketing initiatives, inventory, accounts receivable and human resources, or potential joint ventures, acquisition, research and development projects and other general corporate purposes.

      We also intend to issue up to 459,222 shares of our common stock in exchange for the remaining 20,540 shares of the common stock of HiEnergy Microdevices, our 92% owned subsidiary, on substantially the same terms as the voluntary share exchange by which we acquired 92% of the common stock. We would include in that 459,222 shares up to 22,352 shares that may be issued to Keith Cowan, a former Chief Executive Officer of HiEnergy Microdevices, and 4,470 shares that may be issued to Giovanni Fazio, a member of our Scientific Advisory Board. We also may issue up to 368,725 additional shares of our common stock to former holders of options to acquire HiEnergy Microdevices common stock. We may be required to sell restricted equity securities at prices less than the market price for unrestricted shares. We have thus far sold restricted equity securities at prices less than prevailing market prices of our stock and have issued convertible debt. When the shares that are issuable in connection with those securities become available for public sale, the additional supply of shares may adversely affect the market price of our common stock. Also, our anticipated private financings, and the exercise or conversion of securities outstanding, may dilute the voting or other rights of other holders at the time, or be prior and senior or receive rights that the holders of common stock do not have, which could reduce the economic value of our common stock.

      IF PERSONS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON EXERCISE OF WARRANTS AND OPTIONS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.


      Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our warrants and options could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.


      BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

      Our common stock has been traded under the symbol "HIET" on the OTC Bulletin Board(R) since May 3, 2002 and had previously traded under the symbol "SLWE" from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange or Nasdaq, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock. We would like to raise financing in the range that might qualify us to list our stock on a national securities exchange.

      BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on some national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares. We would like to raise financing in the range that might qualify us for a time for an AMEX listing and a Nasdaq small cap listing. However, doing so would be very dilutive of existing stockholders.

      DELAWARE LAW AND OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN OUR STOCKHOLDERS RECEIVING A PREMIUM OVER THE MARKET PRICE FOR THEIR SHARES.


      Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions include:


      o Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

      o the authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without any further vote or action by our stockholders in a manner designed to prevent or discourage a takeover or provide preferences for the investor ahead of holders of common stock.


      Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.


      CONCENTRATION OF OWNERSHIP IN OUR MANAGEMENT AND DIRECTORS MAY REDUCE THE CONTROL BY OTHER STOCKHOLDERS OVER THE COMPANY.

      Our executive officers and directors own or exercise full or partial control of approximately 40% of our outstanding common stock. Even assuming the sale to non-affiliates of all shares covered by this offering, our executive officers and directors will still own or exercise full or partial control of approximately 30% of our then outstanding common stock. As a result, they may have effective control over the Company and other investors in our common stock may not have much influence on corporate decision-making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of the Company even if the Company registers and sells additional shares.

      OUR BOARD OF DIRECTORS COULD BECOME STAGGERED SHOULD WE BECOME LISTED ON CERTAIN NATIONAL SECURITIES EXCHANGES, AND STOCKHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING, BOTH OF WHICH MAKE IT MORE DIFFICULT FOR A STOCKHOLDER TO ACQUIRE CONTROL OF THE COMPANY.


      Our Certificate of Incorporation provides for a staggered board of directors divided into three classes of directors, with one class elected each year by the stockholders. However, California law does not allow a quasi-foreign California corporation, such as the Company, to have a staggered board without a shareholder vote and listing of the corporation on certain national securities exchanges. Should we become listed on certain national securities exchanges, stockholders could vote to stagger our board into three classes as provided in our certificate of incorporation. Our certificate of incorporation also permits only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the Company. Both of these provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board.


      ELIMINATION OF MONETARY LIABILITY OF OUR CURRENT AND FORMER DIRECTORS MAY DISCOURAGE LAWSUITS AGAINST DIRECTORS.


      Our certificate of incorporation and bylaws contain provisions that eliminate the liability of directors for monetary damages to the maximum extent permitted by law. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders.


      PURCHASERS OF OUR COMMON STOCK MAY EXPERIENCE SUBSTANTIALLY COMPLETE DILUTION IN TERMS OF BOOK VALUE PER SHARE.

      There is a deficit of shareholder's equity as of the January 31, 2004 of $452,727. At the time of the sale of shares under this prospectus there may be a net deficit or there may be a net book value per share, but in any case, the net equity per share will be less by a large percentage than the amount paid per share. All proceeds from the sale of shares will be payable to selling security holders and will not increase net equity per share, and our continuing losses deplete our equity. Essentially, investors in our common stock should consider that they should absorb substantially complete dilution in terms of book value per share.

                                 USE OF PROCEEDS


      Selling security holders will receive all proceeds of this offering for their own accounts. We will not receive any proceeds from the sale of the 8,666,031 shares by the selling security holders.

      If we were to receive any cash proceeds in connection with this offering, it would be indirectly when a holder of an option or warrant pays the exercise price in cash and thereby purchases shares of Common Stock from us. Therefore we may be receiving payments in unknown amounts and at unknown times in connection with the exercise of some options or warrants whose underlying shares may in turn be sold by selling security holders pursuant to this prospectus. The method, timing and amount of such payments, if any, is in the discretion of each selling security holder subject to complying with the terms and conditions as prescribed in the options and warrants themselves. The weighted-average exercise price of these options and warrants is $0.92 per share of our common stock. Holders may exercise the options or warrants until their respective termination dates, but holders are never obligated to exercise them. Each warrant and option expires between October 2004 and November 2009. 1,135,535 of our outstanding warrants are in a form that also would permit the holders to elect to exercise them cashlessly, and to that extent we could not anticipate ever receiving any cash payments in connection with exercise.

      Likewise, certain selling security holders may, but are not required to, convert their notes in order to purchase shares that may be offered pursuant to this prospectus. Regarding convertible notes outstanding, the conversion of the notes in connection with this offering will result in a reduction of existing indebtedness. As of the date of this prospectus, we have convertible notes plus accumulated interest outstanding totaling $996,073 with a weighted average conversion price of $0.67 per share of our common stock.


                         DETERMINATION OF OFFERING PRICE

      Selling security holders will sell the shares of common stock pursuant to this prospectus at prices to the public that will depend on the nature and timing of the sales, which are in the discretion of selling security holders, and therefore will not be known until the sales are actually made, if at all. See "Plan of Distribution."


                                    DILUTION

      The trading price, and hence the investor's cost, potentially, of owning our shares, is far greater than their tangible book value of virtually nil per share. There is a very small net equity per share of common stock before this offering of shares. After this offering there may be a net deficit or there may be a small net book value per share. Selling security holders will receive all of the proceeds of sale of shares pursuant to this prospectus. Essentially, investors in our common stock should consider that they will absorb substantially complete immediate dilution. The only returns a stockholder may expect are capital gains on a sale or similar transaction.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      HiEnergy is a nuclear technologies-based inventions company focused on researching, developing and marketing fast neutron-based "stoichiometric" sensor devices that inspect objects and have the ability to determine automatically in a matter of tens of seconds, with a high degree of accuracy, whether the object contains selected dangerous or illicit substances, such as explosives, biological agents or illicit drugs. Since our technology allows the identification of these substances through metal, soil and other barriers, our technology is non-invasive, meaning that the substances being inspected need not be physically tested or otherwise handled. Because our technology is fully automated, it can operate remotely without the need for operator interpretation of the results.

      The term "stoichiometric" refers to the ability of our technology to accurately decipher in a non-invasive manner the exact chemical formula of the substances contained in an object through metal or other barriers without the need for sampling and conducting analytic chemistry tests. For example, we can identify the exact chemical formula for the "plastic" explosive RDX. Historically, the determination of the chemical formula for a substance could only be accomplished through analytic chemistry, where the substance is physically subjected to a series of complex chemical tests involving chemicals, test tubes and a multitude of instruments.

      To our knowledge, our technology is the only product on the market that has stoichiometric capability. While there are several other products on the market that "infer" the presence of explosives, biological agents or illicit drugs based upon the presence or density of individual chemical elements or pattern recognition techniques, we do not believe that they currently have the ability to accurately and unambiguously identify the exact chemical formula of the substance, as they require the employment of secondary "confirmation" sensors and examinations to determine the chemical formula. This leads to the problem of both "false positive" readings (resulting in "false alarms") and the necessity of conducting secondary confirmatory examinations. Since our technology allows the identification of the actual chemical formula of a substance upon initial examination, it generally eliminates false alarms.

      In January 2004 we introduced to market our first product, the Stoichiometric CarBomb Finder 3C3. We have not made any product sales and have no product sales revenues to date.

CORPORATE HISTORY

      We were originally incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. SLW Enterprises' initial efforts focused on establishing a web-based nutritional supplement sales business under a different trade name. That business became inactive in 2001.

      On April 30, 2002, SLW Enterprises, which was then a "public shell company", was taken over by the shareholders of HiEnergy Microdevices, Inc., including our present Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, Dr. Bogdan Maglich, pursuant to an exchange of shares whereby those shareholders acquired approximately 65% of our outstanding equity in exchange for approximately 92% of their equity in HiEnergy Microdevices. This transaction, commonly known as a reverse take-over, was accounted for as a re-capitalization of HiEnergy Microdevices. HiEnergy Microdevices transferred its rights to our stoichiometric technology to us after the reverse take-over.

      HiEnergy Microdevices was a Delaware corporation formed in 1995. It is the entity by which our stoichiometric technology was initially developed by Dr. Maglich, our present Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer,

      On October 22, 2002, we changed our state of incorporation from Washington to Delaware by merging into a Delaware corporation we created having the same corporate name.

CHEMICAL DETECTION METHODOLOGY--PRIMARY AND SECONDARY DETECTION

      The art and science of chemical detection can be broadly divided into primary or "anomaly" detectors and secondary or "confirmation" sensors. Anomaly detectors, such as x-rays, metal detectors, radar detectors and infrared detectors, can identify an object or a substance contained in the object as being a "possible" explosive, illicit substance or biological agent based upon content, density, shape or heat. However, while an anomaly detector can identify the object or contents as being "suspicious", it cannot ascertain whether the object or contents are, indeed, an "actual" explosive, illicit substance or biological agent as opposed to a harmless substance. The only way to make this determination is to subject the object or its contents to further or secondary "confirmation" detection methodologies, such as chemical analysis.

      By way of example, the x-ray explosive detection systems currently used for airport security are anomaly detectors. For each piece of luggage, the operator must decide whether the image provided by the x-ray detector indicates a suspicious object. Then the operator must use a secondary means to determine whether the suspicious object is actually an explosive, such as physical inspection. X-ray explosive detection systems currently in use have shown a very high rate of false positives of between 10% and 40%. Although some newer x-ray machines are able to automatically determine whether an image indicates a suspicious object, they cannot conclusively tell whether or not it is so the luggage has to be opened.

      Similarly, the metal detectors, radar detectors, and infrared detectors currently used to detect landmines are also anomaly detectors that can only detect suspicious objects. The objects are identified based on their metal content, density, shape or heat. Suspicious objects still have to be dug out by human de-miners in order to determine whether they contain dangerous explosives. In a typical minefield, for example, for each real landmine found, there are between 200 and 800 false alarms attributable to metallic objects such as shrapnel, nails, wire and other anomalies.

      Since our stoichiometric technology can decipher the exact chemical formula of substances, it is characterized as a secondary or "confirmation" detector.

HOW OUR STOICHIOMETRIC TECHNOLOGY WORKS; CHEMICALS AND SUBSTANCES IDENTIFIED TO DATE

      Our stoichiometric technology identifies the chemical composition of objects by irradiating them with fast neutrons, causing the various atoms contained in the object to send back gamma rays. By analyzing the gamma rays, we are able to determine the exact chemical formulation of the substance, since the gamma rays emitted by each substance has a unique chemical `signature'. For instance, in the area of explosive identification, our stoichiometric technology identifies and distinguishes a variety of nitrogen-based explosives, such as TNT, Semtex, RDX and those made with nitrates (fertilizers). Our technology also identifies chlorine and potassium-based explosives, which to our knowledge are the only non-nitrogen based explosive. We can also identify and differentiate other combustibles, such as carbon-based fuels such as gasoline and diesel fuel. In the area of drug identification, our stoichiometric technology has successfully identified cocaine simulant, while in the area of biological agent identification, our stoichiometric technology has successfully identified anthrax simulant (dead spores). For details concerning tests we have conducted with these materials, see the section of this prospectus captioned "Description of Business--Product Validation and Testing".

MARKETS

      The potential markets for our stoichiometric technology can generally be divided into two parts: (1) the security and anti-terrorism market, and (2) the chemical and petrochemical industry control market. The security and anti-terrorism market contains several overlapping market segments in which our stoichiometric technology can be used, including explosive detection, contraband (illicit drug) detection, and biological agent detection. The market can be broken-down into identifiable subsegments both by application and user. The broadest application, explosive detection, is generally governmental in nature, including carbomb detection, police bomb squads, airport and customs screening, government facility protection and military applications, although commercial courier services could also utilize the technology. The contraband (illicit drug) detection segment is both governmental and, to a lesser degree, commercial. The largest users of this technology would be airport and customs screening agencies and the police. The biological agent detection segment would be the smallest and least developed. In view of post 9/11 anti-terrorism concerns, both the explosive detection and biological agent detection segments of the market are rapidly evolving, and in a number of cases into entirely new applications. Applications in the chemical and petrochemical industry control market would include industrial contamination identification and control, industrial quality control (i.e., detecting impurities in oil, gas or gemstones) and food product control.

PRODUCTS

      CURRENT PRODUCTS

      In January 2004 we introduced to market our first product to date, the Stoichiometric CarBomb Finder 3C3, a small, portable, relatively light-weight (200 lbs.) detector to inspect automobiles for both nitrogen-based and chlorine-potassium-based concealed explosives. The 3C3 CarBomb Finder, which is effective in identifying large quantities of explosives, was specifically developed to identify vehicles packed with explosives with the intent of using the vehicle itself as the bomb. We believe this product will prove to be of particular interest in countries or targets with a higher than normal incidence of car bombings. This would include many countries in the Middle East and the Indian subcontinent, Spain and Columbia, as well as U.S military installations located in these and other foreign countries. We have priced this product at $99,000.

      On October 6, 2003 we entered into a memorandum of understanding with the Directorate of Spanish Airports and Navigation ("AENA") pursuant to which we would collaborate with AENA to test our 3C3 CarBomb Finder at Spanish airports. Pursuant to this agreement, we plan to conduct field tests of our 3C3 CarBomb Finder in the Madrid Airport parking lot in the near future as soon as we receive the necessary permits from the Spanish government, and will also conduct seminars and on-site training. Our intent is to enter into discussions with AENA relative to the purchase and use of our 3C3 CarBomb Finder at the various Spanish airports upon the completion of the testing and evaluation process. We are also under active discussion with a number of other parties relative to the commercial purchase of our 3C3 CarBomb Finder. No assurance can be given that AENA or any other party will purchase our 3C3 CarBomb Finder.

      FUTURE PRODUCTS

      We are in various stages of development work on several other explosive identification products although, since our introduction of the 3C3 CarBomb Finder, we have reduced our research and development efforts relative to these projects while concentrating our corporate focus to bringing the 3C3 CarBomb Finder device to market.

      Two of our developmental stage products, our Stoichiometric BombSquad Detector 3B3 and our Stoichiometric Unexploded Ordnance Sensor 3UXO3, use the same core technology as the 3C3 CarBomb Finder, which we refer to as our "MiniSenzor" technology. We are currently field-testing prototypes of these products, which use a different configuration of our MiniSenzor technology and are smaller and more portable than the 3C3 CarBomb Finder device. While the 3B3 and 3UXO3 devices are in the latter stages of development, there remain some engineering issues which we must address relating to their smaller size and different configuration and electronics before we can bring the devices to market. As a result of anticipated delays in fully addressing these engineering issues in view of our current focus on our 3C3 CarBomb Finder, the anticipated date of introducing commercial versions of the 3B3 Bomb Squad Detector and 3UXO3 Unexploded Ordnance Sensor products to market is indefinite. As part of our collaborative effort with AENA, we will also conduct field tests in Spain for these prototypes for the General Directorate of Counterterrorism (TEDAX), the Spanish anti-terrorism police, during the same trip as we conduct field tests of our 3C3 CarBomb Finder in Spain.

      We are also conducting research and development work on an advanced developmental stage product, the Stoichiometric Anti-tank Landmine Detector 7AT7, which uses a more sophisticated advanced version of our technology, which we refer to as our "SuperSenzor" technology. The SuperSenzor technology employs sophisticated directional features allowing the device to image the location and shape of the substance in three dimensions. Prospective benefits of the SuperSenzor technology include the ability to focus upon extremely small three-dimensional objects and locations, substantially increase inspection speeds and penetration depths, and conduct inspections at a greater distance from the object. The 7AT7 Anti-Tank Landmine Detector currently remains in the mid-development stage, as we continue to work on its more sophisticated component and electronic requirements. We intend to conduct early-prototype tests of the 7AT7 Anti-Tank Landmine Detector device for the U.S. Army over the next several months pursuant to our research and development grant from the Army. See "Description of Business - Government Research and Development Grants and Contracts". The anticipated date of introducing commercial versions of this product to market is indefinite.

      We are also in the early research stage with respect to the application of our SuperSenzor technology to other applications conducive to its three-dimensional "spotting" capability, including cargo and airport screening, bio-weapons detection and contraband (illicit drug) detection. In that regard, our memorandum of understanding with AENA contemplates the future testing of an airport luggage screening version for checked baggage in the early research and development stage, referred to as the False Alarm Eliminator, to be used in tandem with x-ray machines.

      Since the SuperSenzor technology employs more sophisticated components and electronics than our MiniSenzor technology, SuperSenzor-based products will be more expensive than MiniSenzor-based products.

      Once we have completed development work on these future products, their sales will depend on negotiating contracts with our customers and modifying our stoichiometric technology to meet the unique specifications of those customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame during which they may obtain approval to enter into contracts to adopt a new generation of security technology such as ours. We also cannot predict the extent to which governmental agencies may require a commercial prototype of the device specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology.

DIRECT COMPETITION--SECONDARY OR "CONFIRMATION" SENSOR PRODUCTS

      CAR BOMB DETECTORS

      To our knowledge, there is only one other car bomb secondary or "confirmation" detection system on the market, the Vehicle Explosive and Drug Sensor ("V-EDS"), manufactured by Ancore Corporation, a division of OSI Systems. The 3C3 CarBomb Finder can stoichiometricly determine whether the vehicle contains large enough quantities of nitrogen as to be a car bomb while, based upon available information, the V-EDS system can only make a qualitative assessment that nitrogen is present, and its ability to determine that sufficient quantitative amounts are present in the vehicle appears to be marginal. Since the V-EDS uses neutrons that are approximately six times less energetic than those of the 3C3 CarBomb Finder , its penetration range should be significantly less than that of our device.

      OTHER NEUTRON-BASED SECONDARY DETECTORS

      To our knowledge, there are three neutron-based secondary or confirmation detection systems on the market used for applications other than car bombs, the Small Parcel Explosive Detection System or "SP-EDS" marketed by Ancore Corporation, the PFNA detector also marketed by Ancore Corporation , and the PELAN detector recently acquired by SAIC. While our 3C3 CarBomb Finder will not directly compete with these products, future products utilizing our core MiniSenzor technology and/or our in-development SuperSenzor technology may prospectively compete with them.

      The SP-EDS detector, which uses the same technology as the V-EDS detector, is used to identify explosives in hand carried items such as briefcases, portable electronics, letters and mail packages. Based upon available information, we believe that the SP-EDS detector is element specific only and not stoichiometric or chemical formula specific. As a consequence, further secondary or "confirmatory" investigation may be necessary.

      The PFNA detector is used to inspect very large objects such as full-size shipping containers, air-cargo and other cargo in containers, and tractor-trailers, with the results displayed in three-dimensional format. Based upon available information, we believe that the PFNA detector is element specific only and not stoichiometric. As a consequence, further secondary or "confirmatory" investigation may be necessary. Since the PFNA detector uses neutrons that are approximately one-half as energetic as our MiniSenzor technology, its penetration range should be significantly less than that of our device. The PFNA detector is extremely expensive (approximately $10 million) and massive in size (twenty tons in weight with a footprint of over 300 sq. ft.). Were we to make a competitive product, it would most likely use our SuperSenzor format, which we believe would result in a much smaller, cheaper and more effective product.

      The PELAN detector is generally targeted at identifying explosives, although no product literature or information relating to commercial applications is currently available. Based upon available information, we believe that the PELAN system is element specific only and not stoichiometric. As a consequence, further secondary or "confirmatory" investigation may be necessary.

      OTHER NON-NEUTRON-BASED SECONDARY DETECTORS

      To our knowledge, there are two non-neutron-based secondary or confirmation detection systems for applications other than car bombs. These are a quadrupole resonance under development by Quantum Magnetics, and x-ray diffraction products recently introduced by Yxlon. Each of these companies have been acquired by InVision Technologies. Both technologies employ pattern recognition techniques to identify certain crystalline molecules. As such, they are chemical specific as opposed to element specific, however, they are not stoichiometic insofar as they cannot empirically determine the exact chemical formula. These technologies have limited application insofar as there are only certain solid substances that respond to their techniques. Further, quadrupole resonance cannot penetrate even thin metal barriers, and x-ray diffraction has limited penetration range, limiting its application to hand bag inspection..

INDIRECT COMPETITION--PRIMARY OR "ANOMALY" DETECTION PRODUCTS

      Primary or "anomaly" detection products on the market include x-ray anomaly detection systems marketed by InVision Technologies; computed tomography explosive detectors marketed by L-3 Communications, x-ray security cargo screening marketed by OSI Systems, Inc., backscatter x-ray systems marketed by American Science And Engineering, and gamma ray-based radiographic imaging systems marketed by Science Applications International Corporation. These products all differ from our stoichiometric technology insofar as they reveal the three-dimensional shape and density of the contents of the object being investigated, but cannot identify the chemical formula of that object. As a consequence, further secondary or "confirmatory" investigation is necessary. Although our stoichiometric products will be used in the same markets as these products, we believe that they will, for the most part, be complementary rather than competitive insofar as we anticipate that potential users will generally continue to use these products for their primary identification functions and use our products to perform secondary or "confirmation" functions.

MARKETING AND DISTRIBUTION STRATEGY

      Given the broad range of potential applications and markets for our stoichiometric products, we anticipate that we will introduce them to their potential markets through a number of different strategies and approaches as may be appropriate or necessary to build market penetration and share and product knowledge and acceptance. These would include directly selling our products through our own sales and marketing team or that of our sales subsidiaries, HiEnergy Defense, Inc., and HiEnergy Europe, Ltd., and indirectly selling our products through independent sales representatives or through license arrangements or joint ventures with strategic partners who already have established product lines and distribution channels which could enable quicker access of our products to targeted markets.

      As previously noted, our 3C3 CarBomb Finder has recently been introduced to the market and we have commenced marketing it domestically through HiEnergy Defense, and will plan to market it within the European Union through HiEnergy Europe, Ltd., our wholly-owned subsidiary. In addition, on July 25, 2003, we entered into a three-year exclusive International Distribution Agreement with Electronic Equipment Marketing Co. ("EEMCO") granting it the exclusive right to sell our 3C3 CarBomb Finder in the Middle-East countries of Saudi Arabia, Kuwait, Qatar, Bahrain, Oman, United Arab Emirates, Iraq, Yemen, and Jordan and in the North African countries of Egypt, Morocco, Tunis, Algeria, and Mauritania. EEMCO is generally entitled to receive a dealer's discount of 30% of the sales price of the 3C3 CarBomb Finder, although certain elements of the commission arrangement are still under negotiation. EEMCO is based in Saudi Arabia and is majority-owned by Harb Al Zuhair, a member of our board of directors.

MANUFACTURING CAPACITY

      We currently manufacture our stoichiometric devices at our facilities in Irvine, California, using components acquired from suppliers. The principal components in our stoichiometric devices, the neutron generators and gamma ray detectors, are advanced devices manufactured by suppliers to our specifications. Although there are only a small number of manufacturers of these products worldwide, we believe, should any of them become unavailable, that we would be able to secure alternate supply sources within a reasonably short period of time with minimal disruption. The other components of our products are standard parts which will be available from multiple supply sources at competitive prices.

      As we ramp up operations to commercial levels, we intend to continue to manufacture our stoichiometric devices. We currently have sufficient manufacturing personnel, equipment and facility space to meet our projected manufacturing requirements for at least the next 18 months. At that point we may have to consider procuring additional manufacturing facilities and hiring additional production engineering and other manufacturing personnel, unless product demand or other conditions warrant taking this action at an earlier date.

      Taking our technology into commercial production will involve the refinement of our prototypes into final production models. Final production models must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. Some of our components are the first of their kind, and will naturally encounter initial design, performance, reliability and maintenance problems. We intend to conduct this work both internally and with the assistance of outside consultants or strategic partners.

DEVELOPMENT OF STOICHIOMETRY

      The concept upon which our stoichiometric technology is based, "associated particle imaging," was first explored in 1982, but was reported by a U.S. Department of Energy committee in 1989 as scientifically valid but impractical within the realm of the equipment then available, because it failed to return stoichiometric results that identified the chemical formula of the target compound. Based upon his belief in the potential of the technology, our CEO, Chairman and Chief Scientist, Dr. Bogdan C. Maglich, formed HiEnergy Microdevices, Inc. in 1995 to pursue the development of the technology. With assistance and cooperation with an industry-university-governmental lab cooperative effort, including the U.S. Army's Night Vision and Electronic Sensors Directorate, the Department of Energy's Special Technologies Laboratory, the Lawrence Berkeley National Laboratory, the University of California, the Massachusetts Institute of Technology, and EG&G ORTEC; HiEnergy succeeded in 1997 in reviving associated particle imaging by incorporating recent developments in microchip electronics, and called the technology "atometry." Stoichiometry was first scientifically validated in tests conducted at the U.S. Department of Energy's Special Technologies Laboratory in Santa Barbara in 1998, and the results of these tests were publicly presented for the first time at the White House International Symposium on Drug Control Policy in 1999 and published in the symposium's proceedings: [Proc. of 1999 ONDCP Intern. Technology Symposium, the White House Executive Office of the President, p. 9-37; Gov. Dvc:
NCJ-176972].

PRODUCT VALIDATION AND TESTING

      The following testing activities have been conducted to date to validate our Stoichiometric technology:

      o As noted above, our stoichiometric technology (originally called atometer) was initially developed over the period 1997 to 2002 by an industry-university-governmental lab consortium financed by private funds and government contracts. The technology was first scientifically validated in tests conducted at the U.S. Department of Energy's Special Technologies Laboratory in Santa Barbara. The results of these tests were publicly presented for the first time at the White House International Symposium on Drug Control Policy in 1999 and published in the symposium's proceedings: [Proc. of 1999 ONDCP Intern. Technology Symposium, the White House Executive Office of the President, p. 9-37; Gov. Dvc: NCJ-176972].

      o During the period 1998-2002, in tests conducted for the U.S. Customs Office, our stoichiometric technology demonstrated the ability to identify from three feet away (1) explosive simulant through steel or soil; and (2) cocaine simulant through rice. These tests were conducted in the presence of U.S. Customs Office officials using unknown samples selected by the officials.

      o During the period 1998-2002, in tests conducted for the Department of Defense, our stoichiometric technology demonstrated the ability to identify from three feet away anthrax simulant (dead spores) through a paper. These tests were conducted in the presence of Department of Defense officials using unknown samples selected by the officials.

      o On January 9, 2003, in open-air field tests conducted by the U.S. Navy at the Indian Head, Maryland, U.S. Navy base, our stoichiometric technology demonstrated the ability to chemically determine, from the outside, whether or not the filler of an artillery shell or other containers, was an explosive or an inert substance. In these tests, our stoichiometric technology differentiated TNT explosive from the plastic explosive "Semtex"; gasoline from diesel fuel; and fertilizer from the military grade explosive "RDX."

      o On October 9, 2003, a technical inspector from the Transportation Security Agency conducted tests at our test site in Irvine, California, and concluded that our stoichiometric could easily differentiate peanut butter from explosives.

      o In September 2003, at our test site in Irvine, California, we performed two days of on-site demonstrations on unmarked samples of our explosives detection technology for the Security Manager and Director of Equipment and Installations of the Directorate of Spanish Airports and Navigation. The Spanish officials performed dozens of tests with our stoichiometric technology to successfully detect both nitrogen-based and potassium chlorine-based explosives.

GOVERNMENT RESEARCH AND DEVELOPMENT GRANTS AND CONTRACTS

      The development of our stoichiometric technology had been partially funded to date by government grants and research and development contracts, and we will continue to aggressively pursue these government grants and contracts to assist us in financing the further development of our technology.

      Past completed government grants include a $100,000 grant from the U.S. Army Night Vision and Electrical Sensors Directorate in 1996 ; a $25,000 grant from the U.S. Department of Energy in 1996 ; a $40,000 grant from the U.S. Customs Service in 1998; an $80,000 grant from the Defense Advanced Research Projects Agency / Special Operations Command in 2000; and a $117,000 grant from the U.S. Defense Advanced Research Projects Agency / Special Operations Command in 2001.

      We are currently in the midst of phase II of a 2 year Small Business Innovation Research ("SBIR") research and development contract from the U.S. Army Night Vision and Electronic Sensor Directorate pursuant to which we are developing our 7AT7 Anti-tank Landmine Detector. Under this contract, the U.S. Army pays a portion of our research and development costs on a periodic basis during the term of the contract. Phase II ends in March 2005. We were previously paid $70,000 in SBIR contract proceeds to complete phase I, and are entitled to receive an additional $780,000 in SBIR contract proceeds to complete phase II, of which $415,000 has been earned to date. Our anticipated cost to complete phase II is $1,400,000.If further research and development work is required upon the expiration of phase II, we have the ability to submit a request for additional or phase III funding, which the government would consider based upon our progress in phase II and the merits of the project. The U.S. Army is under no obligation to continue to assist in funding our research and development costs beyond Phase II or to purchase the 7AT7 Anti-tank Landmine Detector once we have completed development activities.

      We conducted a series of in-field tests of our Anti-Tank Landmine Detector for the US Army's Night Vision and Electronic Sensors Directorate at their compound in Fort Belvoir, Virginia during the week of March 15, 2004. According to the U.S. Army SBIR Phase II Contract No. DAAB07-03-C-P002, the results of the tests and other all work performed under our contract with them must remain confidential.

      Grant or research and development proposals we have submitted and which remain under consideration include those relating to the 3C3 CarBomb Finder with the Intergovernmental Counter Terrorist Working Group, airport security scanning with the Transportation Security Administration, and anthrax and other biological chemical agents with the U.S. Naval Surface Warfare Center, which had previously rejected our initial submission on financial performance grounds and is now reconsidering the grant. No assurance can be given that any of these government agencies or departments will approve our grant or research and development contract proposals at all or on modified or reduced terms.

PATENTS

      We have filed a total of six patent applications to date as follows:

      o We filed patent applications captioned "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" with patent agencies in Canada, Japan and the European Union on August 14, 2000, August 18, 2000 and September 14, 2000, respectively.

      o On February 20, 2001, we filed an application captioned "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" with the United States Patent and Trademark Office. The U.S. Patent and Trademark Office has since split this application into four inventions and requested that we write four separate patent applications. The process for the first application has been completed and a meeting at the U.S. Patent and Trademark Office with experts and the patent examiner took place in January 2004. The process of examination was also stopped in the period of October 2002 to April 2003 as the result of a Secrecy Order placed on the application by the U.S. Army. This order was removed in March 2003 on the grounds that the same disclosure has been published in Europe in our other patent application. We consider that other than these delays, the patent approval process is proceeding as should be expected.

      o On June 18, 2001, we filed an application with the U.S. Patent and Trademark Office captioned "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging".

      o On June 18, 2002, we filed an application with the U.S. Patent and Trademark Office captioned "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging".

      Our patent applications were originally filed by Dr. Bogdan Maglich. Dr. Maglich since assigned to the Company all of his rights to those patent applications pursuant to patent assignment agreements. All of our scientific personnel have executed non-disclosure agreements that reserve ownership of intellectual property with the Company.

GOVERNMENT REGULATION

      RADIATION ISSUES

      Our products utilize a process that results in neutron radiation during the course of the inspection. As discussed below, the risk of radiation exposure to the operator of our devices or other bystanders is addressed by appropriate shielding and operating procedures. Once the inspection is over, there is no residual radiation, so there is no danger of radiation to persons who later handle the objects that have been exposed to neutrons through examination by our devices.

      As the manufacturer of a fast neutron emitting device, we must comply with applicable governmental laws and regulations governing radiation exposure in the design and operation of our products, including those relating to shielding, as well as licensing requirements. The type and thickness of the material used to shield our products and the nature of the procedures (including how close an operator of our devices or any other bystanders may be to our device while in operation) will vary according to the intended use of our technology taken within the context of the applicable regulations of the country and jurisdiction in which the device will be used. The federal laws of the United States, for example, including regulations promulgated by the Nuclear Regulatory Commission (the "NRC") and the Food and Drug Administration (the "FDA"), impose stringent standards on the design, fabrication and operation of devices that employ radioactive elements or processes. These standards vary based upon many factors, including both the specific application of the product and the classification of the person being exposed. Radiation workers defined as individuals who have been trained to work with radiation as part of their job functions, for instance, can be subjected to radiation levels that are fifty times greater than the exposure levels permitted for members of the general public. Accordingly, the shielding and operational requirements for an application where members of the general public may be present will be considerably more stringent than those solely involving radiation workers. While 33 states generally follow the NRC's licensing and regulatory standards, including California where the Company is based, other states may have different and, in some cases, more stringent licensing and/or regulatory standards. The laws of other countries or jurisdictions also vary, although numerous jurisdictions such as Spain have adopted or otherwise honor the NRC's licensing and/or regulatory standards.

      HiEnergy handles all radiation safety issues, both those relating to the design and operation of our products as well as the construction and operation of our facilities, in conformity with NRC, FDA and other federal regulations and California state law. Although fast neutron radiation demonstrates some properties different than other forms of radiation, we do not believe that fast neutron radiation presents any difficulties or creates any risks beyond those ordinarily encountered in connection with the fabrication and operation of other forms of radiation emitting devices commonly used in the general population, such as x-ray machines. For example, measurements we have taken with radiation survey instruments show that a three minute direct, unshielded exposure to our MiniSenzor technology at a distance of one meter would deliver a dose of 0.1 milli-Sieverts (mSv), which is significantly lower than that of a medical CT x-ray scan. The Sievert is a measure of radiation dose that is part of the Systeme Internationale (SI) standard of physical units (a.k.a. the metric system). Further, the design and incorporation of appropriate shielding in our products and the development of appropriate operating procedures in view of their intended use is, as an engineering and public safety matter, a relatively straight-forward matter. Nevertheless, compliance with these rules and regulations and licensing requirements entails additional costs, effort and time in bringing our products to market.

      GOVERNMENT CONTRACTING AND GRANTS

      We anticipate that government agencies will be the principal customers for the products we develop. We will be required to comply with the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government, to the extent we contract with departments or agencies of the United States government, as well as similar regulations to the extent we contract with state or local governments. We will also continue applying for grants from governmental agencies, which will be subject to regulation by the granting agencies.

SUBSIDIARIES

      We have three subsidiaries, HiEnergy Defense, Inc., HiEnergy Europe, Ltd., and HiEnergy Microdevices, Inc. HiEnergy Defense was incorporated under the laws of the state of Delaware in July 2003, and is a wholly-owned subsidiary. HiEnergy Defense focuses on marketing defense applications of our technology. It operates in the Washington D.C. area from Arlington, Virginia. HiEnergy Europe Ltd. was incorporated under the laws of the state of Delaware in March 2004, and is a wholly-owned subsidiary. HiEnergy Europe will focus on marketing of our technology in the European Union. HiEnergy Microdevices, Inc., which is currently inactive, is a Delaware corporation formed in 1995 by Dr. Bogdan Maglich to develop and commercialize our stoichiometric technology. As discussed above in that section of this prospectus captioned "Description of Business-Corporate History", we acquired approximately 92% of HiEnergy Microdevices in April 2002, and HiEnergy Microdevices subsequently transferred its rights to our stoichiometric technology to us.

EMPLOYEES

      We have thirteen full-time employees as of the date of this prospectus, comprised of two executive officers; a manager, an accounting manager; six full-time research and development employees; two administrative employees; and one executive officer of our wholly owned subsidiary, HiEnergy Defense. Inc. We also have five consultants as of the date of this prospectus, comprised of a sales and marketing consultant, an information systems consultant, an accounting and finance consultant, and two research and development consultants. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


MARKET


Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers' composite feed or other qualified interdealer quotations' media and from other public sources. The quotations listed below reflect interdealer prices, without retail mark-up, markdown or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board(R) operated by the NASD under the symbol "SLWE" on February 22, 2002. In connection with the change of SLW Enterprises' name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from "SLWE" to "HIET" on May 3, 2002.



                                                                     HIGH          LOW
                                                                     ----          ---
FISCAL YEAR 2003-2004

Fourth Quarter (February 1, 2004 to March 23, 2004) (interim)        $1.75        $1.11

Third Quarter (November 1, 2003 to January 31, 2004)                 $1.29        $0.77

Second Quarter (August 1, 2003 to October 31, 2003)                  $1.86        $0.61

First Quarter (May 1, 2003 to July 31, 2003)                         $0.62        $0.40


FISCAL YEAR 2002-2003

Fourth Quarter (February 1, 2003 to April 30, 2003)                  $2.35        $0.30

Third Quarter (November 1, 2002 to January 31, 2003)                 $3.10        $2.11

Second Quarter (August 1, 2002 to October 31, 2002)                  $2.60        $1.41

First Quarter (May 1, 2002 to July 31, 2002)                         $2.09        $0.20


FISCAL YEAR 2001-2002

Fourth Quarter (February 27, 2002 to April 30, 2002)                 $2.68        $1.42




      As of the date of this prospectus, we had 32,277,888 shares of common stock outstanding held by approximately 200 stockholders of record. Within the holders of record of our common stock are depositories, such as Cede & Co., that hold shares of stock for several brokerage firms which, in turn, hold shares of stock for one or more beneficial owners.


CONVERTIBLE SECURITIES OUTSTANDING

      As of the date of this prospectus, we had 4,766,659 warrants convertible into common stock outstanding with a weighted-average exercise price of $1.03, which includes 1,761,437 warrants whose underlying shares may be offered for resale pursuant to this prospectus. At the same date, we had 6,669,675 stock options to purchase common stock outstanding with a weighted-average exercise price of $0.84, which includes 1,400,000 stock options whose underlying shares may be offered for resale pursuant to this prospectus. As of the date of this prospectus we had convertible notes plus accumulated interest outstanding that are convertible into 1,478,264 shares of our common stock at a weighted average conversion price of $0.67 per share, which includes 622,710 shares underlying convertible notes that may be offered for resale pursuant to this prospectus.

DIVIDEND POLICY


      We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains. The board of directors has sole authority to declare dividends payable to our stockholders. However, common stock dividends are prohibited presently by the terms of any loans in default and the rights of beneficial creditors to be paid ahead of equity dividends. Also dividends will and could from time to time be prohibited further by credit agreements, terms of series of certificates of determination or preferred stock adopted by the Board in the future, other senior debts or securities, or otherwise.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information as of the date of this prospectus, with respect to compensation plans under which we are authorized to issue shares of our common stock, aggregated as follows:


      o     all compensation plans previously approved by security holders; and

      o     all compensation plans not previously approved by security holders.




                                                (A)                               (B)                               (C)
                                                                                                            NUMBER OF SECURITIES
                                                                                                             REMAINING AVAILABLE
                                                                                                             FOR FUTURE ISSUANCE
                                     NUMBER OF SECURITIES TO BE                                                 UNDER EQUITY
                                      ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE PRICE           COMPENSATION PLANS
                                   OUTSTANDING OPTIONS, WARRANTS    OF OUTSTANDING OPTIONS, WARRANTS       (EXCLUDING SECURITIES
     PLAN CATEGORY                          AND RIGHTS                         AND RIGHTS                  REFLECTED IN COLUMN (A))
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders (1), (2), (3), (4), (5)              6,096,949                           $0.76                             155,000

Equity compensation plans
not approved by security
holders (6)                                    572,726                           $1.64                             500,000

Total (7)                                    6,669,675                           $0.84                             655,000


(1) On April 24, 2002, our Board of Directors approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 2,482,011 shares of our common stock with an exercise price of $0.134 and a term that ends on November 30, 2008. The stock option was granted pursuant to the reverse takeover of HiEnergy Microdevices by SLW and Dr. Maglich's agreement to cancel a HiEnergy Microdevices' stock option to purchase 111,040 shares of HiEnergy Microdevices common stock with an exercise price of $3.00 and a term that would have ended on November 30, 2008. The number of shares and exercise price for the HiEnergy Technologies stock option was determined by using the same exchange rate as that used in the voluntary share exchange transaction, or 22.3524 shares of our common stock for each share of HiEnergy Microdevices. The shareholders of HiEnergy Technologies ratified and approved the grant of the stock option at the Annual Meeting of Stockholders that took place on October 10, 2002.

(2) The employment agreement between Dr. Maglich and HiEnergy Technologies contemplates the issuance of the following stock options to Dr. Maglich annually through the term of the employment agreement, or until December 31, 2006: options to purchase one percent per year of HiEnergy Technologies' common stock issued and outstanding at the end of each year with an exercise price equal to the average trading price for the preceding thirty days and with terms of five years. In no case, without permission of Dr. Maglich, may the number of options granted him in a given year be less than ten percent of the total number of options granted by HiEnergy Technologies for services in that year. That could result for instance in annual issuances of options to acquire about 300,000 shares, at today's capitalization, or more if the Company grants more than 3,000,000 options in one year. That number of shares may increase dramatically year to year or over the course of six years. The stockholders of the Company approved Dr. Maglich's Employment Agreement in October 2002.


(3) Pursuant to the foregoing (see footnote (2)), on February 11, 2003 our Board of Directors approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 416,717 shares of our common stock with an exercise price of $2.81 and a term that ends on February 11, 2008, pursuant to his employment agreement with the Company. On June 26, 2003 our Board of Directors approved (due to an error in the calculation of the grant approved by the Board on February 11, 2003) the issuance and grant of an incidental non-qualified stock option to Dr. Maglich to purchase an additional 40,000 shares of our common stock with an exercise price of $2.81 and a term that ends on February 11, 2008. On December 31, 2003, the Company granted Dr. Maglich 313,221 stock options with an exercise price of $0.87 required under the terms of his employment agreement for calendar year 2003.


(4) On May 5, 2003 our Board of Directors approved the HiEnergy Technologies 2003 Stock Incentive Plan (the "Plan") to provide equity incentives to employees, officers, directors and service providers of the Company. The Board decided to reserve 700,000 shares of our authorized and unissued common stock for future issuance under the Plan. On May 28, 2003 our Board of Directors approved an increase in the amount of the reserve of shares to be issued under the Plan to 2,000,000 shares of authorized and unissued Common Stock. The stockholders of the Company approved the Plan on November 7, 2003.


(5) On May 16, 2003 our Board of Directors approved the issuance and grant of incentive stock options and non-qualified stock options under the Plan to employees and consultants of the Company to purchase 400,000 shares of our common stock with an exercise price of $0.75 and a term that ends on May 16, 2009. On June 26, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 90,000 shares of our common stock with an exercise price of $0.75 and a term that ends on June 26, 2009. On July 16, 2003 our Board of Directors approved the issuance and grant of non-qualified stock options to consultants of the Company to purchase 200,000 shares of our common stock with an exercise price of $0.50 and a term that ends on July 16, 2009. On August 27, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 65,000 shares of our common stock, and nonqualified options to consultants of the Company to purchase 40,000 shares of our common stock, with an exercise price of $1.02 and a term that ends August 27, 2009. On November 7, 2003, our Board of Directors approved the issuance and grant of nonqualified options to directors and consultants of the Company to purchase 740,000 shares of our common stock, with an exercise price of $1.25 and a term that ends November 7, 2009. On November 7, 2003, our Board of Directors approved the issuance and grant of nonqualified options to a director of the Company to purchase 100,000 shares of our common stock, with an exercise price of $0.35 and a term that ends November 7, 2009, and on December 4, 2003, the Company granted stock options to employees and consultants of the Company to purchase 310,000 shares of our common stock, with an exercise price of $0.90 and a term that ends December 4, 2009.

(6) On July 12, 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares were exercisable immediately and the other half were to become exercisable beginning one year after our MiniSenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We terminated our consulting agreement with Mr. Yeffet in October 2003, at which time the second 500,000 options had not become exercisable. On August 1, 2002, we issued a stock option to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 5 years in connection with a consulting agreement. Primoris Group Inc. provided us investor relations services. On September 25, 2002, as an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. On December 19, 2002, as an accommodation to adjust amount owing to QED Law Group, P.L.L.C., we issued additional stock option to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. On November 7, 2003, our Board of Directors approved a Grant Share Program, which reserves up to 500,000 shares of our authorized and unissued common stock, for the future issuance of stock options with an exercise price of $1.25 per share and an exercise term of 6 years.

(7)   The preceding footnotes all affect this total.

                         SHARES ELIGIBLE FOR FUTURE SALE


      The following table shows the tradability status of the 32,277,888 shares of common stock we had issued and outstanding as of the date of this prospectus:



   Free trading shares that may be sold without regard to the requirements of Rule 144:     16,289,012 shares

   Shares available for sale by selling security holders pursuant to this prospectus:        4,664,760 shares

   Shares that may be sold under Rule 144's conditions, presently or within 60 days:         8,384,618 shares

   Shares that may be sold under Rule 144's conditions on or after October 2004:             2,939,498 shares



      The following table shows the authorized but previously unissued shares that may be issued and become available for future sale pursuant to this prospectus in addition to the shares outstanding as of the date of this prospectus:



      Shares that may become available for future sale by selling security holders upon exercise of currently outstanding options, warrants or
        convertible notes:                                                                   3,161,437 shares

      Shares that may become available for future sale by selling security
        holders upon payment of penalty shares on April 15, 2004:                              217,124 shares



     We may from time to time issue additional shares of common stock pursuant to our own primary offerings, public or private.

     In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:


      o Public information - we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports on Form 8-K required to be filed for any material or reportable events;

      o volume limitation - during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

      o manner of sale - the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and

      o notice - except for certain de minimis sales, the seller must file a Form 144 with the SEC.


      Sales by an affiliate of unregistered securities must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

      There are no contractual restrictions prohibiting the resale of any of our outstanding shares.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Consolidated Financial Statements and accompanying notes appearing at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled "Special Note Regarding Forward Looking Statements." Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled "Risk Factors" and "Description of Business."

OVERVIEW

      We are a development stage company commercializing a proprietary technology for assembling sensor systems that utilize a neutron emitter to send neutrons, a gamma-ray spectrometer to read reflected gamma ray photons and proprietary technology that derives an empirical molecular formula from the gamma-ray spectrograph.

      In our laboratory tests we can, within a short distance, but without touching, sampling or oxidizing, and through solid matter, determine the quantitative chemical formula of a concealed substance. Our technology has successfully identified explosives, biological weapons and illegal drugs in previous government-supervised trials.

      We were originally incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our reverse takeover with HiEnergy Microdevices, Inc. in a transaction treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse takeover). We reincorporated in Delaware on October 22, 2002. HiEnergy Microdevices, Inc., is a Delaware corporation formed in 1995. Dr. Bogdan Castle Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices in 1995 to commercialize the technology he developed to determine the chemical composition of substances non-intrusively from a modest distance, even through solid matter


      The reverse takeover by Microdevices of SLW occurred on April 25, 2002 pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of SLW. Pursuant to the voluntary share exchange, SLW offered to exchange 22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices' common stock. On the closing date of the offering, 14,380,200 shares of common stock of SLW were issued in exchange for approximately 92% of HiEnergy Microdevices' outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, SLW changed its name to HiEnergy Technologies, Inc., the former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved due to resignations and appointments and currently consists of five directors.

      Dr. Bogdan Maglich, Harb Al Zuhair, and two former directors of HiEnergy Microdevices, including their respective affiliates, were issued an aggregate of 11,049,310 shares of our common stock pursuant to the voluntary share exchange. In connection with the voluntary share exchange, Dr. Bogdan Maglich was issued options to acquire 2,482,011 shares of our common stock in exchange for cancellation of his options to acquire 111,040 shares of HiEnergy Microdevices common stock, and Mr. David Baker was issued 44,705 shares of our common stock in exchange for cancellation of his options to acquire HiEnergy Microdevices common stock.

      After the reverse take-over transaction was completed, we changed our name to HiEnergy Technologies, Inc. and had an approximately 92% ownership interest in HiEnergy Microdevices. SLW Enterprises was a "public shell company" on the date of the reverse take-over. The transaction was accounted for as a re-capitalization of SLW Enterprises. The costs of the reverse takeover were approximately $451,000 and were expensed as general and administration expenses in the periods incurred.

      Our common shares continue to trade on the NASD's Over-the-Counter Bulletin Board(R) under the symbol "HIET".


BASIS OF PRESENTATION


      For accounting purposes, the voluntary share exchange transaction between SLW and HiEnergy Microdevices has been treated as a recapitalization of SLW, with HiEnergy Microdevices as the accounting acquiror (reverse takeover), and has been accounted for in a manner similar to a pooling of interests.

      We have prepared our Consolidated Financial Statements on a going concern basis in accordance with accounting principles generally accepted in the United States of America. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under "Liquidity and Capital Resources," there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES


      The discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.


      LONG-LIVED ASSETS


      Property and equipment are recorded at cost and depreciated using the straight-line method over an estimated life of five years. Determining the estimated life of our property and equipment requires judgment and changes to the estimated life could materially impact the amount of depreciation expense recognized in the statement of operations and the amount recognized as property and equipment in the consolidated balance sheet.


      STOCK-BASED COMPENSATION


      We account for stock-based awards to employees and directors using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the intrinsic value method, where the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's Consolidated Statements of Operations. Where the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant ("in-the-money"), compensation expense is recorded in the Company's Consolidated Statement of Operations. The application of APB No. 25 requires judgment, including the fair value of underlying stock. During the year ended April 30, 2002, Microdevices granted 123,909 stock options to employees with exercise prices of between $3.00 and $5.00. We estimated the fair value of the underlying stock of Microdevices, a private company, to be $0.97. Changes in the estimated fair value of the underlying Microdevices stock could materially impact the amount of stock-based compensation expense recognized in the consolidated statement of operation, if the change in the estimated fair value of the underlying Microdevices stock resulted in stock options that were in-the-money.

      We account for stock options and warrants issued to non-employees in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123), EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), and related interpretations. In accordance with SFAS No. 123 Stock options and warrants issued to non-employees for goods and services received can be valued at the fair value of the goods and services received or the fair value of the equity instruments, whichever is more readily determinable. Historically we have found the fair value of the equity instrument granted has been more readily determinable, and expect this to be true in the future.

      The application of SFAS No. 123 in determining the fair value of the equity instruments granted requires judgment, including the expected life, stock price volatility for stock options and warrants and expected dividends. Changes in any of these factors could materially impact the amount of expense recognized in the consolidated statement of operations for goods and services received from non-employees. Furthermore, if the fair value of the goods and services received had been more readily determinable than the fair value of the equity instruments granted then the amount of expense recognized in the statement of operations could also be materially different.

      Furthermore, if the Company adopted the recognition provisions of SAFS No. 123 for stock-based employee compensation then the amount of compensation expense recognized in the statement of operation could also be materially different.


      RESEARCH AND DEVELOPMENT COSTS


      We account for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section, in all periods presented.


      RECENT ACCOUNTING PRONOUNCEMENTS

      The subsection of Note 3 to the unaudited Notes to the Financial Statements entitled "Recently Issued Accounting Pronouncements" is incorporated herein.

OPERATING RESULTS


      For the year ended April 30, 2003 (fiscal year 2003), we incurred a net loss available to common shareholders of $6,257,000 as compared to a net loss available to common shareholders of $1,390,000 for the year ended April 30, 2002 (fiscal year 2002). We had negative cash flows from operations of $2,967,000 in fiscal year 2003 compared to negative cash flows from operations of $653,000 in fiscal year 2002. In addition, we had an accumulated deficit of $8,982,000 and were in the development stage as of April 30, 2003.


      For the nine months ended January 31, 2004, we incurred a net loss of $4,242,000, as compared to a net loss of $4,510,000 for the same period in 2003. For the nine months ended January 31, 2004, we had negative cash flows from operations of $2,081,000 as compared to negative cash flows from operations of $2,102,000 for the same period in 2003. In addition, we had an accumulated deficit of $13,835,000 and were in the development stage as of January 31, 2004.


      These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.


      FISCAL YEAR ENDED APRIL 30, 2003 COMPARED TO FISCAL YEAR ENDED APRIL 30, 2002

      OPERATING EXPENSES

      GENERAL AND ADMINISTRATION

      Our general and administration expenses consist primarily of salaries and benefits for functions, including finance, accounting, facilities, insurance, travel, and professional services such as consultants, legal, accounting, investor and public relations.

      Our general and administration expenses were $4,488,000 for fiscal year 2003, versus $967,000 for the same period in 2002 or an increase of $3,521,000. A comparison of the major components of the increase in general and administration expenses follows:



                                              YEAR ENDED
                                   --------------------------------
                                   APRIL 30, 2003    APRIL 30, 2002       INCREASE
                                   --------------    --------------      ----------
Legal fees                           $  705,000        $  247,000        $  458,000

Accounting fees                         163,000            80,000            83,000

Public relations                        219,000             2,000           217,000

Investor relations                      634,000                --           634,000

Consultants                           1,115,000           356,000           759,000

Facilities                              116,000            36,000            80,000

Directors liability insurance            90,000                --            90,000

Salaries and benefits                 1,329,000           213,000         1,116,000

Travel                                  107,000            24,000            83,000

All other                                10,000             9,000             1,000
                                     ----------        ----------        ----------

                                     $4,488,000        $  967,000        $3,521,000
                                     ----------        ----------        ----------



      Warrant and stock option compensation expense relates to warrant or stock option grants to non-employee consultants of the Company. Non-employee consultants that received warrants or stock options for services provided business development, investor relations and capital placement services.

      Legal and accounting fees increased due to increased SEC filing activity in fiscal year 2003 compared to the previous fiscal year. The Company became a public company in April 2002 and incurred most of the fiscal year 2002 legal expenses in connection with that effort.

      Public and investor relations expenses increased because the Company was a public company for all of fiscal year 2003 and the Company entered into relationships with various public and investor relations firms to help elevate awareness in the investment community regarding the Company's technologies. Investor relations expenses include $311,000 for investor relations services performed and $323,000 for compensation expenses attributable to warrants issued to an investor relations firm retained by the Company. As detailed in Note 10 Commitment and Contingencies to our Consolidated Financial Statements for Fiscal Year End April 2003, the Company entered into a three-year business development consulting agreement in July 2002. The monthly cost is $20,000 per month plus expenses. For fiscal year 2003, the expenses under the agreement were $200,000 and there was $164,000 of additional costs for other business consultants. Also during fiscal year 2003, the Company issued stock options and warrants to non-employee consultants as part of their compensation. During fiscal year 2003, the Company expensed $751,000 attributable to these stock option and warrant issuances. The consultants who received stock options and warrants performed business development and employee search services. The Company also issued warrants to a former placement agent as compensation to terminate a placement agent agreement. For fiscal year 2002, the company incurred $124,000 of cash compensation expenses to consultants and incurred an additional $232,000 in compensation expense relating to the issuance of common stock for services rendered.

      The Company moved into new office space in November 2002. Under the terms of the three-year lease agreement, the Company pays $8,000 per month in rent. The Company's prior facilities contained substantially less square footage and the cost was $1,200 per month.

      The Company maintains $2,000,000 of Directors and Officers liability insurance. The policy for fiscal year 2003 had an annual premium of $78,000. The Company did not maintain a similar policy when it was privately held.

      The Company's salaries and benefits in fiscal year 2003 was $257,000. Also included in the fiscal year 2003 salaries and benefits amount is $1,032,000 of deferred compensation relating to the issuance of stock options to a former CEO of the company. No such stock-based compensation was included in fiscal year 2002. Included in the fiscal year 2002 salaries and benefits amount was an accrual of $150,000 to settle litigation with the Company's former CEO. During most of fiscal year 2002, the Company used consultants for some of its general and administration work. During fiscal year 2003, some of the consultants became employees. The Company also had additional personnel during fiscal year 2003 than in fiscal year 2002.

      During fiscal year 2003, the Company incurred more travel expenses mostly related to public and investor relations matters.

      RESEARCH AND DEVELOPMENT

      Our research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies, and travel, offset by grant income earned under grants with the Department of Defense.

      Our research and development expenses were $695,000 for fiscal year 2003 versus $410,000 for the same period in 2002 or an increase of $285,000. A comparison of the major components of the increase in research and development expenses follows:




                                      Year ended
                           --------------------------------       Increase/
                           April 30, 2003    April 30, 2002      (Decrease)
                           --------------    --------------      ----------
    Salaries and benefits    $ 446,000         $ 339,000         $ 107,000

    Travel                      65,000            38,000            27,000

    Consultants                 85,000           125,000           (40,000)

    Depreciation                90,000             6,000            84,000

    Supplies                    63,000            21,000            42,000

    Insurance                   21,000             4,000            17,000

    Other                       70,000            25,000            45,000

    Grant income earned       (145,000)         (148,000)            3,000
                             ---------         ---------         ---------

                             $ 695,000         $ 410,000         $ 285,000
                             ---------         ---------         ---------



      Salaries and benefits increased in the fiscal year 2003 compared to fiscal year 2002 because the Company added additional scientific personnel to advance the development of its detection systems. The use of consultants decreased during the same period because company personnel did the work formerly done by consultants.

      During fiscal year 2003 the Company incurred increased travel expenses relating to research and development personnel travel for meetings, seminars and product demonstrations.

      The Company added $482,000 of equipment during fiscal year 2003. Most of the equipment purchased was for research and development purposes. Depreciation expenses increased in fiscal year 2003 compared to the prior year due to the increased purchases of research and development equipment.

      Because of increased research and development activity, supplies, insurance and other expenses increased in fiscal year 2003 versus amounts spent in fiscal year 2002.

      In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, we executed the contract with the Department of Defense. We have completed work under year one of the contract and have been paid $415,000. The U.S. Army informed us of its intent to exercise its option in January 2004 and did exercise its option in February 2004 for the second year of the Small Business Innovation Research Phase II contract valued at $365,000 in grant income. The U.S Army subsequently informed us that it has extended the year one portion of the contract, which would have ended on January 31, 2004, to end on February 20, 2004, in order to allow time for the funds to reach the contracting office to issue the modification to exercise the option for year two. Prior to August 2002, we completed Phase I of the Small Business Innovation Research contract for $70,000 for testing our MiniSenzor technology for landmine detection.

      Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. We accompany those written reports with an invoice for one-twelfth of the first-year contract amount or $34,583. When the written report is accepted by the Department of Defense, we receive payment in about 30 to 45 days after invoice.

      We had grant proceeds of $145,000 during the fiscal year 2003 and $148,000 during the same period in 2002. Grant proceeds for fiscal year 2002 were for the completion of work on a separate grant with the Department of Defense. Our only grant proceeds have been derived from grants from the Department of Defense for development and testing of our remote detection technology. We have not commenced selling our products. Until we commence selling our detector systems, our revenues will most likely be limited to government grants. We expect to commence selling a limited number of some of our products in the fourth quarter or the current fiscal year, which ends on April 30, 2004.

      DEPRECIATION

      Accumulated depreciation for property and equipment at April 30, 2003 was $99,000. Depreciation expense for fiscal year 2003 and 2002 was $92,000 and $5,000, respectively. The increase in depreciation expense reflects additional equipment put into service during fiscal year 2003 over fiscal year 2002.

      OTHER INCOME AND EXPENSE

      Interest expense for the fiscal year 2003 and 2002 was $11,000 in each year. Interest expense remained about the same in both fiscal years because the average amounts of notes payable outstanding in both fiscal years were about the same and the interest rates on these notes were similar.

      Interest income during fiscal year 2003 was $8,000 compared to $0 in fiscal year 2002. During fiscal year 2003, the Company had an average balance of about $350,000 in its cash investment account. During fiscal year 2002, the Company did not maintain a cash investment account as it had limited resources.

      During fiscal year 2003, the Company recorded a charge of $223,710 as financing expense because it issued 150,000 warrants exercisable for three years at $1.00 per share as compensation to a former officer and director for late payment of a $150,000 note payable. The fair value of the warrants was determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:


Value of warrants per share                                    $  1.49

Stock price on grant date                                      $  2.09

Exercise price                                                 $  1.00

Expected life                                                  2.0 years

Risk-free rate of return                                          3.72%

Expected annual volatility                                         105%

      BENEFICIAL CONVERSION FEATURE GRANTED ON PREFERRED STOCK

      In October 2002, the Company sold 97.93 shares of the Series A Convertible, Redeemable Preferred Stock for net cash proceeds of $800,400. At the time of issuance, the conversion price of the Series A Preferred Stock was $1.15, which is less than the fair market value of the common stock, which was $2.05. Since the Series A Preferred Stock was convertible immediately, the Company recorded a beneficial conversion feature upon issuance by taking the number of shares to be issued upon conversion of 851,755 multiplied by the conversion feature benefit price per share of $0.90 or $767,431.

NINE MONTHS ENDED JANUARY 31, 2004 COMPARED TO NINE MONTHS ENDED JANUARY 31,
2003

      For the nine months ended January 31, 2004, we incurred a net loss of $4,242,000, as compared to a net loss of $4,510,000 for the same period in 2003.

      o     OPERATING EXPENSES

      GENERAL AND ADMINISTRATION

      Our general and administration expenses were $3,594,000 for the nine months ended January 31, 2004 versus $3,729,000 for the same period in 2003 or a decrease of $135,000. A comparison of the major components of the decrease in general and administration expenses follows:



                                           Nine Months Ended
                                  ----------------------------------      Increase/
                                  January 31, 2004  January 31, 2003     (Decrease)
                                  ----------------  ----------------     ----------
Legal fees                           $  587,000        $  319,000        $  268,000
Accounting fees                         164,000           105,000            59,000
Public relations                        160,000           156,000             4,000
Investor relations                      194,000           506,000          (312,000)
Consultants                           1,548,000           810,000           738,000
Facilities                               52,000            43,000             9,000
Directors liability insurance           107,000            63,000            44,000
Salaries and benefits                   342,000         1,330,000          (988,000)
Travel                                  167,000            92,000            75,000
All other                               273,000           305,000           (32,000)
                                     ----------        ----------        ----------
              Total                  $3,594,000        $3,729,000        $ (135,000)
                                     ----------        ----------        ----------


      Legal and accounting fees increased due to increased SEC filing activity in the current fiscal period compared to the same period in the previous year.

      Investor relations expenses decreased in the current period compared to the same period last year because of two stock option grants issued to two different investor relations firms in the prior year, resulting in $357,000 of additional compensation expense related to the stock option grants.


      HWH Public Relations, which was retained by the Company in November 2002, provides strategic counsel to the Company in order to raise awareness through a public relations campaign designed to provide information about HiEnergy's Stoichiometric technology. Additionally, HWH provides editorial services, media relations, marketing communications, branding, event management, broadcasting services, internet services, and crisis management. KCSA Worldwide Investor Relations, which was retained by the Company in January 2004, provides investor relations services such as the introduction of the Company to new investors via trade shows and public initiatives, the drafting and dissemination of Company press releases, and services as a liaison between the Company and its investors in the way of answering investor concerns.

      The Company has various arrangements with consultants to provide services related to business development, business and financial consulting. Some of these consultants agree to accept common stock, warrants and options for partial payment for their services. For the nine months ended January 31, 2004 the Company incurred $291,000 in cash and accrued compensation for services provided compared to $292,000 for the same period in 2003. During the same periods, the Company recognized $1,257,000 and $518,000, respectively in stock-based compensation.


      The Company moved into new office space in November 2002. Under the terms of the three-year lease agreement, the Company pays $8,000 per month in rent, of which $4,000 per month is for office space and the remaining $4,000 is allocated to research and development activities. The Company's prior facilities contained substantially less square footage and the cost was $1,200 per month.


      The Company maintains $2,000,000 of Directors and Officers liability insurance. The current policy which began on May 30, 2003, was obtained at a much higher rate than the policy that expired in May 2003.

      The Company's salaries and benefits were higher in the current period because of scheduled salary and benefit increases contained in the employment agreement with the Company's Chairman and CEO and increases for other employees. During the year ended January 31, 2003, the Company issued a significant number of stock options to a former CEO and recognized $1,067,000 in stock-based compensation during the period.

      Travel expenses for the current period were higher due to a significant increase in travel related to public and investor relations activity, which did not occur in the prior period.

      RESEARCH AND DEVELOPMENT

      Our research and development expenses were $547,000 for the nine months ended January 31, 2004 versus $555,000 for the same period in 2003 or a decrease of $8,000. A comparison of the major components of the decrease in research and development expenses follows:



                                   Nine Months Ended
                          -----------------------------------    Increase/
                          January 31, 2004   January 31, 2003    (Decrease)
                          ----------------   ----------------    ----------
Salaries and benefits        $ 469,000         $ 264,000         $ 205,000
Travel                           7,000            58,000           (51,000)
Consultants                     43,000            86,000           (43,000)
Depreciation                    97,000            73,000            24,000
Supplies                       149,000            41,000           108,000
Moving                          20,000             2,000            18,000
Other                           73,000            72,000             1,000
Grant income                  (311,000)          (41,000)         (270,000)
                             ---------         ---------         ---------
                             $ 547,000         $ 555,000         $  (8,000)
                             ---------         ---------         ---------


      Salaries and benefits increased in the current period compared to the same period in the prior fiscal year because the Company added additional scientific personnel to advance to development of its detection systems. The use of consultants was about the same during the same period.

      The Company added $482,000 of equipment during the year ended April 30, 2003 and $182,000 during the nine months ended January 31, 2004. Most of the equipment purchased was for research and development purposes. Depreciation expenses increased in the current period compared to the same period in the prior year due to the increased purchases of research and development equipment.

      The Company incurred $149,000 in research and development supplies during the period to prepare our prototype detector systems to be demonstrated to various potential customers.

      In August 2002, our project to develop and test an anti-tank landmine detection system was competitively selected by the Department of Defense Small Business Innovation Research (SBIR) program to receive up to $780,000 in funding over two years for Phase II testing and development of the system. On January 15, 2003, we executed the development contract with the Department of Defense. We have completed work under the year one of the contract and have been paid $415,000. The U.S. Army informed us of its intent to exercise its option in January 2004 and did exercise its option in February 2004 for the second year of the Small Business Innovation Research Phase II contract valued at $365,000 in grant income. The U.S Army subsequently informed us that it has extended the year one portion of the contract, which would have ended on January 31, 2004, to end on February 20, 2004, in order to allow time for the funds to reach the contracting office to issue the modification to exercise the option for year two. Prior to August 2002, we completed Phase I of the Small Business Innovation Research contract for $70,000 for testing our MiniSenzor technology for landmine detection.

      Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. We accompany those written reports with an invoice for one-twelfth of the first-year contract amount or $34,583. When the written report is accepted by the Department of Defense, we receive payment in about 30 to 45 days after invoice.

      We had grant income attributable to Phase II of the development contract of $311,000 during the nine months ended January 31, 2004 and $41,000 during the same period in 2003, which was attributable to Phase I of the development contract.

      DEPRECIATION

      Depreciation expense for the nine months ended January 31, 2004 and 2003 was $103,000 and $72,000, respectively. The increase in depreciation expense reflects additional equipment put into service during the intervening period.

      OTHER INCOME AND EXPENSE


      Interest expense for the current fiscal period was $26,000 compared to $9,000 in the same period in the prior year. Interest expense increased in the current fiscal period because the convertible notes payable to the Company's legal counsel with an interest rate of 10% was outstanding. No comparable interest bearing debt was outstanding during the same period of the prior year.

      Interest income during the current fiscal period was $1,000 compared to $6,600 in the same period in the prior year. During the current fiscal period, the Company had an average balance of $100,000 in its cash investment account compared to $475,000 in the same period of the previous year.

      During the nine months ended January 31, 2004, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director of the Company. The warrants vest immediately, are exercisable at $1.50 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the three months ended July 31, 2003. The fair value of the warrants were determined using the Black Scholes model. The Company also recorded as financing expense a beneficial conversion of $76,000 related to convertible notes payable to related parties during the current fiscal year.


LIQUIDITY AND CAPITAL RESOURCES


      As of April 30, 2003, we had cash and cash equivalents of $36,000. We used $2,967,000 for operating activities and approximately $482,000 to acquire equipment in fiscal year 2003. Of the $5,411,000 net loss, we recorded approximately $2,529,000 in non-cash expenses related to the issuance of common stock and stock based securities as compensation for services. During fiscal year 2003 we raised approximately $3,302,000 from sales of common stock and convertible, redeemable preferred stock. As of April 30, 2003, we had current liabilities of approximately $878,000, which exceeded our cash on hand.

      During the year ended April 30, 2003, the Company's other current assets increased by $186,000. The increase is due to deposits of $100,000 for equipment on order and the current portion for unamortized stock -based compensation for non-employee consultants. The long term portion of $295,000 for this option grant is included as other assets as of April 30, 2003. Also during the year ended April 30, 2003, accounts payable and accrued expenses when combined increased by $423,000. This increase is due primarily to the Company's limited cash resources to pay its obligations. The Company received $443,000 in early May 2003 for the sale of equity securities and used some of the proceeds to reduce accounts payable. Accrued payroll and payroll taxes decreased by $321,000 during the year ended April 30, 2003. As of April 30, 2002, the Company recorded a liability of $350,000 for delinquent payroll taxes which was reversed during the current year. The Company determined that all of its required delinquent returns had been filed and that no liability for payroll taxes existed as of April 30, 2003.

      During the nine months ended January 31, 2004 the Company's other current assets decreased by $227,000. The decrease is due to write-off of $219,000 of the current portion of unamortized stock -based compensation for non-employee consultants. The long term portion of $296,000 for option grants was also written-off during the same period as the agreement to which the option grant applied was terminated. Also during the nine months ended January 31, 2004, accounts payable and accrued expenses when combined increased by $459,000. This increase is due primarily to the increase in convertible notes payable to the Company's legal counsel of $538,000 during the period offset by a reduction of trade accounts payable and accrued expenses of $100,000 during the period due to increased sources of cash during the period.

      As of January 31, 2004, we had unrestricted cash and cash equivalents of $208,000. We used $1,845,000 for operating activities and approximately $182,000 to acquire equipment in the nine months ended January 31, 2004. Of our current net loss, we recorded approximately $1,044,000 in non-cash expenses related to the issuance of common stock and stock based securities as compensation for services. During the nine months ended January 31, 2004, we raised approximately $1,626,000 from sales of common stock, net of commissions and $335,000 from the sale of convertible notes payable. During the current period, we also collected $443, 000 of common stock sales subscribed during the year ended April 30, 2003. These funds were used to fund, in substantial part, Company operations for two months. Our Chairman and CEO also loaned the Company $36,000 and agreed to take a note payable for certain salary and expense reimbursements which total $20,000. As of January 31, 2004, we had liabilities of approximately $1,510,000 which exceeded our cash on hand. The Company has to continue to sell equity in order to pay for on-going operations and pay its present liabilities.

      The Company instituted cost-cutting measures in March 2003 that included a reduction in head count and replacement of an investor relations firm. These cost cutting measures would have resulted in annual savings of $400,000 through January 31, 2004. These savings have been more than offset by other increased costs of operations summarized above.


      In May 2003, the seventeen holders of all of the Series A Convertible, Redeemable Preferred Stock surrendered and exchanged their Series A Convertible, Redeemable Preferred Stock for 2,191,878 shares of the Company's common stock, including 62,562 shares issued as a penalty for late registration. Based on a value of $10,000 for each share of Series A Preferred Stock surrendered, the stockholders received 22,222 shares of our common stock for each share of Series A Preferred Stock surrendered, which valued the common stock at $0.45 per share. The reported closing price of our common stock on the date of completion of the exchange, May 16, 2003, was $0.45 per share. The exchange transaction was exempt from the registration requirements of the Securities Act under Section 3(a)(9), which exempts exchange transactions by an issuer with its existing security holders exclusively where no commission or other compensation is paid or given for soliciting such exchange and the holders surrender only shares of the exchanging issuer and pay no other consideration for the shares they receive.

      The exchange offer was initiated to resolve differing interpretations of the existing exchange privileges of the Series A Preferred Stock. Under some circumstances, the holders of the Series A Preferred Stock could have various exchange rights. Contrary to our interpretation of the relevant provisions under the Series A Preferred Stock Purchase Agreement, certain Series A Preferred Stock holders asserted that our sale of common stock in two separate financings at a price lower than the conversion price of the Series A Preferred Stock triggered a right of the holders of Series A Preferred Stock to exchange those shares for shares of common stock at the same price as these completed financings. Pursuant to the terms of the exchange, all rights and claims associated with the Series A Preferred Stock, including any accrued dividends and unpaid dividends and all exchange, conversion, redemption or other rights, were surrendered and cancelled together with the Series A Preferred Stock. However, under the terms of the exchange, they did also receive 62,562 additional shares of common stock as compensation for late registration of their stock. All $958,000 in face amount of Preferred Stock was exchanged and cancelled. The retirement of the Series A Preferred Stock was beneficial to us in that it eliminated the potential risk that holders would demand payment from us of $958,000 under mandatory redemption provisions.

      In the quarter ended July 31, 2003, as a result of the exchange, the Company recorded a preferred stock dividend of $611,000. The dividend is the result of the price difference between the stated conversion price per share of $1.15 and the actual conversion price per share of $0.45.

      As of April 30, 2003, and January 31, 2004, the Company was in default of a note payable totaling $40,000 with a shareholder and related party. The notes payable have been in default since November 1997. Also, the Company was in default of a convertible notes payable as of April 30, 2003 and July 31, 2003 of $10,400 with a former director and related party. The convertible note payable was paid in full in August 2003.


      In January 2004, the Company sold $385,000 of convertible notes payable to various investors, of which $50,000 was in subscription receivable at January 31, 2004. The notes payable are due in two years, unless converted, and accrue interest at 5% per annum. The notes payable convert into 855,555 shares of the company's common stock or $0.45 per share. Each investor can convert the notes into common stock under certain conditions upon the effectiveness of the company's registration statement. The investors in the convertible notes payable also receive 1,811,333 warrants to purchase the company's common stock at exercise prices of $0.45 to $1.50. The exercise term of the warrants are between 120 days and three and one-half years after the effectiveness of the company's registration statement. The investors of the convertible notes payable also have the option to purchase an additional $1,550,000 worth of convertible notes payable on the same terms as described above. The additional purchases can be made at any time after the effectiveness of the company's registration statement and if the price of the company's common stock is above $0.92. One of the investors has a mandatory obligation to buy an additional $850,000 of convertible notes payable. The additional convertible notes payable also contain 9,174,815 warrants to purchase the company's common stock at exercise prices of $0.45 to $1.50. The exercise term of the warrants are between 120 days and three and one-half years after purchase.

      In August 2003, the Company signed an agreement with an investment bank to support its bid to obtain a $1,600,000 grant contract with the U.S. Navy to develop a prototype SuperSenzor for detection of biological agents in sealed containers. The investment bank has confirmed to the Navy that it would provide the necessary funding of a minimum of $2,500,000 and a maximum of $4,000,000, by purchasing free trading common stock of the Company at prices to be negotiated to guarantee that the Company will have sufficient funding through the performance of an 18-month contract. The Company estimates that its costs consisting mainly of research and development personnel costs and prototype equipment purchases to execute the proposed contract with the U.S. Navy will be in a range from $800,000 to $1,200,000. If the Company is awarded the proposed contract, we anticipate that the contract payments would finance the contract expenses.

      In exchange for the guarantee, the Company will owe fees to the investment bank ranging from $50,000 (if the contract is not awarded to the Company) to $150,000 (upon the award of the contract). The Company had been approved for a grant of $1,600,000; however, the Contracting Office of the Naval Surface Warfare Center denied the contract due to the Company's financial condition. During the nine months ended January 31, 2004, the Company recorded a liability for $50,000 under this agreement.

      As of January 31, 2004, we issued unsecured convertible promissory notes at 10% interest totaling $538,000 to our legal counsel for legal services provided to the Company. The legal fees were expensed as a general and administration expense in the periods incurred. The notes are due on April 30, 2004 unless converted into common stock. Also in June 2003, the Company issued 300,000 shares of common stock to its legal counsel to pay $100,000 worth of legal fees. The number of shares of common stock and the price per share issued to our legal counsel was negotiated by the parties in order to offset $100,000 of legal services.

      In August 2003, the Company announced the incorporation of HiEnergy Defense, Inc. a subsidiary that will focus on developing and marketing defense applications of the Company's SuperSenzor technology. During the nine months ended January 31, 2004, we invested $95,000 in HiEnergy Defense, Inc.

      In January 2004, the Company signed an agreement with a contractor to build tenant improvements in the newly acquired production and testing space. The Company expects to spend approximately $50,000 on the tenant improvements which should be completed in March 2004 and $100,000 for additional prototype equipment ordered in February 2004.


      Below is a summary of our agreements presently in effect showing the monthly and annual minimum cost:


                                                                        MINIMUM        MINIMUM
                                    BEGINNING          ENDING           MONTHLY        ANNUAL
      COMMITMENTS                     DATE              DATE             COST           COST                  STATUS
---------------------------------------------------------------------------------------------------------------------------------
Employment agreement
  with Chairman and CEO           January 2002      December 2006      $ 18,800       $ 225,600             In effect

Building lease agreement        September 2002     September 2005      $ 12,623       $ 151,476             In effect

Test site lease agreement            July 2003          June 2004      $  1,200       $  14,400             In effect

Public relations services        November 2002      February 2003      $ 12,500       $ 150,000           Month to month

Investor relations services       January 2004          June 2004      $  5,000       $  60,000             In effect

Business development services        July 2002       October 2003      $ 20,000       $ 240,000      Terminated in October 2003

Investor relations services         April 2003      December 2003      $  6,500       $  78,000      Terminated in December 2003



PLAN OF OPERATION

      Our overriding corporate focus through April 30, 2005 will be to ramp-up our marketing activities for our 3C3 CarBomb Finder. In the meantime, we will reduce other research and development efforts to achieve that goal. The principal research and development projects affected will be on our 3B3 BombSquad Detector, 3UXO3 Unexploded Ordnance Sensor and 7AT7 Anti-tank Landmine Detector, which are the furthest along in the development stage.

      We believe that we will incur costs of between $6,380,000, assuming we have no sales, and $8,860,000, based upon projected sales as we ramp-up sales volumes for the 3C3 CarBomb Finder, from February 1, 2004 through April 30, 2005. The $6,380,000 includes approximately $5,250,000 in general and administrative, sales and marketing, and research and development costs, $120,000 in capital expenditures and $1,010,000 in one-time development costs. The increase in costs from $6,380,000 to $8,860,000 is based primarily upon the cost of materials related to 3C3 CarBomb Finder sales, as opposed to labor costs or indirect costs since they are fixed and already included as part of the general and administrative and research and development costs.

      We anticipate that the employees and consultants currently engaged by the Company will be able to handle any additional administrative, research and development, sales and marketing, and manufacturing requirements through this period, and therefore do not anticipate that we will need to employ any significant number of additional employees or consultants. Our current facilities will also be adequate to conduct all of our operations, including manufacturing, during this period. If we experience significant demand, however, we will expand both our personnel and facilities accordingly.

      As of January 31, 2004, we had $208,000 in cash available to fund the aforesaid costs. Although we expect to receive sales revenues from the sale of our 3C3 CarBomb Finder through the April 30, 2005 period, our product pricing is based upon competitive conditions and certain minimum sales volumes, and we do not anticipate that the sale of the 3C3 CarBomb Finder will generate profits on a unit-over-unit basis until after April 30, 2005. We have no current arrangements for obtaining this additional capital, and will seek to raise it in one or more increments through one or more of contract advances or public or private sales of debt or equity securities for cash. Since our research and development costs are generally fixed, we will also be able to offset a portion of these costs from the proceeds of any government grants or research and development contracts we may be able to obtain. In the longer term, we do not anticipate that we will be cash flow positive based solely on projected sales revenues less operating costs until after April 30, 2005. We anticipate that we will need to raise between $10,000,000 and $15,000,000 in equity or debt financing until such time as we become cash flow positive from product sales and government grants.

      We cannot give assurance that we will be able to secure the additional capital we require to continue our operations at all, or on terms which will not be objectionable to our company or our shareholders, including substantial dilution or the sale or licensing of our technologies on terms we would not otherwise consider. Our inability to raise sufficient additional working capital to carry us beyond the point of receipt of meaningful revenues would likely force us to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company. These factors, among others, as discussed in
Note 3 to our financial statements contained in this prospectus, raise substantial doubt about our ability to continue as a going concern.


                             DESCRIPTION OF PROPERTY


      On September 30, 2002, we relocated our offices to 1601B Alton Parkway, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The Company entered into a three-year operating lease agreement with an affiliate of Bruce Del Mar, one of its former directors, for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, for months 1 through 18 and $8,320 per month for months 19 through 36. In January 2004, the Company executed an addendum to the lease agreement to lease an additional 4,570 square feet of space within the same building in which our offices are located. The new space will be used for production and testing of our products. The addendum begins on February 1, 2004 and expires in September 2005. The additional monthly rent will be $4,373 per month.

      Adjoining our offices in Irvine, California, we have added an open-air testing facility which is equipped with two test/demonstration vehicles for car bomb detection, an airport luggage testing setup, and an open pit for landmine tests. A temporary wall provides more than adequate radiation shielding to the scientists and other observers, who analyze results and demonstrate the technology from within an on-site portable building. The new test site consists of approximately 2,400 square feet. The term of the lease is from July 1, 2003 to December 1, 2003, but was changed to a month to month basis, with payments due at a monthly rate of $1,200 under an agreement with the same landlord. The standards of the State of California, which we are observing in our laboratory shielding designs, are the strictest in the United States. The University of California Radiation Safety Officer, licensed by the State of California, has determined the thickness of both borated polyethylene and concrete shielding required for operators and for public safety. Our test site has been designed accordingly and the design was approved by the Radiation Safety Officer on July 16, 2003.


                                LEGAL PROCEEDINGS


      We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of Microdevices at $5.00 per share. On May 2, 2003, Mr. Eckhouse filed a lawsuit against the Company, HiEnergy Microdevices and Dr. Bogdan Maglich in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The Company and Dr. Maglich were successful on their demurrer and motion to strike. As such, Dr. Maglich individually is no longer a party to this action. The Company will be filing a cross-complaint against Richard Eckhouse and discovery. Trial is set for May 3, 2004. The Company intends to vigorously defend itself in this matter. We deny these allegations and are vigorously defending this lawsuit.

      After reading news reports that connected our reverse takeover of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

      1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

      2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse takeover by HiEnergy of HiEnergy Microdevices.

      3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the reverse takeover

      4. Our current officers and directors responded promptly and cooperated fully with the investigation.

      As mentioned in Item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the April 2002 reverse takeover. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of HiEnergy shares prior to the reverse takeover knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of HiEnergy shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these HiEnergy shares and whether, if so, our former President and director had any knowledge of such control.

      On May 27, 2003, Mr. Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to the SEC investigation that was exactly the same investigation that the Company answered, but Mr. Alter obtained separate legal counsel to represent him in connection with the investigation. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

      HiEnergy is currently arbitrating a dispute with former consultant, Yeffet Security Consultants, Inc. ("YSCI"). HiEnergy entered into a consulting agreement with YSCI in July of 2002. Under the terms of this agreement, YSCI was to provide consulting services to HiEnergy to further the company's marketing and business objectives. On October 29, 2003, HiEnergy notified Yeffet Security Consultants that it was terminating its contract. YSCI alleges that HiEnergy breached the consulting agreement and seeks to recover $449,540.91. HiEnergy denies this allegation and intends to vigorously defend itself in arbitration.


      From time to time, we may be subject to other routine litigation incidental to the ordinary course of business.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS


      The directors and executive officers of the Company and their ages, positions, business experience and education as of the date of this prospectus are as follows:



        NAME                        AGE                         POSITION
----------------------------------------------------------------------------------------------------
  Dr. Bogdan C. Maglich             75          Chairman of the Board, Chief Executive Officer,
                                                President, Treasurer and Chief Scientific Officer

  Ioana C. Nicodin                  24          Corporate Secretary

  David R. Baker                    72          Director

  Robert H. Drysdale                58          Director

  Harb S. Al Zuhair                 65          Director

  Whitney E. Stanbury               31          Director



      Dr. Maglich was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. He was appointed Chief Executive Officer, President and Treasurer of HiEnergy Technologies effective as of March 2003. Mr. Tom Pascoe resigned as Chief Executive Officer and President of the Company on February 25, 2003. Mr. Barry Alter resigned as Chief Executive Officer, President and Treasurer of the Company on September 17, 2002 and resigned from our board of directors on March 7, 2003.

      Dr. Bogdan Maglich and Mr. Harb Al Zuhair were appointed to the board of directors on April 25, 2002. In February 2003, Mr. David R. Baker was appointed to the board of directors. In March 2003, Mr. Robert Drysdale was appointed to the board of directors. Ms. Whitney Stanbury was appointed to our board of directors on September 22, 2003.

      All directors hold office for one year or until their respective successors are elected or until their earlier death, resignation or removal. Each officer of the Company serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.


BIOGRAPHIES


      Each director and executive officer has furnished us the following information with respect to his or her principal occupation or employment, other affiliations and business experience during the last five years.

      DR. BOGDAN C. MAGLICH

      As HiEnergy Technologies' Chairman, Chief Executive Officer, President and Treasurer since March 2003, Dr. Maglich has primary responsibility for business strategy and development of the Company. Dr. Maglich served from 1974 to 1977 as Chairman and CEO of Fusion Energy Corporation, an American subsidiary of Swiss Aluminum Ltd., ALUSUISSE, a large multi-national corporation based in Zurich, Switzerland. He also served as a Director of Delta Holding A.G., Zurich, ALUSUISSE's arm for operating the American high-tech subsidiaries of ALUSUISSE. Dr. Maglich worked in Zurich with Mr. Nelli Celio, Minister of Finance of the Swiss Confederation and was close to Mr. Roger Bonvin, President of Switzerland and Minister of Energy, who declared Dr. Maglich an honorary citizen of Switzerland in 1975. From 1980 to 1983, Dr. Maglich served as Chairman and CEO of Science Transfer Associates, Inc. a New York company based in the Rockefeller Center, and lead member of an international consortium that had a contract to design the multi-billion dollar King Abdul Aziz's Energy Development Center in Jeddah, Saudi Arabia. Members of the consortium were: UK Atomic Energy Research Establishment, Harwell; Skanditronics, a large Swedish technology corporation; General Atomic Corporation, USA; and Booz Allen & Hamilton, a U.S. management consulting company. In the period 1985 to 1987, Dr. Maglich was CEO of Aneutronic Energy Labs, Inc., which in partnership with Bechtel Engineering, carried on a U.S. Air Force contract to design a space power plant for the U.S. Space Defense Initiative. From 1988 to 1993, Dr. Maglich served as CEO of Advanced Physics Corporation, which has among other accomplishments, designed a miniature nuclear fission reactor for electricity production in collaboration with the Department of Nuclear Engineering at MIT, Kurchatov Atomic Energy Institute, Moscow and the Russian Ministry of Atomic Energy. Dr. Maglich founded HiEnergy Microdevices and served as its Chief Executive Officer from 1995 until its reverse takeover of HiEnergy Technologies in April 2002.


      As HiEnergy Technologies' Chief Scientific Officer since April 2002, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John
F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices. , Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and worked on safety measures for Soviet reactors in Europe. Following the Chernobyl incident, Dr. Maglich as CEO of Advanced Physics Corporation initiated and chaired a joint technical conference of the American and Soviet nuclear reactor designers aimed at adding the American nuclear safety features to the Soviet-built power reactors in Hungary, Bulgaria, Czechoslovakia, then East Germany, and Finland. The conference was held in Belgrade, Yugoslavia on October 2-6, 1990. In the period 1992-1993 the late Glenn T. Seaborg, Nobel Laureate and nuclear energy pioneer as Chairman and Dr. Maglich as President of Advanced Physics Corporation, organized a project in Irvine, California under the U.S. Dept. of State Initiatives, to assist in the transition of Soviet nuclear physicists from nuclear weapons research to peaceful nuclear research. The group worked on the design of a miniature joint peaceful nuclear power reactor named MARR (Mini American Russian Reactor). Twelve nuclear engineers from the Russian nuclear weapon center "Chelyabinsk 70," and from the Kurchatov Atomic Energy Institute, Moscow, gathered for a period of 3 months in Irvine in the period between 1992-1993, and were hosted by Advanced Physics Corporation. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology. Dr. Maglich has served as a professor of physics at the University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Phillips Laboratory; and the British-Swedish-American Consortium for the design of the King Abdul Aziz Energy Development Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology, a Master of Science from Britain's University of Liverpool, and a Bachelor of Science from the University of Belgrade.

      DAVID R. BAKER


      Mr. Baker has been an attorney for over 45 years and has been Of Counsel to the firm Haskell Slaughter Young & Rediker, LLC, of Birmingham, Alabama and New York City, since March 2003, and since October 1993, a Retired Partner of Jones Day from its New York City office. Prior to joining Haskell Slaughter Young & Rediker, LLC, Mr. Baker was a partner in Baker, Johnston & Wilson LLP, Birmingham and New York City, from October 1998 to February 2003. Mr. Baker is a graduate of Harvard Law School. He is a member of the Alabama and New York State Bar Associations, and the American and Alabama Law Institutes, serves on the Liaison Committee of the American Bar Association to the Financial Accounting Standards Board and is the International Bar Association's principal representative in New York to the United Nations. In addition, he serves as Chairman of the New York Legislative Service and is a Life Trustee of Birmingham-Southern College.


      ROBERT H. DRYSDALE


      Mr. Drysdale is an experienced financial executive with over 30 years of experience in the financial markets. He has served as Senior Vice President and Branch Manager of Gilford Securities Incorporated, a full-service, national investment firm since January 2000. Previously, Mr. Drysdale served as President and Chief Executive Officer of PNC Securities Inc., Pittsburgh, PA, from 1989 to1996, as President of Tucker Anthony Inc., New York, from 1977 to 1989, and as First Vice President of Blyth, Eastman, Dillion, New York from 1972 to 1978. He is the former Chairman of the Municipal Securities Rulemaking Board. Mr. Drysdale holds a B.S. from the University of Southern California.


      HARB S. AL ZUHAIR

      Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Mr. Al Zuhair currently serves as President and Chief Executive Officer of Tetrad Development Co. Ltd., a company established to manage his various investments and business interests in Saudi Arabia. Mr. Al Zuhair wholly owns or has investments in a variety of other businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.

      WHITNEY E. STANBURY


      Ms. Stanbury worked in management for PricewaterhouseCoopers from 1994 through 2002 when the Management Consulting Services division was purchased by IBM. Since October 2002, Ms. Stanbury has been a Manager with IBM Business Consulting Services with a primary focus on project management, integration and system development. She has an extensive information technology background and for the past nine years has been providing Global Business Integration implementation assistance exclusively for Fortune 500 companies. Her areas of expertise are sales and distribution, materials management, purchasing, financials, human resources, business warehousing, configuration management, component repair, production planning as well as materials requirements planning. Ms. Stanbury has worked in systems implementation and management with Bristol-Meyers Squibb, United Technologies, Pillsbury, Nabisco, Hitachi America Limited and Best Foods, among others. She graduated with a Bachelor of Science in Business Administration from the University of California, Berkeley, and was a member of the New York University Examination Committee for Stern's `Management Consulting Challenge'.


      IOANA C. NICODIN


      As HiEnergy Technologies' Corporate Secretary, Ms. Nicodin is responsible for maintaining the Company's corporate records as well as managing investor relations and public relations for the Company. Ms. Nicodin graduated with a Bachelor of Arts from the University of California, Irvine. She worked in public relations for Brice & Associates, Marketing Communications, and thereafter in marketing for Solomon Smith Barney. Ms. Nicodin served as Assistant Corporate Secretary of HiEnergy Technologies from November of 2001 until March of 2003, when she was appointed HiEnergy's Corporate Secretary. Ms. Nicodin is fluent in both English and Romanian and is a proficient French speaker.

      AUDIT AND FINANCE COMMITTEE


      Robert Drysdale serves as the Chairman of the Audit & Finance Committee and Whitney Stanbury is also a member. Both Mr. Drysdale and Ms. Stanbury are independent audit committee members according to the definition used by Nasdaq for audit committee independence, and are audit committee qualified financial experts.


      The Audit & Finance Committee is governed by a written charter, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. The Audit & Finance Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions.

SCIENTIFIC ADVISORY BOARD

      Our Scientific Advisory Board consists of the following distinguished scientists:

      DR. MELVIN SCHWARTZ; PROFESSOR OF PHYSICS EMERITUS AT COLUMBIA UNIVERSITY

      Dr. Schwartz taught physics at Columbia University from 1958 to 1966 and then moved to Stanford, where he was a professor of physics from 1966 to 1983. For a number of years prior to his return to academia in 1991, Dr. Schwartz founded and ran a Silicon Valley company, Digital Pathways, Inc., devoted to data communications security.

      In 1988, Dr. Schwartz received the Nobel Prize for Physics, along with two colleagues, for research concerning neutrinos, which are subatomic particles that have no electric charge and virtually no mass. It is exceptionally rare for neutrinos to interact with matter and, as a result, it has been extremely difficult to detect them in laboratory research (e.g., estimates say that only one in ten billion neutrinos traveling through the earth would interact with a particle of matter during the passage). Acting on Schwartz's suggestion, the group of three scientists devised a way to increase the statistical probability of neutrino interactions. They did this by producing a beam consisting of hundreds of billions of neutrinos and then sending the beam through a detector of solid matter. The researchers achieved success by using a particle accelerator to generate a stream of high energy protons, which were then fired at a target made of the metal beryllium. A stream of different particles, including pi mesons, were produced by this bombardment. As they traveled, the particles decayed into mu mesons and neutrinos. The stream of particles exiting from the beryllium target then passed through a 44 feet thick steel barrier that filtered out all particles except neutrinos. This resulted in a pure neutrino beam, which subsequently entered a large aluminum detector in which a few neutrinos interacted with the aluminum atoms. The scientists analyzed these interactions and discovered a new type of neutrino, which came to be known as the muon neutrino.

      Dr. Schwartz spent his undergraduate and graduate years at Columbia University in New York and received his Ph. D. in 1958.

      DR. GIOVANNI G. FAZIO; SENIOR PHYSICIST AT THE HARVARD SMITHSONIAN CENTER FOR ASTROPHYSICS

      Dr. Fazio is presently Senior Physicist, Harvard-Smithsonian Center for Astrophysics; Associate, Harvard College Observatory; and a Member of the Faculty, International Space University, Strasbourg, France.

      Dr. Giovanni Fazio received his Ph.D in Physics in 1959 from the Massachusetts Institute of Technology, Cambridge, MA. His graduate work was in the field of Elementary Particle Physics. Dr. Fazio spent his undergraduate years at St. Mary's University, TX and received his Bachelors of Science in Physics and his Bachelor of Arts in Chemistry.

      In 1959 Dr. Fazio joined the University of Rochester, where he pioneered the development of balloon-borne gamma-ray telescopes and was the Principal Investigator for the gamma-ray detector experiment on the first Orbiting Solar Observatory. In 1962 Dr. Fazio joined the Smithsonian Astrophysical Observatory and the Harvard College Observatory, where he initiated a program in gamma-ray astronomy using balloon-borne and ground-based detectors. He also initiated the construction of the 10-meter optical reflector at the F. L. Whipple Observatory, Arizona, to search for ultrahigh-energy cosmic gamma-rays.

      In the early 1970's Dr. Fazio pioneered the development of large balloon-borne telescopes for far-infrared astronomical observations above the atmosphere, and in the 1980's flew the first infrared astronomical telescope on the Space Shuttle. He has been a member of numerous NASA advisory committees and principal investigator on the following NASA infrared programs: the 1-Meter Balloon-Borne Far-Infrared Telescope Experiment, the Infrared Telescope Experiment which flew on the Spacelab 2 flight of the Space Shuttle, and the Infrared Array Camera experiment on the Spitzer Space Telescope, one of NASA's Great Observatories, and co-investigator on the Submillimeter Wave Astronomical Satellite (SWAS). His current research interests also include the development of infrared instrumentation and the use of infrared array cameras on ground-based telescopes to observe the early Universe, ultraluminous galaxies, young stellar objects, planetary nebulae, and star formation regions.

      Dr. Fazio is also past President of the International Astronomical Union's Division XI and Commission 44 (Space and High Energy Astrophysics); past Chairman, Universities Space Research Association (USRA) Science Council for Astronomy and Space Physics; and past Vice-Chairman of the COSPAR Commission on Research in Astrophysics from Space. Dr. Fazio is a Fellow of the American Physical Society and past chairman of its Astrophysics Division, a Fellow of the American Association for the Advancement of Science (AAAS), a member of the American Astronomical Society and past chairman of its High Energy Astrophysics Division. He is also a member of the International Astronomical Union, the International Academy of Astronautics, the Optical Society of America, and a Fellow of the Royal Astronomical Society. He has published more than 240 scientific papers.

      DR. ROBERT J. MACEK; GUEST SCIENTIST, LOS ALAMOS NEUTRON SCIENCE CENTER AND SENIOR SCIENTIST, TECHSOURCE INC., SANTA FE, NM.

      Dr. Robert J. Macek retired in July 2003 from the Los Alamos National Laboratory where he had been a technical staff member for over 30 years. He has held various management positions at Los Alamos including deputy group leader, group leader, associate division leader, program manager, accelerator (Proton Storage Ring, PSR) facility manager and, most recently, project leader for two PSR upgrade projects. During this time he has been engaged in particle and nuclear physics research, accelerator R&D as well as accelerator operations and development.

      Dr. Macek's work over the past decade has focused on accelerator physics R&D and performance improvements for the Los Alamos PSR. His work on beam losses, space charge effects and electron cloud instabilities for this high intensity machine has attracted considerable interest and resulted in collaboration with other laboratories to resolve the electron cloud instability in high intensity proton rings. Laboratories in the collaboration include Argonne National Lab, Lawrence Berkeley, FermiLab, Brookhaven National Lab, Princeton Plasma Physics Laboratory and the SNS project at OakRidge National Laboratory.

      Dr. Macek received his Ph.D. in High Energy Physics from the California Institute of Technology in Pasadena.

      DR. ANDREW J. LANKFORD; PROFESSOR OF PHYSICS AND CHAIR OF THE DEPARTMENT OF PHYSICS AND ASTRONOMY, UNIVERSITY OF CALIFORNIA, IRVINE

      Dr. Andrew J. Lankford is a Professor of Physics and Chair of the Department of Physics and Astronomy at the University of California, Irvine. Prior to joining the University of California, Dr. Lankford served as a physicist in the Research Division at the Stanford Linear Accelerator Center and as a scientist and research physicist in the Physics Research Division at the Lawrence Berkeley Laboratory. He has also held teaching positions in the Departments of Physics at Stanford University and Yale University.

      Dr. Lankford is actively involved in research in elementary particle physics. He has considerable expertise in particle and radiation detectors and in signal processing and data acquisition electronics.

      He is currently working on research projects with CERN, the European Organization for Nuclear Research, which is the world's largest particle physics laboratory, and with the Stanford Linear Accelerator Center (SLAC). In recent years, he has played major roles in the management of the principal experiments at these laboratories, the BABAR Experiment at SLAC and the ATLAS Experiment at CERN. He serves on advisory panels for the Fermi National Accelerator Laboratory, Brookhaven National Laboratory, and the Institute of High Energy Physics, Beijing.

      Dr. Lankford received his Ph.D. in Physics and M. Phil in Physics from Yale University. He also holds a B.S. in Mathematics and Physics, Magna Cum Laude with Departmental Honors, from Yale. He was the recipient of an Alfred P. Sloan Fellowship, and he is a Fellow of the American Physical Society. He is the author of more than 350 publications.

      There are no material agreements with any of the members of the Scientific Advisory Board. On August 27, 2003 our Board of Directors approved the issuance and grant of nonqualified stock options to each of the four members of the Scientific Advisory Board to purchase 10,000 shares of our common stock, with an exercise price of $1.02 and a term that ends August 27, 2009.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS


      The following table sets forth the compensation that we have paid to our named executive officers for the three fiscal years ended April 30, 2003, 2002 and 2001. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2003. Dr. Maglich served as Chairman and Chief Scientific Officer of HiEnergy Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. Dr. Maglich was appointed Chief Executive Officer, President and Treasurer of HiEnergy Technologies effective as of March 10 2003. No other compensation was granted for the periods covered.



                                                                                            LONG TERM COMPENSATION
                                                                                     -----------------------------------

                                                       ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                                ----------------------------------   -------------------------   -------
                                                                          OTHER                     SECURITIES           ALL OTHER
                                       FISCAL                             ANNUAL      RESTRICTED    UNDERLYING    LTIP    COMPEN-
                                     YEAR ENDED   SALARY     BONUS        COMPEN-      STOCK       OPTIONS/SARS  PAYOUTS  SATION
NAME AND PRINCIPAL POSITION           APRIL 30      ($)        ($)        SATION     AWARD(S)($)       (#)         ($)      ($)N
------------------------------------------------------------------------------------------------------------------------------------
Bogdan Maglich                          2003    $ 157,713   $  50,000     $ 47,401           -0-       456,717     -0-       -0-
Chairman, Chief Executive Officer,      2002    $  80,734   $  50,000     $ 24,952     $ 196,148     2,482,011     -0-       -0-
President, Treasurer, and               2001    $  20,140         -0-     $ 26,666     $  25,000           -0-     -0-       -0-
Chief Scientific Officer

Thomas Pascoe                           2003    $  79,350         -0-          -0-           -0-       939,073     -0-       -0-
Former CEO and President                2002          -0-         -0-          -0-           -0-           -0-     -0-       -0-

Barry Alter                             2003          -0-         -0-     $ 25,000           -0-           -0-     -0-       -0-
Former CEO and President                2002          -0-         -0-          -0-           -0-           -0-     -0-       -0-


      The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:

                                     FISCAL YEAR    FISCAL YEAR     FISCAL YEAR
EXPENSE CATEGORY                     ENDED 2003     ENDED 2002      ENDED 2001
----------------                     ----------     ----------      ----------

Auto Lease                             $17,500        $ 6,705        $15,745

Auto Insurance                         $ 1,144        $ 1,438        $ 2,017

Auto Expenses (other)                      -0-        $   500        $   471

Home Rent                                  -0-        $13,750        $ 6,500

Medical & Dental Reimbursements        $28,757        $ 2,559        $ 1,933

TOTAL                                  $47,401        $24,952        $26,666


      Dr. Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30, 2001; and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. Dr. Maglich subsequently converted these shares into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich's employment agreement with HiEnergy Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr. Maglich received $50,000 of the signing bonus upon receipt by HiEnergy Technologies of $1,000,000 raised through equity financing during April 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we paid him the remaining $50,000 in February 2003.


OPTION GRANTS


      The following table sets forth information with respect to stock options granted to each named executive officer during our most recent fiscal year ended April 30, 2003. We have never granted any stock appreciation rights.


                                                                                 PERCENT OF TOTAL
                                                      NUMBER OF SECURITIES         OPTIONS/SARS            EXERCISE OF
                                                            UNDERLYING         GRANTED TO EMPLOYEES         BASE PRICE
         NAME                                          OPTIONS/SARS GRANTED       IN FISCAL YEAR            ($/SHARE)
------------------------------------------------------------------------------------------------------------------------
Bogdan Maglich                                              456,717(1)                 31%                   $2.81
Chairman, Chief Executive Officer, President,
Treasurer, and Chief Scientific Officer

Thomas Pascoe                                               939,073(2)                 63%                   $1.00
Former Chief Executive Officer and President

(1) Option was granted on February 11, 2003 and was fully vested and exercisable on the date of grant.

(2) All of these options have expired unexercised as of the date of this prospectus.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES


      The following table sets forth information with respect to fiscal year-ended April 30, 2003 option values. No stock options were exercised by the named executive officers during the fiscal year ended April 30, 2003.

                                                                                                             VALUE OF UNEXERCISED
                                                                                NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                                    OPTIONS/SARS AT            OPTIONS/SARS AT
                                       SHARES ACQUIRED ON                         THE FISCAL YEAR END          FISCAL YEAR-END
                                             EXERCISE                                     (#)                         (#)
                NAME                           (#)           VALUE REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Bogdan Maglich                                 --                  --                     2,898,728              $481,188 (1)
Chairman, Chief Executive Officer,
President, Treasurer, and Chief
Scientific Officer

Thomas Pascoe                                 -0-                 -0-                   939,073 / 0                  $0
Former Chief Executive Officer and
President

Barry Alter                                   -0-                 -0-                         0 / 0                  $0
Former Chief Executive Officer and
President


(1) The value of Dr. Maglich's options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board(R) on April 30, 2003 ($0.30 per share) and the exercise prices of his stock options at $0.134 per share. No effect is given to the shares exercisable at $2.81 per share.



COMPENSATION OF DIRECTORS


      The Board recently approved a plan to grant each director 2,000 shares of common stock or stock options for each meeting attended, and the directors were each granted stock options in varying amounts for their services. On November 7, 2003, the Board approved an increase in the compensation of directors from 2,000 to 3,000 shares of common stock or stock options for each meeting attended. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of the Company.

      HiEnergy Microdevices compensated its directors with shares of its common stock for their service as directors prior to the reverse takeover by HiEnergy Technologies. During the fiscal year ended April 30, 2002, the following HiEnergy Microdevices directors received shares of HiEnergy Microdevices common stock for their service as directors: Mr. Richard Alden received 3,500 shares with an estimated value of $3,500; Mr. Gregory Gilbert received 1,000 shares with an estimated value of $1,000; and Mr. Edward Finch received 1,000 shares with an estimated value of $1,000. These shares were subsequently converted by each of the directors into shares of our common stock through participation in the voluntary share exchange transaction with the Company.


EMPLOYMENT CONTRACTS

      In March 2002, the Company entered into an employment agreement with Dr. Bogdan Maglich, its Chief Scientist/Chairman of the Board prior to his appointment as President, Chief Executive Officer and Treasurer on March 10, 2003. Major terms of the agreement are as follows:

      o The Company paid a signing bonus of $100,000 during the year ended April 30, 2003.

      o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

      o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008. The stock options were issued with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse take-over of HiEnergy by Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3524 per share for 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

      o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of April 30, 2003, the Company is required to grant options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share. In the fiscal year ended April 30, 2003, the Company recorded $59,373 in compensation expense because these stock options were issued with an exercise price below the market price of the Company's common stock on the date of grant. On December 31, 2003, the Company granted Dr. Maglich 313,221 stock options with an exercise price of $0.87 required under the terms of his employment agreement for calendar year 2003.

      o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board. In addition, the Company reimbursed the Chief Scientist/Chairman of the Board for $29,901 in other expenses covered under the terms of his employment agreement.

      o     The Company must pay a base salary payable in cash as follows:

                  January 1, 2002 to December 31, 2002        $125,000 per year

                  January 1, 2003 to December 31, 2003        $208,600 per year

                  January 1, 2004 to December 31, 2004        $208,600 per year

                  January 1, 2005 to December 31, 2005        $208,600 per year

                  January 1, 2006 to December 31, 2006        $283,013 per year

      o In December 2002, the Company increased its Chief Scientist/Chairman of the Board's base salary to $175,000 per year plus an expense allowance of $19,200 per year effective November 2002.

      o If the agreement is terminated by the Company without cause, the Company must pay its Chief Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

      o In July 2003, the Board of Directors increased the Chief Scientist/Chairman of the Board's salary to $208,600 per year.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


      The Compensation Committee currently consists of Mr. Harb Al Zuhair and Mr. David R. Baker.

      No executive officer of the Company serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS


      It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

      As of April 30, 2003, we had convertible notes payable to related parties outstanding of $10,400 to Edward Finch, a shareholder and former director, which was due in July 2003 and paid in August of 2003.

      As discussed in the section entitled "Legal Proceedings", on January 15, 2003, we executed a settlement agreement with Keith Cowan, a former executive officer of HiEnergy Microdevices, which gave us a maximum cash exposure of $175,000. The settlement agreement provided that we would pay Mr. Cowan $50,000 in the beginning. In addition, Mr. Cowan received 80,000 shares of restricted HiEnergy Technologies common stock, with registration rights that provided Mr. Cowan with the option of tendering the 80,000 shares to the Company for an additional payment of $125,000 in cash if the shares were not registered on or before April 1, 2003. As of April 1, 2003, the shares had not been registered and Mr. Cowan subsequently tendered the 80,000 shares to the Company and received a payment of $125,000.


      On September 30, 2002, we relocated our offices to 1601B Alton Parkway, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The Company entered into a three-year operating lease agreement with an affiliate of Bruce Del Mar, one of its former directors, for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, for months 1 through 18 and $8,320 per month for months 19 through 36. In January 2004, the Company executed an addendum to the lease agreement to lease an additional 4,570 square feet of space within the same building in which our offices are located. The new space will be used for production and testing of our products. The addendum begins on February 1, 2004 and expires in September 2005. The additional monthly rent will be $4,373 for months 17 and 18 and $4,548 for months 19 through 36.


      In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientist. On July 16, 2002, the Company assumed the employment agreement pursuant to an Assignment and Assumption Agreement with HiEnergy Microdevices. The major terms of the agreement are as described under "Employment Contracts" under the major heading "Executive Compensation."


      On July 28, 2003, we entered into an exclusive International Distribution Agreement for our 3C3 CarBomb Finder with Electronic Equipment Marketing Company (EEMCO). EEMCO is majority-owned by Harb Al-Zuhair, one of our directors. Under the agreement, EEMCO has the exclusive rights to sell our 3C3 CarBomb Finder in the Middle-East countries of Saudi Arabia, Kuwait, Qatar, Bahrain, Oman, United Arab Emirates, Iraq, Yemen, and Jordan and in the North African countries of Egypt, Morocco, Tunis, Algeria, and Mauritania. EEMCO is to receive a dealer's discount of 30% of the sales price of the CarBomb Finder. Although the agreement was to include specific commissions on sales and any applicable discounts, the details have not yet been finalized with EEMCO. We are in the process of finalizing the details in regards to these matters. The agreement began on July 25, 2003 and terminates on July 25, 2005.

LOANS FROM EXECUTIVE OFFICERS AND DIRECTORS

      In January 2004, the Company signed promissory notes with Dr. Maglich totaling $56,094. The notes bear interest at 5% interest and are due on demand. Dr. Maglich loaned the Company $36,000 and agreed to defer $20,094 in expense reimbursements.


      During the fiscal years ended April 30, 2003 and 2002, the Company incurred the following material notes payable to current and former officers and directors that involved amounts in excess of $60,000:


      o HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December 2002. During the fiscal year ended April 30, 2003, the notes were paid in full.

      o HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing, $50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of $500,000 or $1,000,000 of additional funds from any source. During the fiscal year ended April 30, 2003, HiEnergy Technologies paid $100,000 to Dr. Maglich.

      o During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. During the fiscal year ended April 30, 2003, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three-year term.

      o HiEnergy Microdevices had an unsecured note payable to a former officer for $150,000 payable upon demand as of April 30, 2002. The full amount was paid in January 2003.

CERTAIN BUSINESS RELATIONSHIPS


      Except with respect to our lease with Del Mar Aviation and the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30, 2003, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with the Company in excess of 5% of either of the company's revenues or assets.


INDEBTEDNESS OF MANAGEMENT


      There are no persons who are directors, executive officers of the Company, nominees for election as a director, immediate family members of the foregoing, corporations or organizations in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing, trusts or estates in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity that are indebted to the Company in an amount in excess of $60,000.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



                                                                  NUMBER OF              PERCENT OF
NAME OF BENEFICIAL OWNER                                           SHARES                OUTSTANDING
------------------------------------------------------------------------------------------------------
Dr. Bogdan C. Maglich,                                            10,589,993                30.11%
Chairman of the Board, Chief Executive Officer, President,
Treasurer and Chief Scientific Officer

Ioana C. Nicodin,                                                     36,177                    *
Corporate Secretary

Harb S. Al Zuhair,                                                   995,922                 3.08%
Director

Robert H. Drysdale,                                                  115,000                    *
Director

David R. Baker,                                                      580,467                 1.80%
Director

Whitney E. Stanbury,                                                 101,000                    *
Director

All Executive Officers & Directors As A Group                     12,418,559                37.69%
(6 Persons)


      *     Less than 1%.


      (1) Includes 1,605,708 shares owned directly by Dr. Maglich, 1,181,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,210,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,380,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 3,211,949 shares of common stock issuable upon the exercise of currently exercisable stock options.

      (2) Includes 11,177 shares of common stock owned directly by Ms. Nicodin, and 25,000 shares of common stock issuable upon the exercise of currently exercisable stock options.


      (3) Includes 810,540 shares of common stock owned directly by Mr. Al Zuhair. Also includes 17,882 shares of common stock issuable upon the exchange of 800 shares of HiEnergy Microdevices common stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices common stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800. Includes 100,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 10,000 shares of common stock or stock options as director's compensation as approved by the Board. Also includes 57,500 shares of common stock underlying stock options which are exercisable as of May 7, 2004.

      (4) Includes 10,000 shares of common stock owned directly by Mr. Drysdale. Also includes 30,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 75,000 shares of common stock underlying stock options which are exercisable as of May 7, 2004.

      (5) Includes 260,012 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned in common by the former members of BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker was a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and 50,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Mr. Baker disclaims beneficial ownership of the stock held in common by the former members of BJW Investments, LLC beyond his proportionate interest of one third to one half, or Advanced Projects Group beyond his pecuniary interest. Also includes 57,500 shares of common stock underlying stock options which are exercisable as of May 7, 2004.

      (6) Includes 26,000 shares of common stock owned directly by Ms. Stanbury. Also includes 75,000 shares of common stock underlying stock options which are exercisable as of May 7, 2004.


      (7) The number of shares beneficially owned takes into account the details set forth in the preceding footnotes.


      The number of shares of common stock outstanding used in calculating the percentages was 32,277,888, the number of shares of common stock outstanding as of the date of this prospectus. The beneficial ownership for each listed person includes those shares of common stock underlying options held by such persons on the date of this prospectus that are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.


      The amounts reflected above are based upon information provided to us and in filings with the Securities and Exchange Commission. To our knowledge, the table sets forth information about beneficial ownership information for (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

      The address for those listed above is c/o HiEnergy Technologies, Inc., 1601B Alton Parkway, Irvine, California 92606. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                            SELLING SECURITY HOLDERS


      As of the date of this prospectus, a total of 32,277,888 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statements of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.


                                        NUMBER OF SHARES BENEFICIALLY
                                             OWNED BEFORE OFFERING                        NUMBER OF SHARES BEING OFFERED
---------------------------- ----------------------------------------------- -----------------------------------------------
NAME OF BENEFICIAL OWNER              TOTAL         SHARES       CONVERTIBLE         TOTAL         SHARES        CONVERTIBLE
                                                                 INTO SHARES                                     INTO SHARES
---------------------------- ---------------- ------------ ----------------- -------------- -------------- -----------------
Nathan Freund and Lila                32,827        5,307            27,520         32,827          5,307            27,520
Freund
Robert A. Melnick                     48,143       31,631            16,512         48,143         31,631            16,512
Jacob Bar Lev & Zvia Bar Lev          16,414        2,653            13,761         16,414          2,653            13,761
Robert J. Neborsky MD Inc.            17,431        3,670            13,761         17,431          3,670            13,761
Combined Retirement Trust (2)
David Wiener Revocable                 9,848        1,592             8,256          9,848          1,592             8,256
Trust (3)
James Enright                         17,656       10,784             6,872         17,656         10,784             6,872
Ioannis Korologos                     54,293       46,037             8,256         54,293         46,037             8,256
Ruth Arbel Magid & Eliezer             6,872            0             6,872          6,872              0             6,872
Magid
Richard Melnick                      942,395      342,616           599,779        469,062        342,616           126,446
Kris S. Pogoloff                       3,279          530             2,749          3,279            530             2,749
Mark W. Collins                        8,494        1,373             7,121          8,494          1,373             7,121
William I. Schoenfeld and            4,692          1,939             2,753          4,692          1,939             2,753
Rosalie G. Schoenfeld
Morrie Lieb                           13,847       11,098             2,749         13,847         11,098             2,749
Mark Capital LLC (4)                   7,902            0             7,902          7,902              0             7,902
Andrew J. Maffey                      16,392        2,650            13,742         16,392          2,650            13,742
Karma Kapital LLC (5)                 31,543            0            31,543         31,543              0            31,543
Global Medicine Inc. MPPP (6)         27,483            0            27,483         27,483              0            27,483
Angeliki Frangou                      16,360        2,645            13,715         16,360          2,645            13,715
Jan H. Stahl & Cynthia M.              2,744            0             2,744          2,744              0             2,744
Ruggero
1057111 Ontario Ltd. (7)                   0            0                 0              0              0                 0
Richard Bertea Separate              100,000      100,000                 0        100,000        100,000                 0
Property Trust (8)
Don Brennan                           25,000       25,000                 0         25,000         25,000                 0
Peter DiMatteo                        50,000       50,000                 0         50,000         50,000                 0
J. R. Fishman                              0            0                 0              0              0                 0
Robert Galorenzo                      50,000       50,000                 0         50,000         50,000                 0
C. Boyden Gray                       270,877       25,000                 0         25,000         25,000                 0
Pam Gulla                             50,000       50,000                 0         50,000         50,000                 0
The Ed W. Hennings                    25,000       25,000                 0         25,000         25,000                 0

                                      NUMBER OF SHARES
                                  BENEFICIALLY OWNED AFTER
                                         OFFERING (1)
---------------------------- -----------------------------------
NAME OF BENEFICIAL OWNER               TOTAL         PERCENT
                                                     OF CLASS
---------------------------- ------------------ ----------------
Nathan Freund and Lila                       0           0
Freund
Robert A. Melnick                            0           0
Jacob Bar Lev & Zvia Bar                     0           0
Lev
Robert J. Neborsky MD Inc.
Combined Retirement Trust                    0           0
(2)
David Wiener Revocable                       0
Trust (3)
James Enright                                0           0
Ioannis Korologos                            0           0
Ruth Arbel Magid & Eliezer                   0           0
Magid
Richard Melnick                        473,333        1.5%
Kris S. Pogoloff                             0           0
Mark W. Collins                              0           0
William I. Schoenfeld and
Rosalie G. Schoenfeld                        0           0
Morrie Lieb                                  0           0
Mark Capital LLC (4)                         0           0
Andrew J. Maffey                             0           0
Karma Kapital LLC (5)                        0           0
Global Medicine Inc. MPPP                    0           0
(6)
Angeliki Frangou                             0           0
Jan H. Stahl & Cynthia M.                    0           0
Ruggero
1057111 Ontario Ltd. (7)                     0           0
Richard Bertea Separate
Property Trust (8)                           0           0
Don Brennan                                  0           0
Peter DiMatteo                               0           0
J. R. Fishman                                0           0
Robert Galorenzo                             0           0
C. Boyden Gray                         245,877           *
Pam Gulla                                    0           0
The Ed W. Hennings                           0           0


                                        NUMBER OF SHARES BENEFICIALLY
                                             OWNED BEFORE OFFERING                        NUMBER OF SHARES BEING OFFERED
---------------------------- ----------------------------------------------- -----------------------------------------------
NAME OF BENEFICIAL OWNER              TOTAL         SHARES       CONVERTIBLE         TOTAL         SHARES        CONVERTIBLE
                                                                 INTO SHARES                                     INTO SHARES
---------------------------- ---------------- ------------ ----------------- -------------- -------------- -----------------
Revocable Trust (9)
Brian Kane                            53,600       53,600                 0         53,600         53,600                 0
David Kaplan                         200,000      200,000                 0        200,000        200,000                 0
SLR Limited (10)                           0            0                 0              0              0                 0
Ajaib Limited (11)                     5,000        5,000                 0          5,000          5,000                 0
Gion Limited (12)                          0            0                 0              0              0                 0
Maraline International                     0            0                 0              0              0                 0
Ltd. (13)
Vertigo Trading Inc. (14)            100,000      100,000                 0        100,000        100,000                 0
Isaac Yeffet (15)                    500,000            0           500,000      1,000,000              0         1,000,000
Primoris Group Inc. (16)             400,000            0           400,000        400,000              0           400,000
Wolfe Axelrod Weinberger             250,000            0           250,000        250,000              0           250,000
Associates LLC (17)
Vertical Ventures                     93,853       19,778            74,075         93,853         19,778            74,075
Investments,
LLC (18)
North Bar Capital Inc. (19)            7,497           89             7,408          7,497             89             7,408
Michael Kirsh                          5,993        2,289             3,704          5,993          2,289             3,704
John Zanotti                          24,512       20,808             3,704         24,512         20,808             3,704
Tomer Vardi                           24,512       20,808             3,704         24,512         20,808             3,704
1530403 Ontario Inc. (20)             26,630            0            26,630         26,630              0            26,630
1513549 Ontario Ltd. (21)             22,200            0            22,200         22,200              0            22,200
Brian Gruson                          25,340        5,340            20,000         25,340          5,340            20,000
Starfield International SA           198,540      168,540            30,000        198,540        168,540            30,000
(22)
Perry Wolfman                         37,897        8,267            29,630         37,897          8,267            29,630
Nathan Alsheh                         39,708       33,708             6,000         39,708         33,708             6,000
Nardo Zaias, IRA/SEP                  18,837       15,837             3,000         18,837         15,837             3,000
Hilda & Manuel Zaias                  13,236       11,236             2,000         13,236         11,236             2,000
Albert V. & Jennifer H.               24,512       20,808             3,704         24,512         20,808             3,704
Skiba
William G. and Phyllis                10,588        8,988             1,600         10,588          8,988             1,600
Salatich
Daniel A. Haigh                       98,046       83,231            14,815         98,046         83,231            14,815
John S. Haigh & Jeanette              24,512       20,808             3,704         24,512         20,808             3,704
T. Blainey
Jeff Berwick                           9,475        2,067             7,408          9,475          2,067             7,408
Jeff Hermanson                        24,512       20,808             3,704         24,512         20,808             3,704



                                      NUMBER OF SHARES
                                  BENEFICIALLY OWNED AFTER
                                         OFFERING (1)
---------------------------- -----------------------------------
NAME OF BENEFICIAL OWNER               TOTAL         PERCENT
                                                     OF CLASS
---------------------------- ------------------ ----------------
Revocable Trust (9)
Brian Kane                                   0           0
David Kaplan                                 0           0
SLR Limited (10)                             0           0
Ajaib Limited (11)                           0           0
Gion Limited (12)                            0           0
Maraline International                       0           0
Ltd. (13)
Vertigo Trading Inc. (14)                    0           0
Isaac Yeffet (15)                            0           0
Primoris Group Inc. (16)                     0           0
Wolfe Axelrod Weinberger                     0           0
Associates LLC (17)
Vertical Ventures
Investments,                                 0           0
LLC (18)
North Bar Capital Inc. (19)                  0           0
Michael Kirsh                                0           0
John Zanotti                                 0           0
Tomer Vardi                                  0           0
1530403 Ontario Inc. (20)                    0           0
1513549 Ontario Ltd. (21)                    0           0
Brian Gruson                                 0           0
Starfield International SA                   0           0
(22)
Perry Wolfman                                0           0
Nathan Alsheh                                0           0
Nardo Zaias, IRA/SEP                         0           0
Hilda & Manuel Zaias                         0           0
Albert V. & Jennifer H.                      0           0
Skiba
William G. and Phyllis                       0           0
Salatich
Daniel A. Haigh                              0           0
John S. Haigh & Jeanette                     0           0
T. Blainey
Jeff Berwick                                 0           0
Jeff Hermanson                               0           0


                                        NUMBER OF SHARES BENEFICIALLY
                                             OWNED BEFORE OFFERING                        NUMBER OF SHARES BEING OFFERED
---------------------------- ----------------------------------------------- -----------------------------------------------
NAME OF BENEFICIAL OWNER              TOTAL         SHARES       CONVERTIBLE         TOTAL         SHARES        CONVERTIBLE
                                                                 INTO SHARES                                     INTO SHARES
---------------------------- ---------------- ------------ ----------------- -------------- -------------- -----------------
Jason T. Adelman                      71,250            0            71,250         20,417              0            20,417
Sherbrooke Partners LLC              186,000                        186,000         80,000              0            80,000
(23)
Scott Weisman                          7,770            0             7,770          7,770              0             7,770
Steven Markovich                      10,000            0            10,000         10,000              0            10,000
Shaun Corrales                        40,000            0            40,000         40,000              0            40,000
Robert W. Bellano                     40,000            0            40,000         40,000              0            40,000
Dr. Bogdan C. Maglich         10,589,993(24)    7,378,044         3,211,949      1,000,000      1,000,000                 0
David R. Baker                   580,467(25)       44,705           535,762         44,705         44,705                 0
Eric Singer                           15,625            0            15,625         10,417              0            10,417
Matthew Balk                          43,125            0            43,125         38,750              0            38,750
Bullbear Capital Partners,         1,949,783    1,077,333           872,450        930,000        744,000           186,000
LLC (26)
Nicholas J .Yocca                  1,693,402      114,130         1,579,272        353,180        114,130           239,050
Mark Yocca                           310,904       82,667           228,237        310,904         82,667           228,237
Ryan Patch                           253,345            0           216,725        253,345              0           207,570
Paul Kim                              68,889       55,111            13,778         68,889         55,111            13,778
Central Answering Service,            68,889       55,111            13,778         68,889         55,111            13,778
Inc. (27)
Dunwoody Brokerage                    74,400            0            74,400         74,400              0            74,400
Services, Inc. (28)
Platinum Partners Value            1,952,799    1,159,999           792,800      1,099,466        826,666           272,800
Arbitrage Fund LP (29)
Danny M. Beadle                       23,900       17,969             5,931         23,900         17,969             5,931
Patrick Bevilacqua                    47,804       35,943            11,861         47,804         35,943            11,861
SBI-USA LLC (30)                     102,564       76,923            25,641        102,564         76,293            25,641


                                       NUMBER OF SHARES
                                   BENEFICIALLY OWNED AFTER
                                          OFFERING (1)
----------------------------   ----------------------------------
NAME OF BENEFICIAL OWNER                TOTAL         PERCENT
                                                      OF CLASS
----------------------------   ----------------- ----------------
Jason T. Adelman                         50,833           *
Sherbrooke Partners LLC                 106,000           *
(23)
Scott Weisman                                 0           0
Steven Markovich                              0           0
Shaun Corrales                                0           0
Robert W. Bellano                             0           0
Dr. Bogdan C. Maglich                10,089,993       31.2%
David R. Baker                          535,762        1.7%
Eric Singer                               5,208           *
Matthew Balk                              4,375           *
Bullbear Capital Partners,            1,019,783        3.2%
LLC (26)
Nicholas J .Yocca                     1,340,222        4.2%
Mark Yocca                                    0           0
Ryan Patch                               45,775           *
Paul Kim                                      0           0
Central Answering Service,                    0           0
Inc. (27)
Dunwoody Brokerage                            0           0
Services, Inc. (28)
Platinum Partners Value                 853,333           *
Arbitrage Fund LP (29)
Danny M. Beadle                               0           0
Patrick Bevilacqua                            0           0
SBI-USA LLC (30)                              0           0


  *   Less than 1.00%.


The number of shares being offered includes warrants convertible into 1,761,437 shares of our common stock, stock options to purchase 1,400,000 shares of our common stock, and convertible notes that are convertible into 622,710 shares of our common stock.


(1)   Assumes all shares being offered by all beneficial owners are sold.

(2) Robert J. Neborsky as Trustee holds power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined Retirement Trust.

(3) Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust - 96 is held by David Wiener as Trustee.

(4) Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as Managing Member.

(5) Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

(6) Eugene Seymour, M.D., as Trustee, holds power to vote or dispose of the securities beneficially owned by Global Medicine, Inc..

(7) Power to vote or dispose of the securities beneficially owned by 1057111 Ontario Ltd. is held by Leonard P. Latchman as President.

(8) Power to vote or dispose of the securities beneficially owned by Richard Bertea Separate Property Trust is held by Richard Bertea as Trustee.

(9) Power to vote or dispose of the securities beneficially owned by The Ed W. Hennings Revocable Trust is held by Ed W. Hennings as Trustee.

(10) Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

(11) Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

(12) Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

(13) Power to vote or dispose of the securities beneficially owned by Maraline International Ltd. is held by Derek Ryan as a director.

(14) Power to vote or dispose of the securities beneficially owned by Vertigo Trading Inc. is held by A.W. Boggs as President.


(15) Mr. Yeffet's holdings represent 500,000 shares underlying stock options that have vested, and an additional 500,000 shares underlying stock options that have not vested and are disputed. This includes 500,000 shares of our common stock subject to a stock option held by Isaac Yeffet which will not vest within the next 60 days, and therefore these 500,000 shares are not considered currently beneficially owned by Mr. Yeffet.


(16) Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as President.

(17) Power to vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

(18) Joshua Silverman, as a manager, holds power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC.

(19) Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as Vice President.

(20) Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

(21) Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as President.

(22) Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin Christen as a director.

(23) Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Matthew Balk.

(24) Includes 1,857,686 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,295,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,480,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.

(25) Includes 257,012 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned in common by the former members of BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker was a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and 50,000 shares of common stock underlying options granted to Mr. Baker for his service as a director of the Company.


(26) Power to vote or dispose of the securities beneficially owned by Bullbear Capital Partners, LLC is held by Brian Corday and Jeffrey Herman.

(27) Power to vote or dispose of the securities beneficially owned by Central Answering Service, Inc. is held by John Yocca.

(28) Power to vote or dispose of the securities beneficially owned by Dunwoody Brokerage Services, Inc. is held by Robert L. Hopkins, President, and Dwight B. Brennan, Executive Vice President.

(29) Power to vote or dispose of the securities beneficially owned by Platinum Partners Value Arbitrage Fund LP is held by Mark Nordicht, Managing Member of its general partner.

(30) Power to vote or dispose of the securities beneficially owned by SBI-USA LLC is held by Shelly Singhal and John Wang as partners. SBI-USA LLC is obligated to purchase the shares and warrants listed herein pursuant to a subscription agreement with the Company.

                PENALTY SHARES ISSUED TO SELLING SECURITY HOLDERS

      Under relevant registration rights provisions of the agreements relating to our sales of common stock and accompanying warrants after August 2003, we have paid penalties to purchasers in these offerings because we failed to meet the deadlines for having the registration statement of which this prospectus is a part declared effective, and we will continue to pay penalties until the registration statement is declared effective. The total number of shares of common stock issued as penalties to selling security holders to date, and the number of shares of common stock that we will issue on April 15, 2004.

                                                                                                              PENALTY SHARES
                                                       TOTAL SHARES                   TOTAL PENALTY SHARES    TO BE ISSUED THROUGH
NAME                                                   BEING OFFERED                  ISSUED TO DATE          APRIL 15, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Nathan Freund and Lila Freund                          32,827                         19,384                          0

Robert A. Melnick                                      48,143                         11,631                          0

Jacob Bar Lev & Zvia Bar Lev                           16,414                         9,692                           0

Robert J. Neborsky MD Inc. Combined Retirement Trust   17,431                         9,692                           0
(2)

David Wiener Revocable Trust (3)                       9,848                          5,815                           0

James Enright                                          17,656                         4,840                           0

Ioannis Korologos                                      54,293                         5,815                           0

Ruth Arbel Magid & Eliezer Magid                       6,872                          4,840                           0

Richard Melnick                                        942,395                        67,081                          0

Kris S. Pogoloff                                       3,279                          1,936                           0

Mark W. Collins                                        8,494                          5,015                           0

William I. Schoenfeld and                              4,692                          1,939                           0
Rosalie G. Schoenfeld

Morrie Lieb                                            13,847                         1,936                           0

Mark Capital LLC (4)                                   7,902                          5,567                           0

Andrew J. Maffey                                       16,392                         9,679                           0

Karma Kapital LLC (5)                                  31,543                         22,217                          0

Global Medicine Inc. MPPP (6)                          27,483                         19,358                          0

Angeliki Frangou                                       16,360                         9,661                           0

Jan H. Stahl & Cynthia M. Ruggero                      2,744                          1,933                           0

Vertical Ventures Investments,                         93,853                         44,889                          0
LLC (18)

North Bar Capital Inc. (19)                            7,497                          4,578                           0

Michael Kirsh                                          5,993                          2,289                           0

John Zanotti                                           24,512                         2,289                           0

Tomer Vardi                                            24,512                         2,289                           0

1530403 Ontario Inc. (20)                              26,630                         18,312                          0

1513549 Ontario Ltd. (21)                              22,200                         13,719                          0

Brian Gruson                                           25,340                         12,120                          0

Starfield International SA (22)                        198,540                        18,540                          0

Perry Wolfman                                          37,897                         18,312                          0

Nathan Alsheh                                          39,708                         3,708                           0

Nardo Zaias, IRA/SEP                                   18,837                         1,854                           0

Hilda & Manuel Zaiac                                   13,236                         1,236                           0

Albert V. & Jennifer H. Skiba                          24,512                         2,289                           0

William G. and Phyllis Salatich                        10,588                         988                             0

Daniel A. Haigh                                        98,046                         9,156                           0

John S. Haigh & Jeanette T. Blainey                    24,512                         2,289                           0

Jeff Berwick                                           9,475                          4,578                           0

                                                                                                              PENALTY SHARES
                                                       TOTAL SHARES                   TOTAL PENALTY SHARES    TO BE ISSUED THROUGH
NAME                                                   BEING OFFERED                  ISSUED TO DATE          APRIL 15, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Jeff Hermanson                                         24,512                         2,289                           0

Bullbear Capital Partners, LLC (26)                    930,000                        144,000                         39,000

Mark Yocca                                             310,904                        16,000                          4,333

Ryan Patch                                             207,570                        1,408                           1,232

Paul Kim                                               68,889                         10,667                          2,889

Central Answering Service, Inc. (27)                   68,889                         10,667                          2,889

Dunwoody Brokerage Services, Inc. (28)                 74,400                         14,400                          4,500

Platinum Partners Value Arbitrage Fund LP (29)         1,099,466                      160,000                         43,333

Danny M. Beadle                                        23,900                         3,477                           942

Patrick Bevilacqua                                     47,804                         6,957                           1,884



CHANGE IN CONTROL

      There are no arrangements known to us the operation of which may result in a change of control of HiEnergy Technologies.


RELATIONSHIPS WITH SELLING SECURITY HOLDERS


      Bogdan C. Maglich is our principal stockholder, Chairman, Chief Executive Officer, President and Treasurer and Chief Scientific Officer. David R. Baker is a member of our Board of Directors and has provided legal services to us prior to becoming a director. Nicholas J. Yocca, Mark Yocca, Ryan Patch and Paul Kim are each attorneys associated with our current corporate counsel Yocca Patch & Yocca, LLP.


      Isaac Yeffet is the sole principal of Yeffet Security Consultants, Inc., which has been a consultant to the Company. Primoris Group previously provided investor relations services to the Company. SBI-USA LLC has provided investment banking services to the Company.

      We entered into a Consulting Agreement with Yeffet Security Consultants, Inc. on July 1, 2002 pursuant to which Mr. Yeffet provided consulting services and was compensated $20,000 per month, payable bi-monthly, plus 5% commission of any gross revenues that he brought in, paid quarterly. Mr. Yeffet also was granted an option to buy up to 1,000,000 shares of our common stock, 500,000 of which vested on July 1, 2002 and 500,000 of which were to vest over the term of the agreement, ending July 1, 2004. We terminated our agreement with Yeffet Security Consultants in October 2003, at which time Mr. Yeffet's option had vested with respect to 500,000 shares.

      H.C. Wainwright & Co., Inc. was engaged to act as a placement agent to arrange the sale of debt, equity or equity-linked securities on behalf of the Company. Their services were utilized from August to November of 2002. H.C. Wainwright & Co. Inc. was to receive compensation for their services as follows:

      o a stock retainer fee of 100,000 warrants exercisable at $0.01 per share upon execution of the agreement;

      o a cash placement fee equal to 8% of any gross proceeds received by the Company payable on the closing date of the offering;

      o a cash fee of 4% of the aggregate consideration received by the Company in connection with the exercise of investor warrants issued as part of the offering;

      o warrants issued to H.C. Wainwright & Co., Inc. or its permitted assigns to purchase 10% of the amount of securities issued to the purchasers that participated in the offering, with an exercise price equal to the price at which common equity of the Company is issued.

      H.C. Wainwright & Co., Inc. received a total cash fee of $227,528.32 between September and November 2002 in exchange for their services as placement agents on behalf of the Company. Their compensation issued in accordance with the agreement as relating to warrants is detailed in the table below.



                                                         NO. OF       PRICE PER         DATE OF
         NAME                           WARRANT NO.      SHARES        SHARE           ISSUANCE
--------------------------------------------------------------------------------------------------
H.C. Wainwright & Co., Inc.               W-039          50,000     $      0.01       8/11/2002

Jason Adelman                             W-040          16,000     $      0.01       8/11/2002

Sherbrooke Partners, LLC                  W-041          34,000     $      0.01       8/11/2002

H.C. Wainwright & Co., Inc.               W-042          58,773     $      1.15       10/7/2002

Jason Adelman                             W-043          15,000     $      1.15       10/7/2002

Sherbrooke Partners, LLC                  W-044          35,000     $      0.45       10/7/2002

Jason Adelman                             W-048          16,000     $      1.35      10/31/2002

Sherbrooke Partners, LLC                  W-049          37,000     $      0.45      10/31/2002

Sherbrooke Partners, LLC                  W-053          80,000     $      0.45       12/9/2002

Jason Adelman                             W-054          40,000     $      0.45       12/9/2002

H.C. Wainwright & Co., Inc.               W-047          80,997     $      1.35      10/31/2002

H.C. Wainwright & Co., Inc.
(re-priced and re-assigned)               W-056          25,000     $      2.48       12/9/2002

H.C. Wainwright & Co., Inc.
(re-priced and re-assigned from W-070)    W-070          15,000     $      0.45       12/9/2002

H.C. Wainwright & Co., Inc.               W-072          30,000     $      0.45       5/16/2003



      Jason Adelman, Sherbrooke Partners LLC, Scott Weisman, Robert Nathan, Steven Markovich, Eric Singer and Matthew Balk are each affiliates or former affiliates of H.C. Wainwright & Co., Inc., which is a broker-dealer that has provided financing services to the Company.


      Each of these selling security holders purchased their respective shares in the ordinary course of business, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.


                              PLAN OF DISTRIBUTION

      The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock trading facility on which the shares are traded or in private transactions. Their sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o     ordinary brokerage transactions;

      o     transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

      o     privately negotiated transactions;

      o short sales, which are contracts for the sale of shares of stock that the seller does not own, or for which certificates are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

      o broker-dealers may agree to sell a specified number of shares at a stipulated price per share;

      o     a combination of any of these methods of sale; or

      o     any other method permitted by applicable law.

      The sale price to the public may be at or near:

      o     the market price prevailing at the time of sale;

      o     a price related to the prevailing market price;

      o     negotiated prices; or

      o     a price the selling security holder determines from time to time.


      The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have reserved the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time or to violate any law.

      The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Alternatively, the selling security holders may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge no selling security holder has entered into any agreement with a prospective underwriter. We cannot assure you as to whether we will enter into any such agreement. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a revised prospectus.

      The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will also be subject to the applicable provisions of the Securities Act and state securities laws. The provisions of the Securities Act require the seller to deliver of a copy of this prospectus to all offerees or purchasers of shares, and the securities laws of some states require the selling security holders to sell shares only through a registered broker-dealer and/or to sell only to purchasers that satisfy certain investor suitability standards established by the state.

      This prospectus does not cover the sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or revise this prospectus to cover such sales.

      For the period a holder holds our derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when such securities are about to expire and only if the conversion price or exercise price is less than the market price for our common stock.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, which may be issued from time to time by the Board of Directors in one or more series. As of the date of this prospectus, we had 32,277,888 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.


COMMON STOCK


      The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

      The common stock is not entitled to preemptive rights and may not be redeemed or converted. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to undistributed assets.

      Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

      Under our certificate of incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

      All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.


PREFERRED STOCK


      Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may declare, fix, determine or alter the voting rights, redemption provisions, dividend rights, dividend rates, exchange rights, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could materially adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock or any other controlling interest in us.


      Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares. Each series can have various voting rights and limitations. Their voting rights can be senior to those of holders of common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent potential or actual common stockholders from initiating a change in control of the Company, to discourage takeover attempts that may offer premiums to holders of the Company's common stock, or to reduce the rights of or amounts available to common stockholders. The Company has not yet adopted, but could adopt, and implement such an anti-takeover plan at any time. Such plans also have valid purposes. One reason for such plans is to ensure that a takeover provides equal treatment financially to all shareholders.

SERIES A CONVERTIBLE PREFERRED STOCK

      There has been a series of preferred stock designated "Series A Convertible Preferred Stock," none of which remains outstanding. Such series has been formally eliminated. The Certificate of Elimination filing date was September 3, 2003. The shares of Series A that were outstanding in May 2003 were redeemed in exchange for shares of Common Stock. The outstanding Series A shares were cancelled and returned to the status of authorized and unissued shares of Preferred Stock.


                          TRANSFER AGENT AND REGISTRAR

      American Stock Transfer & Trust Co., Inc. is the transfer agent and registrar for our common stock. American Stock Transfer's telephone number is
(800) 937-5449.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      The dismissal of Manning Elliott, Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated April 25, 2002 and filed on May 10, 2002.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL


      Neither Singer Lewak Greenbaum & Goldstein, LLP nor Yocca Patch & Yocca, LLP has been employed on a contingent basis in connection with the registration or offering of our common stock.

                                     EXPERTS


      The consolidated financial statements of HiEnergy Technologies and Subsidiaries as of and for the years ended April 30, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies' ability to continue as a going concern, and appears in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.


                                  LEGAL MATTERS


      The registration statement of which this prospectus is a part contains an opinion of legal counsel, which is attached to the registration statement as an exhibit pursuant to the applicable requirements. This opinion is a law firm's view only with regard to the lawful issuance and validity of the shares of Common Stock being offered for sale by selling security holders. The opinion is limited strictly to the terms thereof. The opinion is not an endorsement of any statements in this prospectus. The law firm of Yocca Patch & Yocca, LLP, which renders its opinion in this case, also receives payment of fees for legal services in the form of our convertible promissory notes, bearing interest at the rate of ten percent (10%) per annum, convertible at the sole election of the holder into common stock. Before October 15, 2003, notes were issued with a conversion price of $1.00 per share of common stock. The notes were initially due and payable October 15, 2003, and the firm voluntarily extended the date to January 15, 2004. The notes issued after October 15, 2003 have a conversion price of $0.85 and a due date of January 15, 2004, initially, with a voluntary extension until April 15, 2004 as the due date. Also on May 13, 2003 we granted 45,000 shares of Common Stock to the firm as a bonus for their efficiency and timeliness of services in conjunction with the exchange of the Series A Preferred Stock which took place on May 16, 2003. On June 24, 2003, we issued 300,000 shares of common stock to the firm as payment for $100,000 of services in June 2003. As of the date of this prospectus, the original principal amount of notes aggregates $611,072 and is convertible into 622,710 shares of our common stock. Partners and associates of the firm, Mark Yocca, Nicholas J. Yocca, Ryan Patch, and Paul Kim, have also invested cash in us. In August 2003, they invested $130,000 in cash and we issued them 265,700 shares and warrants to purchase 55,556 shares at $0.60 each and 14,348 shares at $0.75. On November 5, 2003, they invested $25,000 in cash and we issued them 35,212 shares and warrants to purchase 8,803 shares at $1.00 each. On January 28, 2004, they invested $185,000 in cash and we issued them $185,000 in original principal amount of 2-year promissory notes, which are initially convertible into 411,111 shares, and warrants to purchase 411,111 shares at $0.45 each, 246,667 shares at $0.75 each, 148,000 shares at $1.25 each, and 123,333 shares at $1.50 each.
Partners and associates of the firm are selling security holders to the extent of these shares as set forth in "Selling Security Holders." The firm also has registration rights for any additional shares issued or issuable as payment of fees billed or incurred after the date of this prospectus. Prior to its engagement by us, with our knowing consent, the firm worked for Bogdan C. Maglich on certain of his individual matters.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is incorporated by reference as an exhibit to the registration statement and filed by us with the Securities and Exchange Commission. For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its matching exhibits and schedules.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings, including the registration statement and its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

      The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov.

      Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                Page No.
                                                                --------

Independent Auditor's Report                                     F-2
Consolidated Financial Statements
Consolidated Balance Sheet                                       F-3
Consolidate Statements of Operations                             F-4
Consolidated Statements of Shareholders' Equity (Deficit)        F-5 - F-6
Consolidated Statements of Cash Flows                            F-7-F-8
Notes to Consolidated Financial Statements                       F-9-F-32

                          INDEPENDENT AUDITOR'S REPORT

     Board of Directors and Shareholders
     HiEnergy Technologies, Inc. and subsidiaries

     We have audited the accompanying consolidated balance sheet of HiEnergy Technologies, Inc. and subsidiaries (development stage companies) as of April 30, 2003, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. and subsidiaries as of April 30, 2003, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, during the year ended April 30, 2003, the Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,966,997. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 10 to the consolidated financial statements the Company is subject to significant unresolved contingencies. In addition, as discussed in Notes 7 to the consolidated financial statements, the Company is in default on a $40,000 note payable - related party due November 1997.

     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

     Los Angeles, California
     July 8, 2003 (except for Note 2
     as to which the date is December 19, 2003)

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                           CONSOLIDATED BALANCE SHEET
                                 APRIL 30, 2003


                                        ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                         $      35,774
   Restricted cash                                                                          71,234
   Accounts receivable                                                                      34,583
   Subscriptions receivable                                                                443,482
   Other current assets                                                                    427,650
                                                                                     -------------
     Total current assets                                                                1,012,723

PROPERTY AND EQUIPMENT, net                                                                504,424

OTHER ASSETS                                                                               295,948
                                                                                     -------------

TOTAL ASSETS                                                                         $   1,813,095
                                                                                     =============

                                        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                                  $     670,895
   Accrued expenses                                                                          1,600
   Accrued payroll and payroll taxes                                                        28,525
   Accrued interest                                                                         35,288
   Notes payable - related parties                                                          85,000

   Convertible notes payable - related parties                                              57,117
                                                                                     -------------
     Total current liabilities                                                             878,425

MINORITY INTEREST IN SUBSIDIARY, 20,540 shares issued and outstanding                       18,923

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Series A convertible, redeemable preferred stock 8% dividends, voting rights, liquidation preference $10,000 per share, 345 shares authorized
     95.82 shares issued and outstanding                                                         1
   Common stock, $0.001 par value
     100,000,000 shares authorized
     25,525,882 shares issued and outstanding                                               25,525
   Additional paid-in capital                                                            9,837,436
   Committed common stock, 76,937 outstanding                                               34,404

   Deficit accumulated during the development stage                                     (8,981,620)
                                                                                     -------------
     Total shareholders' equity                                                            915,747

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $   1,813,095
                                                                                     =============


   The accompanying notes are an integral part of these financial statements.

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED APRIL 30, 2003 AND 2002
        AND THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003

                                                                                                           FOR THE
                                                                                                         PERIOD FROM
                                                                                                          AUGUST 21,
                                                                                                             1995
                                                                           FOR THE YEAR ENDED           (INCEPTION) TO
                                                                    ---------------------------------       APRIL 30,
                                                                          2003             2002               2003
                                                                    ---------------   ---------------   ---------------
OPERATING EXPENSES
   General and administration                                       $    4,488,175    $      967,092    $    5,909,064
   Research and development                                                695,042           410,018         1,957,679
                                                                    ---------------   ---------------   ---------------
     Total operating expenses                                            5,183,217         1,377,110         7,866,743
LOSS FROM OPERATIONS                                                    (5,183,217)       (1,377,110)       (7,866,743)
                                                                    ---------------   ---------------   ---------------

OTHER INCOME (EXPENSE)
   Interest income                                                           7,886                --             7,886
   Interest expense                                                        (10,855)          (10,486)          (40,910)
   Financing expense                                                      (223,710)               --          (223,710)
   Other income                                                                231                --               231
                                                                    ---------------   ---------------   ---------------
     Total other expense                                                  (226,448)          (10,486)         (256,503)

LOSS BEFORE PROVISION FOR INCOME TAXES                                  (5,409,665)       (1,387,596)       (8,123,246)
                                                                    ---------------   ---------------   ---------------
PROVISION FOR INCOME TAXES                                                   1,600             1,934            12,583

NET LOSS                                                                (5,411,265)       (1,389,530)       (8,135,829)
                                                                    ---------------   ---------------   ---------------
BENEFICIAL CONVERSION FEATURE GRANTED ON PREFERRED STOCK                  (767,431)               --          (767,431)

PREFERRED STOCK DIVIDENDS                                                  (78,360)               --           (78,360)
                                                                    ---------------   ---------------   ---------------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                           $   (6,257,056)   $   (1,389,530)   $   (8,981,620)
                                                                    ===============   ===============   ===============
BASIC AND DILUTED LOSS PER SHARE
   Net loss per share                                               $        (0.23)   $        (0.08)
   Beneficial conversion feature granted on
     preferred stock per share                                               (0.03)               --
   Preferred stock dividends per share                                       (0.01)               --

BASIC AND DILUTED LOSS AVAILABLE TO COMMON SHAREHOLDERS PER SHARE   $        (0.27)   $        (0.08)
                                                                    ===============   ===============
BASIC AND DILUTED WEIGHTED-AVERAGE
   COMMON SHARES OUTSTANDING                                            23,386,403        17,783,760
                                                                    ===============   ===============


   The accompanying notes are an integral part of these financial statements.

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003



                                                                           SERIES A
                                                                          REDEEMABLE
                                                                        PREFERRED STOCK      COMMON STOCK
                                                      PRICE PER     ------------------------------------------   ADDITIONAL
                                                        EQUITY                                                    PAID-IN
                                             DATE        UNIT        Shares      Amount     Shares     Amount     CAPITAL
                                           ----------------------------------------------------------------------------------
Balance, August 21, 1995 (inception)                                       -      $   -          -      $    -   $      -
Recapitalization upon reverse merger                                      --         --   6,470,000      6,470     (6,456)
Issuance of common stock for services
   rendered                                      (1)  $      0.01         --         --    734,771         735      7,495
Net loss                                                                  --         --          -           -          -
                                                                    ---------------------------------------------------------
     Balance, April 30, 1996                                              --         --   7,204,771      7,205      1,039

Issuance of common stock for services
   rendered                                      (2)  $      0.01         --         --      3,219           3         33
Net loss                                                                  --         --         --          --         --
                                                                    ---------------------------------------------------------
Balance, April 30, 1997                                                   --         --   7,207,990      7,208      1,072

Issuance of common stock for cash          03/23/98   $      0.05         --         --     45,603          46      2,206
Issuance of common stock for cash          03/25/98   $      0.11         --         --      4,470           4        496
Issuance of common stock for cash                (3)  $      0.14         --         --    111,771         112     15,513
Issuance of common stock for cash          10/14/97   $      0.22         --         --     89,417          89     19,911
Issuance of common stock for cash                (3)  $      0.28         --         --    293,466         293     81,757
Issuance of common stock for cash          09/04/97   $      0.35         --         --      8,942           9      3,115
Issuance of common stock for cash          12/17/97   $      0.49         --         --     42,920          43     20,957
Issuance of common stock for services
   rendered                                      (3)  $      0.01         --         --   1,451,928      1,452     15,598
Net loss                                                                  --         --         --          --         --
                                                                    ---------------------------------------------------------
     Balance, April 30, 1998                                              --         --   9,256,507      9,257    160,625

Issuance of common stock for cash                (4)  $      0.28         --         --    116,241         116     32,364
Issuance of common stock for cash          10/01/98   $      0.36         --         --     13,815          14      4,986
Issuance of common stock for cash          01/15/99   $      0.38         --         --      9,389           9      3,591
Issuance of common stock for cash          10/30/98   $      0.56         --         --     13,413          13      7,487
Issuance of common stock for cash          03/17/99   $      0.57         --         --     17,883          18     10,182
Issuance of common stock for cash          01/08/99   $      0.72         --         --     44,708          45     32,355
Issuance of common stock for cash          12/02/98   $      0.75         --         --      3,353           3      2,497

                                         COM                   DEFICIT
                                         MIT-                ACCUMULATED
                                          TED     DEFERRED   DURING THE
                                        COMMON     COMPEN      EQUITY
                                         STOCK    -SATION       STAGE      TOTAL
                                        ------------------------------------------
Balance, August 21, 1995 (inception)    $    -     $     -    $      -   $      -
Recapitalization upon reverse merger        --          --          --         14
Issuance of common stock for services
   rendered                                 --          --          --      8,230
Net loss                                    --          --     (39,387)   (39,387)

     Balance, April 30, 1996                --          --     (39,387)   (31,143)

Issuance of common stock for services
   rendered                                 --          --          --         36
Net loss                                    --          --    (110,004)  (110,004)

Balance, April 30, 1997                     --          --    (149,391)  (141,111)

Issuance of common stock for cash           --          --          --      2,252
Issuance of common stock for cash           --          --          --        500
Issuance of common stock for cash           --          --          --     15,625
Issuance of common stock for cash           --          --          --     20,000
Issuance of common stock for cash           --          --          --     82,050
Issuance of common stock for cash           --          --          --      3,124
Issuance of common stock for cash           --          --          --     21,000
Issuance of common stock for services
   rendered                                 --          --          --     17,050
Net loss                                    --          --    (293,019)  (293,019)

     Balance, April 30, 1998                --          --    (442,410)  (272,528)

Issuance of common stock for cash           --          --          --     32,480
Issuance of common stock for cash           --          --          --      5,000
Issuance of common stock for cash           --          --          --      3,600
Issuance of common stock for cash           --          --          --      7,500
Issuance of common stock for cash           --          --          --     10,200
Issuance of common stock for cash           --          --          --     32,400
Issuance of common stock for cash           --          --          --      2,500

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003



                                                                                SERIES A
                                                                               REDEEMABLE
                                                                             PREFERRED STOCK      COMMON STOCK
                                                           PRICE PER     ------------------------------------------   ADDITIONAL
                                                             EQUITY                                                    PAID-IN
                                                  DATE        UNIT        Shares      Amount     Shares     Amount     CAPITAL
                                                ----------------------------------------------------------------------------------

Issuance of common stock for cash                12/02/98        $ 0.78      --       --        8,942        9        6,991
Issuance of common stock for cash                11/24/98        $ 0.89      --       --       11,177       11        9,989
Issuance of common stock for cash                12/02/98        $ 0.93      --       --        2,683        3        2,497
Issuance of common stock for cash                01/15/99        $ 1.41      --       --        4,471        4        6,296
Issuance of common stock for cash                05/05/98        $ 1.64      --       --       17,883       18       29,232
Issuance of common stock for cash                12/02/98        $ 2.80      --       --          894        1        2,499
Issuance of common stock for services
   rendered                                           (4)        $ 0.02      --       --    2,167,620    2,168       47,591
Net loss                                                                     --       --           --       --           --
                                                                       -----------------------------------------------------------
     Balance, April 30, 1999                                                 --       --   11,688,979   11,689      359,182

Issuance of common stock for cash                06/28/99        $ 0.02      --       --        4,471        4           96
Issuance of common stock for cash                05/03/99        $ 0.10      --       --       35,767       36        3,631
Issuance of common stock for cash                07/14/99        $ 0.28      --       --       44,708       45       12,455
Issuance of common stock for cash                11/30/99        $ 0.39      --       --       53,650       54       20,946
Issuance of common stock for cash                07/12/99        $ 0.52      --       --        2,861        3        1,497
Issuance of common stock for cash                     (5)        $ 0.56      --       --      232,484      232      129,768
Issuance of common stock for cash                04/03/00        $ 0.72      --       --        2,794        3        1,997
Issuance of common stock for cash                04/03/00        $ 0.89      --       --        8,383        8        7,492
Issuance of common stock for cash                     (5)        $ 0.46      --       --      253,430      253      117,126
Issuance of common stock for services
   rendered                                           (5)        $ 0.04      --       --    1,914,570    1,915       83,322
Net loss                                                                     --       --           --       --           --
                                                                       -----------------------------------------------------------
     Balance, April 30, 2000                                                 --       --   14,242,097   14,242      737,512

Issuance of common stock for cash                09/28/00        $ 0.24      --       --       21,214       21        4,979
Issuance of common stock for cash                     (6)        $ 0.24      --       --      444,223      444      104,286
Issuance of common stock for services
   rendered                                           (6)        $ 0.10      --       --      371,035      371       36,097
Net loss                                                                     --       --           --       --           --
                                                                       -----------------------------------------------------------
     Balance, April 30, 2001                                                 --       --   15,078,569   15,078      882,874

Issuance of common stock for cash           (7)                  $ 0.22      --       --      517,723      518      115,282
Issuance of common stock for cash                03/13/02        $ 0.24      --       --       10,283       10        2,410
Issuance of common stock for cash                     (7)        $ 0.45      --       --       44,708       45       19,955
Issuance of common stock for cash                07/31/01        $ 1.12      --       --        8,942        9        9,991
Issuance of common stock for cash                     (7)        $ 0.26      --       --      130,415      130       33,219

                                            COM                   DEFICIT
                                            MIT-                ACCUMULATED
                                             TED     DEFERRED   DURING THE
                                           COMMON     COMPEN      EQUITY
                                            STOCK    -SATION       STAGE      TOTAL
                                           ------------------------------------------
Issuance of common stock for cash           --         --           --        7,000
Issuance of common stock for cash           --         --           --       10,000
Issuance of common stock for cash           --         --           --        2,500
Issuance of common stock for cash           --         --           --        6,300
Issuance of common stock for cash           --         --           --       29,250
Issuance of common stock for cash           --         --           --        2,500
Issuance of common stock for services
   rendered                                 --         --           --       49,759
Net loss                                    --         --     (272,426)    (272,426)
                                            ----------------------------------------
     Balance, April 30, 1999                --         --     (714,836)    (343,965)

Issuance of common stock for cash           --         --           --          100
Issuance of common stock for cash           --         --           --        3,667
Issuance of common stock for cash           --         --           --       12,500
Issuance of common stock for cash           --         --           --       21,000
Issuance of common stock for cash           --         --           --        1,500
Issuance of common stock for cash           --         --           --      130,000
Issuance of common stock for cash           --         --           --        2,000
Issuance of common stock for cash           --         --           --        7,500
Issuance of common stock for cash           --         --           --      117,379
Issuance of common stock for services
   rendered                                 --         --           --       85,237
Net loss                                    --         --     (332,131)    (332,131)
                                            ----------------------------------------
     Balance, April 30, 2000                --         --   (1,046,967)    (295,213)

Issuance of common stock for cash           --         --           --        5,000
Issuance of common stock for cash           --         --           --      104,730
Issuance of common stock for services
   rendered                                 --         --           --       36,468
Net loss                                    --         --     (288,067)    (288,067)
                                            ----------------------------------------
     Balance, April 30, 2001                --         --   (1,335,034)    (437,082)

                                                                    --
Issuance of common stock for cash           --         --                   115,800
Issuance of common stock for cash           --         --           --        2,420
Issuance of common stock for cash           --         --           --       20,000
Issuance of common stock for cash           --         --           --       10,000
Issuance of common stock for cash           --         --           --       33,349

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003


                                                                                SERIES A
                                                                               REDEEMABLE
                                                                             PREFERRED STOCK      COMMON STOCK
                                                           PRICE PER     ------------------------------------------   ADDITIONAL
                                                             EQUITY                                                    PAID-IN
                                                  DATE        UNIT        Shares      Amount     Shares     Amount     CAPITAL
                                                ----------------------------------------------------------------------------------
Issuance of common stock for services
   rendered                                           (7)        $ 0.05      --       --    5,059,560    5,060      227,110
Issuance of common stock in private
   placement for cash                            04/30/02        $ 1.00      --       --    1,225,000    1,225    1,223,775
Net loss                                                                     --       --           --       --           --
                                                                       -------------------------------------------------------
     Balance, April 30, 2002                                                 --       --   22,075,200   22,075    2,514,615

Issuance of preferred stock in private
   placement for cash                            10/31/02    $ 8,173.18   97.93        1           --       --      800,399
Issuance of common stock for subscriptions
   receivable                                    04/30/03        $ 0.32      --       --      700,000      700      219,800
Issuance of common stock for subscriptions
   receivable                                    04/30/03        $ 0.33      --       --      700,000      700      228,300
Issuance of common stock for subscriptions
   receivable                                    04/30/03        $ 0.40      --       --       10,000       10        3,972
Issuance of common stock in private
   placement for cash                            10/07/02        $ 1.26      --       --    1,849,934    1,850    2,320,556
Offering costs                                                               --       --           --       --     (196,793)
Issuance of common stock on cashless
   conversion                                                                --       --           --       --           --
of the Series A preferred                                                    --       --           --       --           --
Stock                                            01/27/03            --   (2.11)      --       18,336       18          (18)
Issuance of common stock in cashless
   exercise of warrants                          01/02/03            --      --       --       33,909        4          (34)
Issuance of common stock and common stock
   committed as a bonus                               (8)        $ 1.35      --       --       11,178       11       21,339
Issuance of common stock and common stock
   committed for services rendered               04/21/03         $0.65      --       --       21,277       21       10,288
Dividends on preferred stock                     10/31/02            --      --       --       68,150       68       78,292
Beneficial conversion feature granted in
   connection with issuance of preferred
   stock                                         10/31/02            --      --       --           --       --      767,431
Conversion of convertible notes payable -
   related parties into common stock             07/18/02         $1.00      --       --       37,898       38       37,858
Financing expense in connection with
   issuance of warrants                          05/31/02        $ 1.49      --       --           --       --      223,710
Stock options issued for services rendered       07/12/02        $ 1.52      --       --           --       --      761,007

                                                  COM                   DEFICIT
                                                  MIT-                ACCUMULATED
                                                   TED     DEFERRED   DURING THE
                                                 COMMON     COMPEN      EQUITY
                                                  STOCK    -SATION       STAGE      TOTAL
                                                ----------------------------------------------
Issuance of common stock for services
   rendered                                         --         --           --      232,170
Issuance of common stock in private
   placement for cash                               --         --           --    1,225,000
Net loss                                            --         --   (1,389,530)  (1,389,530)
                                                --------------------------------------------
     Balance, April 30, 2002                        --         --   (2,724,564)    (187,873)

Issuance of preferred stock in private
   placement for cash                               --         --           --      800,400
Issuance of common stock for subscriptions
   receivable                                       --         --           --      220,500
Issuance of common stock for subscriptions
   receivable                                       --         --           --      229,000
Issuance of common stock for subscriptions
   receivable                                       --         --           --        3,982
Issuance of common stock in private
   placement for cash                               --         --           --    2,322,406
Offering costs                                      --         --           --     (196,793)
Issuance of common stock on cashless
   conversion                                       --         --           --           --
of the Series A preferred                           --         --           --           --
Stock                                               --         --           --           --
Issuance of common stock in cashless
   exercise of warrants                             --         --           --           --
Issuance of common stock and common stock
   committed as a bonus                         17,549         --           --       38,899
Issuance of common stock and common stock
   committed for services rendered               9,691         --           --       20,000
Dividends on preferred stock                         -          -      (78,360)          --
Beneficial conversion feature granted in
   connection with issuance of preferred
   stock                                            --         --     (767,431)          --
Conversion of convertible notes payable -
   related parties into common stock                --         --           --       37,896
Financing expense in connection with
   issuance of warrants                             --         --           --      223,710
Stock options issued for services rendered          --         --           --      761,007

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003



                                                                                SERIES A
                                                                               REDEEMABLE
                                                                             PREFERRED STOCK      COMMON STOCK
                                                           PRICE PER     ------------------------------------------   ADDITIONAL
                                                             EQUITY                                                    PAID-IN
                                                  DATE        UNIT        Shares      Amount     Shares     Amount     CAPITAL
                                                ----------------------------------------------------------------------------------
Stock options issued for services rendered       08/01/02    $ 0.47          --       --           --       --         187,163
Stock options issued as compensation             02/11/03    $ 0.13          --       --           --       --          59,373
Stock options issued as compensation             09/25/02    $ 1.10          --       --           --       --       3,305,542
Stock options issued in exchange for
   settlement of accounts payable                09/25/02    $ 1.10          --       --           --       --          50,000
Stock options issued in exchange for
   settlement of accounts payable                12/19/02    $ 0.55          --       --           --       --          15,000
Warrants issued for services rendered            05/01/02    $ 0.65          --       --           --       --         162,792
Warrants issued for services rendered            02/17/03    $ 1.63          --       --           --       --         130,712
Warrants issued for services rendered            04/28/03    $ 0.37          --       --           --       --          18,284
Warrants issued for termination of contract      12/09/02    $ 1.56          --       --           --       --         390,409
Amortization of deferred compensation                                        --       --           --       --              --
Reversal of deferred compensation                                            --       --           --       --      (2,272,561)
Exercise of stock options in subsidiary                                      --       --           --       --              --
Net loss                                                                     --       --           --       --              --
                                                                       -----------------------------------------------------------
Balance, April 30, 2003                                                   95.82       $1   25,525,882  $25,525     $ 9,837,436
                                                                       ===========================================================

                                                   COM                    DEFICIT
                                                   MIT-                 ACCUMULATED
                                                    TED     DEFERRED    DURING THE
                                                  COMMON     COMPEN       EQUITY
                                                   STOCK    -SATION        STAGE       TOTAL
                                                ----------------------------------------------
Stock options issued for services rendered            --          --            --      187,163
Stock options issued as compensation                  --          --            --       59,373
Stock options issued as compensation                      (3,305,542)           --           --
Stock options issued in exchange for
   settlement of accounts payable                     --          --            --       50,000
Stock options issued in exchange for
   settlement of accounts payable                     --          --            --       15,000
Warrants issued for services rendered                 --          --            --      162,792
Warrants issued for services rendered                 --          --            --      130,712
Warrants issued for services rendered                 --          --            --       18,284
Warrants issued for termination of contract           --          --            --      390,409
Amortization of deferred compensation                 --   1,032,981            --    1,032,981
Reversal of deferred compensation                          2,272,561            --           --
Exercise of stock options in subsidiary            7,164          --            --        7,164
Net loss                                               -          --    (5,411,265)  (5,411,265)
                                                 -----------------------------------------------
Balance, April 30, 2003                          $34,404  $        -  $ (8,981,620)   $  915,747
                                                 ===============================================


(1) Multiple transactions valued at the per share price in the year ended April 30, 1996
(2) Multiple transactions valued at the per share price in the year ended April 30, 1997
(3) Multiple transactions valued at the per share price in the year ended April 30, 1998
(4) Multiple transactions valued at the per share price in the year ended April 30, 1999
(5) Multiple transactions valued at the per share price in the year ended April 30, 2000
(6) Multiple transactions valued at the per share price in the year ended April 30, 2001
(7) Multiple transactions valued at the per share price in the year ended April 30, 2002
(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements.

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED APRIL 30, 2003 AND 2002 AND
        FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003

                                                                                                  FOR THE
                                                                                                PERIOD FROM
                                                                                                 AUGUST 21,
                                                                         FOR THE YEAR ENDED         1995
                                                                              APRIL 30,        (INCEPTION) TO
                                                                   --------------------------      APRIL 30,
                                                                       2003           2002           2003
                                                                   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                        $(5,411,265)   $(1,389,530)   $(8,135,829)
   Adjustments to reconcile net loss to net cash used in
     operating activities
   Depreciation                                                         91,993          5,469         99,425
   Issuance of common stock as compensation expense                         --        232,170        428,950
   Issuance of common stock as compensation expense for services
     rendered from minority shareholders                                    --          4,000         18,923
   Warrants issued for services rendered or to be rendered             311,788             --        311,788
   Warrants issued for termination of contract                         390,409             --        390,409
   Common stock issued and common stock committed to an employee
     for a bonus                                                        38,899             --         38,899
   Common stock issued and common stock committed for services
     rendered                                                           20,000             --         20,000
   Stock options issued for services rendered                          351,762             --        351,762
   Stock options issued as compensation                                 59,373             --         59,373
   Additional compensation of officer                                       --         42,171         42,171
   Amortization of deferred compensation                             1,032,981             --      1,032,981
   Financing expense                                                   223,710             --        223,710
   (Increase) decrease in restricted cash                              (71,234)            --        (71,234)
   Accounts receivable                                                  (5,417)       (29,166)       (34,583)
   Other current assets                                                186,258         (7,500)       178,758
   Other assets                                                       (295,948)            --       (295,948)
   Increase (decrease) in Accounts payable                             572,717        185,027        782,614
   ACCRUED EXPENSES                                                   (149,967)       119,579          1,616
   ACCRUED PAYROLL AND PAYROLL TAXES                                  (321,475)       175,000         28,525
   ACCRUED INTEREST                                                      8,419         10,195         38,186
                                                                   ------------   ------------   ------------
     NET CASH USED IN OPERATING ACTIVITIES                          (2,966,997)      (652,585)    (4,489,504)
                                                                   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   PURCHASE OF PROPERTY AND EQUIPMENT                                 (481,850)      (118,510)      (603,850)
                                                                   ------------   ------------   ------------
     NET CASH USED IN INVESTING ACTIVITIES                            (481,850)      (118,510)      (603,850)
                                                                   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock in private placement       2,322,406      1,225,000      3,547,406
   Offering costs on common stock                                     (196,793)             -       (196,793)
   Proceeds from issuance of common stock                                   --        181,569        882,723
   Proceeds from issuance of preferred stock                           979,301             --        979,301
   Offering costs on preferred stock                                  (178,902)            --       (178,902)
   Recapitalization of reverse merger                                       --             --             14
   Exercise of stock options in subsidiary                               7,164             --          7,164
   Proceeds from notes payable - related parties                        24,640        443,021        604,146
   Payments on notes payable - related parties                        (546,331)            --       (546,331)
   Proceeds from convertible notes payable - related parties                --          5,400         55,400
   Payments on convertible notes payable - related parties              (5,000)        (9,280)       (25,000)
                                                                   ------------   ------------   ------------
   Net cash provided by financing activities                         2,406,485      1,845,710      5,129,128
                                                                   ------------   ------------   ------------

   The accompanying notes are an integral part of these financial statements.

                  HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED APRIL 30, 2003 AND 2002 AND
        FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003

                                                                                      FOR THE
                                                                                    PERIOD FROM
                                                                                     AUGUST 21,
                                                           FOR THE YEAR ENDED          1995
                                                                APRIL 30,          (INCEPTION) TO
                                                       ------------   -----------    APRIL 30,
                                                           2003           2002          2003
                                                       ------------   -----------   -----------
Net increase (decrease) in cash and cash equivalents    (1,042,362)     1,074,615        35,774

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           1,078,136          3,521            --
                                                       ------------   -----------   -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD               $    35,774    $ 1,078,136   $    35,774
                                                       ============   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
INTEREST PAID                                          $     2,888    $         -   $     2,888
                                                       ============   ===========   ===========
INCOME TAXES PAID                                      $       800    $     1,934   $    11,783
                                                       ============   ===========   ===========

       SUPPLEMENT SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES


During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $37,896, $0, and $37,896, respectively.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 68,150, 0, and 68,150 shares, respectively, of common stock for $78,360, $0, and $78,360, respectively, of dividends accrued on its Series A convertible, redeemable preferred stock.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the holders of 2.11, 0, and 2.11 shares, respectively, of the Series A convertible, redeemable preferred stock converted their shares into 18,336, 0, and 18,336 shares, respectively, of common stock totaling $17,246, $0, and $17,246, respectively.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, warrants to purchase 47,000, 0, and 47,000 shares, respectively, of common stock were exercised via a cashless exercise, whereby the Company issued 33,909, 0, and 33,909 shares, respectively, of common stock.

During the year ended April 30, 2002, the Company recorded a beneficial conversion feature granted in connection with the issuance of the Series A convertible, redeemable preferred stock totaling $767,431.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to the Company's legal counsel of $46,717, $0 and $46,717, respectively, into an unsecured convertible promissory note bearing interest at 10%, convertible into common stock at the market price on the date of conversion.

   The accompanying notes are an integral part of these financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

GENERAL

HiEnergy Technologies, Inc. ("HiEnergy") was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware. HiEnergy Microdevices, Inc. ("Microdevices"), a subsidiary of HiEnergy, was incorporated on August 21, 1995 in the state of Delaware.

HiEnergy and its subsidiaries (collectively, the "Company") are development stage companies commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

RECAPITALIZATION BETWEEN HIENERGY AND SHAREHOLDERS OF MICRODEVICES

On April 25, 2002, HiEnergy entered into a voluntary share exchange agreement whereby it would exchange 92% of the outstanding shares of common stock of Microdevices for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse takeover), and has been accounted for in a manner similar to a pooling of interests. HiEnergy had minimal assets and liabilities at the date of the reverse takeover and did not have significant operations prior to the reverse takeover. Since HiEnergy was a "public shell" pro forma information is not presented.

NOTE 2 - RECLASSIFICATIONS

The Company reclassified $71,234 included in cash and cash equivalents to restricted cash as of April 30, 2003. The company also reclassified $295,948 included in short-term prepaid consulting fees which were included in other current assets as of April 30, 2003 to long-term other assets as of the same date to match the contract term to which the consulting fees apply.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company reclassified $144,587, $148,166 and $470,503, respectively of grant income as an offset against research and development costs in accordance with section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements.

The Company also made appropriate reclassifications to the Statements of Cash Flows for the year ended April 30, 2003 and the period from August 21, 1995 (inception) to April 30, 2003 to reflect the items mentioned above. The Company also reclassified a convertible note payable-related party from the financing activities section of the statement of cash flows to the operating activities section as the note payable was a non-cash transaction.

Below is the reclassification effect as of and for the year ended April 30, 2003:

                                                    As Originally   Restatement        As
                                                      Reported       Adjustment     Restated
                                                    -------------  -------------  -------------
 BALANCE SHEET
 Cash and cash equivalents                           $   107,008    $   (71,234)   $    35,774
 Restricted cash                                               -         71,234         71,234
 Total current assets                                  1,308,671       (295,948)     1,012,723
 Other assets                                                  -       (295,948)      (295,948)
 Total assets                                          1,813,095              -      1,813,095
 Total current liabilities                               878,425              -        878,425
 Total liabilities and shareholders' equity          $ 1,813,095    $         -    $ 1,813,095

 STATEMENT OF OPERATIONS
 Contract revenues                                   $   144,587    $  (144,587)   $         -
 Research and development                                839,629       (144,587)       695,042
 Total operating expenses                              5,327,804       (144,587)     5,183,217
 Loss from operations                                 (5,183,217)             -     (5,183,217)
 Net loss                                             (5,411,265)             -     (5,411,265)
 Net loss available to common shareholders           $(6,257,056)   $         -    $(6,257,056)
 Loss per common  share:
               Basic and diluted loss per share      $     (0.23)   $         -    $     (0.23)
               Basic and diluted loss available to
                 common shareholders per share       $     (0.27)   $         -    $     (0.27)

 STATEMENT OF CASH FLOWS
Restricted cash                                      $         -        (71,234)   $   (71,234)
Other current assets                                    (109,690)       295,948        186,258
Other assets                                                   -       (295,948)      (295,948)
Accounts payable                                         526,000         46,717        572,717
Net cash used in operating activities                 (2,942,480)       (24,517)    (2,966,997)
Proceeds from convertible notes
              payable - related parties                   51,717        (51,717)             -
Payments on convertible notes
              payable - related parties                  (10,000)         5,000         (5,000)
Net cash provided by financing activities              2,453,202        (46,717)     2,406,485
Net increase (decrease) in cash and                     (971,128)       (71,234)    (1,042,362)
Cash and cash equivalents                            $   107,008    $   (71,234)   $    35,774

                                                       As Originally         Reclassification          As
                                                          Reported              Adjustment        Reclassified
                                                     -----------------       ----------------   -----------------
STATEMENT OF OPERATIONS
 Contract revenues                                   $         148,166        $    (148,166)    $              -
 Research and development                                      558,184             (148,166)             410,018
 Total operating expenses                                    1,525,276             (148,166)           1,377,110
 Loss from operations                                       (1,377,110)                   -           (1,377,110)
 Net loss                                                   (1,389,530)                   -           (1,389,530)
 Net loss available to common shareholders           $      (1,389,530)       $           -     $     (1,389,530)
 Loss per common  share:
               Basic and diluted loss per share      $           (0.08)       $           -     $          (0.08)
               Basic and diluted loss available to
                 Common shareholders per share       $           (0.08)       $           -     $          (0.08)


Below is the reclassification effect for the period from August 21, 1995
(inception) to April 30, 2003:

                                                       As Originally         Reclassification          As
                                                          Reported              Adjustment        Reclassified
                                                     -----------------       ----------------   -----------------
 STATEMENT OF OPERATIONS
 Contract revenues                                   $         470,503        $    (470,503)    $              -
 Research and development                                    2,428,182             (470,503)           1,957,679
 Total operating expenses                                    8,337,246             (470,503)           7,866,743
 Loss from operations                                       (7,866,743)                   -           (7,866,743)
 Net loss                                                   (8,135,829)                   -           (8,135,829)
 Net loss available to common shareholders           $      (8,981,620)       $           -     $     (8,981,620)

 STATEMENT OF CASH FLOWS
Restricted cash                                      $               -        $     (71,234)    $        (71,234)
Other current assets                                          (117,190)             295,948              178,758
Other assets                                                         -             (295,948)            (295,948)
Accounts payable                                               735,897               46,717              782,614
Net cash used in operating activities                       (4,464,987)             (24,517)          (4,489,504)
Proceeds from convertible notes
              payable - related parties                        107,117              (51,717)              55,400
Payments on convertible notes
              payable - related parties                        (30,000)               5,000              (25,000)
Net cash provided by financing activities                    5,175,845              (46,717)           5,129,128
Net increase (decrease) in cash and                            107,008              (71,234)              35,774
Cash and cash equivalents                            $         107,008        $     (71,234)    $         35,774

The Company has also amended the Statements of Shareholders' Equity (Deficit) for the period from August 21, 1995 (inception) to April 30, 2003 to disclose the date, price per equity unit and number of equity instruments for each issuance since inception. Transactions with same price per equity unit in the same fiscal year have been aggregated.

The Company has also improved disclosures in a number of areas in the notes to the consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. However, during the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company incurred net losses available to common shareholders of $6,257,056, $1,389,530, and $8,981,620, respectively, and it had negative cash flows from operations of $2,966,997, $652,585, and $4,489,504, respectively. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets on the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In addition to the capital raised as of April 30, 2003 through private placements, the Company is currently negotiating with certain investors about raising additional capital through private placement offerings. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of HiEnergy and its 92% owned subsidiary, Microdevices, and its wholly owned subsidiary, VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

COMPREHENSIVE INCOME

The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

CASH AND CASH EQUIVALENTS

The Company maintains its cash deposits at a bank located in California. Deposits at the bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time to time, deposits at the bank exceed the $100,000 FDIC insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

RESTRICTED CASH

As of April 30, 2003, the Company maintained restricted cash totaling $71,234. These funds may only be used to pay for specific expenditures as allowed by a contract with the United States Department of Defense.

ACCOUNTS RECEIVABLE

Accounts receivable at April 30, 2003 consisted of an amount due under a governmental grant. Contract amounts are billed as monthly reports are submitted detailing work performed under the contract and are generally due in 30 days.

SUBSCRIPTIONS RECEIVABLE

Subscriptions receivable at April 30, 2003 consisted of amounts due from the sale of 1,410,000 shares of the Company's common stock. These amounts were subsequently received in May 2003 (see Note 15).

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over an estimated useful life of five years.

PATENTS

The Company has filed several patent applications within and outside the United States. The outcome is indeterminable. Patent costs consisting mainly of legal expenses are expensed as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, subscriptions receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest. The book value of all other financial instruments are representative of their fair values.

RESEARCH AND DEVELOPMENT COSTS

The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

The Company accounts for common stock issued for services rendered at the fair value of the common stock issued on the date of issuance.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value-recognition provisions of SFAS No. 123, to the stock-based employee compensation:

                                                                            Year Ended April 30,
                                                                      --------------------------------
                                                                           2003               2002
                                                                      --------------     -------------
        Net loss, as reported                                         $  (5,411,265)     $ (1,389,530)
        Add: Stock-based employee compensation expense included
        in reported net income determined under APB No. 25, net
        of related tax effects                                            1,087,154                 -

        Deduct: Total stock-based employee compensation expense
        determined under fair-value-based method for all awards,
        net of related tax effects                                       (2,278,508)                -
                                                                      --------------     -------------
        Pro forma net income                                          $  (6,602,619)     $ (1,389,530)

        Loss per share:
        Basic and diluted - as reported                               $       (0.23)           $(0.08)
        Basic and diluted - pro forma                                 $       (0.28)           $(0.08)

Stock options or warrants issued to non-employees are accounted for in accordance with SFAS No. 123, EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and related interpretations.

All warrants and options issued to non-employees for financing expenses and services rendered have been valued using the fair value of the equity instrument issued, as this was readily determinable. All stock options issued in exchange for accounts payable have been valued using the fair value of the goods or services provided, as this had already been determined.

Warrants issued to investors in Private Placements, as offering costs, have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

NET LOSS PER SHARE

The Company calculates net loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted-average common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the years ended April 30,:

                                                                     2003          2002
                                                                --------------------------
          Stock options                                          5,399,937              -
          Warrants                                               1,648,686              -
          Series A convertible, redeemable preferred stock       2,191,874              -
          Convertible notes payable                                 57,118              -
          Microdevices minority shareholders                       459,222        459,222
          Microdevices option and warrant holders                  368,725        798,942
                                                                --------------------------
                              Total                             10,125,562      1,258,164
                                                                --------------------------

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure provisions of FIN 45 are effective in the first interim period or fiscal year ending after December 15, 2002. The recognition and measurement requirements are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management does not expect the adoption of FIN 45 to have a material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and

Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as management does not have any intention to change to the fair value method.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 amended ARB 51, "Consolidated Financial Statements," and established standards for determining under what circumstances a variable interest entity (VIE) should be consolidated with its primary beneficiary. FIN 46 also requires disclosures about VIEs that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to VIEs created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the VIE was established. Management does not expect that adoption of FIN 46 will have a significant impact on the results of operations, financial position or liquidity.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003.

NOTE 5 - OTHER CURRENT ASSETS

Other current assets at April 30, 2003 consisted of the following:


          Prepaid consulting                             313,250
          Prepaid insurance                                6,400
          Deposits on equipment                          100,000
          Other                                            8,000
                                                   -------------

                                                         427,650
                                                   =============

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at April 30, 2003 consisted of the following:

         Prototype equipment                        $    111,114
          Laboratory equipment                           436,340
          Furniture and fixtures                          41,995
          Leasehold improvements                               -
          Web site development                            14,400
                                                   ----------------

                                                         603,849
          Less accumulated depreciation                   99,425
                                                   ----------------

                                                    $    504,424
                                                   ================

Property and equipment is recorded at cost and is depreciated using the straight-line method over an estimated useful life of five years. Depreciation expense for the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003 was $91,993, $5,469 and $99,425,
respectively.

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at April 30, 2003 consisted of the following:

Unsecured notes payable to a shareholder of the Company, interest payable at 10.5% per annum, or 15% per annum if in default, and due in November 1997. As of October 31, 2003 and April 30,
    2003, the notes were in default                                       $40,000

 Unsecured notes payable to a shareholder of the
    Company, non-interest bearing, and payable
    on demand                                                              45,000
                                                                          -------

                                                                           85,000
 Less current portion                                                      85,000
                                                                          -------
    LONG-TERM PORTION                                                     $     -
                                                                          =======

NOTE 8 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties at April 30, 2003 consisted of the following:

Unsecured notes payable to a shareholder of the Company, interest payable at 8% per annum, $5,000 due in July 2001 and $5,400 due in
 July 2002. The notes payable are secured by the patent applications for Europe, Canada and Japan. The holder of the notes payable has the option to convert the principal and interest into shares of common stock at the market price of the Company's common stock at the conversion date. As of April 30,
  2003, the notes were in default                                         $10,400

 Unsecured notes payable to legal counsel of the Company, interest payable at 10% per annum and due in April 2004. The holder of the note has the option to convert the principal and interest into shares of common stock of the company at $1.00
 per share at any time                                                     46,717
                                                                          -------

                                                                           57,117
 Less current portion                                                      57,117
                                                                          -------


 LONG-TERM PORTION                                                        $     -
                                                                          =======

NOTE 9 -RESEARCH AND DEVELOPMENT COSTS

The Company has been engaged in commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

The Company's research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies and travel. Research and development costs are charged to operations as incurred. Amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs.

The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

Since inception, the Company has been able to obtain various Department of Defense grants. These grants are generally fixed-price, best efforts research and development grants. During the years ended April 30, 2003 and 2002, the Company worked on different phases of two separate grants with the Department of Defense. During the year ended April 30, 2002 the Company completed work on a fixed-price government grant. Also during the same year, the Company started work on Department of Defense Small Business Innovation Research (SBIR) Phase I grant for $70,000. Work on the SBIR Phase I grant was completed in the year ended April 30, 2003.

In August 2002, the Company was selected to an SBIR Phase II to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, the Company executed the contract with the Department of Defense. Work commenced in January 2003 under year one of the contract valued at $415,000. We estimate our costs of the first year of the SBIR Phase II grant to be $1,100,000. The second year of the contract, valued at approximately $364,000 is under a option that can be exercised by the Department of Defense at the end of the first year. Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. The company recognizes one-twelfth of the first-year contract amount as an offset against research and development expenses each month.

Below is a summary of research and development costs for the following periods:


                                                                     For the
                                                                   Period from
                                                                   August 21,
                                                                      1995
                                         Year Ended April 30,     (Inception) to
                                     --------------------------      April 30,
                                         2003           2002           2003
                                     -----------    -----------    -----------
Research and development costs       $   839,629    $   558,184    $ 2,428,182
Grant income earned                     (144,587)      (148,166)      (470,503)
                                     -----------    -----------    -----------
Net research and development costs   $   695,042    $   410,018    $ 1,957,679
                                     -----------    -----------    -----------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS

In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board, prior to his appointments as President & Chief Executive Officer and Treasurer on March 10 2003. Major terms of the agreement are as follows:

o The Company paid a signing bonus of $100,000 during the year ended April 30, 2003.

o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008. The stock options were issued with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse take-over of HiEnergy by Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3524 per share or 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of April 30, 2003, the Company is required to grant options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share. In the fiscal year ended April 30, 2003, the Company recorded $59,373 in compensation expense because these stock options were issued with an exercise price below the market price of the Company's common stock on the date of grant. In December 2003, the Company granted Dr. Maglich 313,221 stock options with an exercise price of $0.87 required under the terms of his employment agreement for calendar year 2003.

o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board. In addition, the Company reimbursed the Chief Scientist/Chairman of the Board for $29,900 in other expenses covered under the terms of the employment agreement.

o      The Company must pay a base salary payable in cash as follows:

              January 1, 2002 to December 31, 2002          $125,000 per year

              January 1, 2003 to December 31, 2003          $208,600 per year

              January 1, 2004 to December 31, 2004          $208,600 per year

              January 1, 2005 to December 31, 2005          $208,600 per year

              January 1, 2006 to December 31, 2006          $283,013 per year

o In December 2002, the Company increased its Chief Scientist/Chairman of the Board's base salary to $175,000 per year plus an expense allowance of $19,200 per year effective November 2002.

o If the agreement is terminated by the Company without cause, the Company must pay its Chief Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

In July 2003, the Board of Directors increased the Chief Scientist/Chairman of the Board's salary to $208,600 per year.

o In September 2002, the Company entered into a three-year employment agreement with its then President/Chief Executive
       Officer/Treasurer/Director, who resigned in March 2003. Major terms of the agreement are as follows:

o      The Company had to pay a base salary as follows:

o      $135,000 per year

o $175,000 per year when the Company received new revenue and/or new financing in excess of $2,000,000

o $250,000 per year when the Company received new revenue and/or new financing in excess of $4,000,000

o The officer was entitled to a bonus equal to $250,000 once the Company achieved two consecutive quarters of positive cash flows from operations.

o The Company granted options to purchase 3,005,038 shares of common stock, which represents an amount equal to 10% of the Company's outstanding common stock on a fully diluted basis as of September 30, 2002. Of these options, 75% vest 1/12 on a quarterly basis over the next 36 months. The remaining 25% vest on the earlier of a) the date when the Company's closing price of its common stock has equaled or exceeded $1.75 for 90 consecutive calendar days, b) the date immediately preceding a sale of the Company for $1.75 per share of common stock or more, or c) if the Company's common stock ceased to be publicly traded on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more.

The exercise price would be fixed six months after September 25, 2002 at the lesser of a) $1 per share or b) for any offering of preferred or common stock that closes within six months from September 25, 2002, the following percentage of price per unit: (i) for preferred with warrants - 70%, (ii) for preferred without warrants - 80%, (iii) for common with warrants - 90%, (iv) for common without warrants - 100%. The Company granted the stock options below the fair market on the date of grant; therefore, the Company recorded deferred compensation of $3,305,542.

As of April 30, 2003, options to purchase 939,073 shares of common stock had vested, and $1,032,981 of the deferred compensation was expensed and is included in general and administration expenses on the accompanying statement of operations. Since the President/Chief Executive Officer/Treasurer/Director resigned in March 2003, the unvested portion of the shares were forfeited and deferred compensation of $2,272,561 was reversed.

During the year ended April 30, 2003, the Company settled a breach of contract lawsuit with a former officer of the Company. The former officer was paid $150,000 as compensation under the settlement and was reimbursed $25,000 in legal and moving expenses.

In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company paid a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. During the year ended April 30, 2003, 11,178 shares of common stock were issued, and 11,178 shares of common stock were committed. Each quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899 and was included in general and administration expenses during the year ended April 30, 2003. In March 2003, the Vice President/Corporate Secretary resigned her positions.

CONSULTING AGREEMENTS

In April 2003, the Company entered into a one-year consulting agreement with an investor relations firm. Under the terms of the agreement, the Company agreed to pay $6,500 per month, plus approved expenses. This agreement was terminated in November 2003.

In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the Company's MiniSenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

The stock options were valued at $761,007, of which $211,390 was expensed and is included in general and administration expenses on the accompanying statement of operations. As of April 30, 2003, the remaining unamortized balance of $549,617 will be amortized over the remaining term of the consulting agreement. As of April 30, 2003, the short-term portion of the remaining unamortized balance is $253,669 and is included in other current assets and the long-term balance is $295,948 and is included in other assets. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.52

         Stock price on grant date                            $2.13

         Exercise price                                       $1.00

         Expected life of option                              2.0 years

         Risk-free rate of return                             3.02%

         Expected annual volatility                           105%

         Annual rate of dividends                             0%

In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued options to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The options were valued at $187,163, of which $140,372 was expensed and is included in general and administration expenses on the accompanying statement of operations. The remaining balance of $46,791 is included in prepaid consulting in other current assets, which will be amortized over the term of the consulting agreement. This agreement was terminated after six months. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $0.47

         Stock price on grant date                            $1.76

         Exercise price                                       $2.00

         Expected life of option                              1.0 years

         Risk-free rate of return                             1.75%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

In September 2002, the Company entered into a one-year consulting agreement with its former Chief Executive Officer. Under the terms of the agreement, the Company will pay $5,000 per month, plus out-of-pocket expenses. Effective February 2003, the Company terminated this consulting agreement by mutual written consent.

In November 2002, the Company entered into a four-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company agreed to pay $12,500 per month, plus out-of-pocket expenses.

LEASE AGREEMENT

In September 2002, the Company entered into a three-year operating lease agreement with one of its directors for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000 for the first 18 months and $8,320 for the remaining term of the lease, expiring in October 2005. During the years ended April 30, 2003 and 2002, the Company also leased a research and development test site on a month-to-month basis for $1,200 per month. Future minimum payments at April 30, 2003 under this lease agreement were as follows:

                       Year Ending

                        April 30,
                    ----------------
                      2004                      $  96,160

                      2005                         99,840

                      2006                         45,760
                                                   ------


                           TOTAL                $ 241,760
                                                =========

Rent expense for all the Company's facilities for the years ended April 30, 2003 and 2002 was $75,200 and $31,785, respectively.

PLACEMENT AGENT AGREEMENTS

In August 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

o Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. The warrants vest immediately and expire five years from date of grant.

       The fair value of the warrants was determined to be $145,017 were determined using the Black Scholes model. The warrants were issued in conjunction with the sale of securities and are a cost of raising capital. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.45

         Stock price on grant date                            $1.46

         Exercise price                                       $0.01

         Expected life                                        1.0 years

         Risk-free rate of return                             1.75%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

o The Company paid a placement fee equal to 8% of any gross proceeds received by the Company.

o The Company issued warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately and expire five years from the date of grant. Upon the closing of the preferred stock private placement and closing of the common stock private placement, the Company issued warrants to purchase 117,546 and 161,994 shares of common stock, respectively, at an exercise price of $1.15 per share and $1.35 per share, respectively. The fair value of the warrants was determined to be $125,206 and $173,352, respectively, and were determined using the Black Scholes model. The warrants were issued in conjunction with the sale of securities and are a cost of raising capital. The assumptions used to determine the valuation are as follows:

                                                117,546 Warrants                  161,994 Warrants
                                            --------------------------       ----------------------------
             Value of warrants per share             $ 1.07                            $ 1.07
              Stock price on grant date              $ 2.05                            $ 2.20
             Exercise price                          $ 1.15                            $ 1.35
              Expected life                         1.0 years                         1.0 years
         Risk-free rate of return                     1.59%                             1.59
             Expected annual volatility                78%                               78%
         Annual rate of dividends                      0%                                0%


o In November 2002, to terminate this agreement, the Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, with an exercise price of $2.48 per share, and expire five years from the date of grant. The Company determined the fair value of the warrants to be $390,409 and recorded the fair value as compensation expense in the year ended April 30, 2003. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $2.60

         Stock price on grant date                            $2.77

         Exercise price                                       $2.48

         Expected life                                        2.0 years

         Risk-free rate of return                             1.88%

         Expected annual volatility                           100%

         Annual rate of dividends                             0%

In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and was to pay an additional $25,000 on March 1, 2003. As of April 30, 2003, the additional $25,000 is included in accrued expenses.

o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

o The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

o The placement agent has the right to participate in any equity transaction under the same terms as other investors. Its investment will be limited to 10% of the total capital raised.

o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

SEC INVESTIGATION

In February 2003, the Enforcement Division of the SEC opened an investigation requesting the Company's cooperation on a voluntary basis. The Company has supplied the Enforcement Division's attorneys with the reports developed by the Company's independent investigators. The Company has cooperated promptly and continuously and intends to continue to cooperate with the Enforcement Division's investigation. It has also agreed to voluntarily provide the Enforcement Division with other documents they have requested in its informal investigation. In April 2003, the Enforcement Division of the SEC commenced a formal investigation.

In connection with the SEC investigation, the Company may be subject to a claim by a former Chief Executive Officer/director for an alleged right to indemnification from expenses incurred by him in connection with the investigation under the indemnification provisions of the Company's Certificate of Incorporation and Bylaws. The Company is in the process of considering the request for indemnification and has not made a determination that he is entitled to it.

LITIGATION

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December, 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The Complaint contains the following claims: (A) failure to pay wages due in violation of the Labor Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and
(D) fraud against all three defendants. In the prayer for relief, Mr. Cowan sought damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provided that HiEnergy Technologies would pay Mr. Cowan $50,000: $25,000 in the form of wages that would be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights providing that if the 80,000 shares were not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000 held in escrow. As of April 1, 2003, the shares were not registered and Mr. Cowan subsequently tendered the 80,000 shares and received a payment of $125,000.

We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of Microdevices at $5.00 per share. On May 2, 2003, Mr. Eckhouse filed a lawsuit against the Company, HiEnergy Microdevices and Dr. Bogdan Maglich in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The Company and Dr. Maglich were successful on their demurrer and motion to strike. As such, Dr. Maglich individually is no longer a party to this action. The Company will be filing a cross-complaint against Richard Eckhouse and discovery. Trial is set for May 3, 2004. The Company intends to vigorously defend itself in this matter. We deny these allegations and are vigorously defending this lawsuit.

After reading news reports that connected our reverse takeover of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse takeover by HiEnergy of HiEnergy Microdevices.

3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the reverse takeover.

4. Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in Item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the April 2002 reverse takeover. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of HiEnergy shares prior to the reverse takeover knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of HiEnergy shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these HiEnergy shares and whether, if so, our former President and director had any knowledge of such control.

On May 27, 2003, Mr. Barry Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to an SEC investigation that was exactly the same investigation that the Company answered, but Mr. Barry Alter reacted to by obtaining separate legal counsel to represent him. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

From time to time, we may be subject to other routine litigation incidental to the ordinary course of business.

MINORITY SHAREHOLDERS

Microdevices has 20,540 minority shares issued and outstanding. The Company may agree that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If shares of common stock in the Company are issuable in a merger or other consolidation, the minority shareholders would receive an aggregate of 459,222 shares of common stock.

WARRANT AND OPTION HOLDERS

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) through April 30, 2003 Microdevices granted to non-employees stock options and warrants to purchase 0, 18,496 and 35,743 shares, respectively, of common stock. The Company determined using the Black-Scholes option pricing model that the fair value of the options and warrants issued to non-employees for services rendered was immaterial.

During the years ended April 30, 2003, 2002 and the period from August 21, 1995 (inception) through April 30, 2003 Microdevices granted to employees stock options to purchase 0, 123,909 and 123,909 shares, respectively, of common stock. The Company accounted for these options in accordance with APB Opinion No. 25 and related interpretations. As such, no compensation expense was recorded at the date of grant as the market price of the underlying stock exceeded the exercise price. The disclosure requirements of SFAS No. 123 have not been made for these options and warrants as part of Note 11 to the financial statements, as these options and warrants are considered immaterial.

As of April 30, 2003 Microdevices has stock options and warrants outstanding to non-employees to purchase 16,496 shares of common stock, and no stock options outstanding to employees. If the stock option and warrant holders exercise their stock options and warrants, the Company may agree, to allow these stock option and warrant holders, to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or a range of $0.22 to $0.32 per share, resulting in the issuance of 368,725 additional shares of common stock. The table below summarizes the warrant and stock option activity for Microdevices:

                                          NON-EMPLOYEES EMPLOYEES                    EMPLOYEES
                                                                      EXERCISE                      EXERCISE
                                                  STOCK                 PRICE           STOCK         PRICE
                                    WARRANTS     OPTIONS     TOTAL      RANGE          OPTIONS        RANGE           TOTAL
                                 -----------------------------------------------    ----------------------------   ------------
 Outstanding, August 21, 1995
  (inception) to April 30, 1999               -          -          -                         -                             -

 Granted                                 17,247          -     17,247   $ 6.25                -                        17,247
                                 ------------------------------------  ----------   -----------  ---------------   ------------
 Outstanding as of                                                      $ 6.25
  April 30, 2000 and 2001                17,247          -     17,247                         -                        17,247
                                 ------------------------------------  ----------   -----------  ---------------   ------------

                                                                        $5.00 to                   $ 3.00 to
 Granted                                 15,000      3,496     18,496    $ 7.10         123,909      $ 5.00           142,405
 Exchanged for
  HiEnergy option                             -          -          -                  (111,040)     $ 3.00          (111,040)
                                 ------------------------------------  ----------   -----------  ---------------   ------------
 Outstanding, as of                                            35,743   $ 5.00                     $ 3.48 to
  April 30, 2002                         32,247      3,496              to $ 7.10        12,869      $ 5.00            48,612
                                 ------------------------------------  ----------   -----------  ---------------   ------------

 Exchanged for
  HiEnergy option                             -          -          -                    (4,000)     $3.48             (4,000)

 Expired / Forfeited                    (17,200)         -    (17,200)  $ 6.25           (8,869)     $5.00            (26,069)



                                      F-27

 Exercised                               (2,047)         -     (2,047)  $ 6.25                -                        (2,047)
                                 ------------------------------------  ----------   -----------  ---------------   ------------
 Outstanding as of                                                      $ 5.00
  April 30, 2003                         13,000      3,496     16,496   to $ 7.10             -                        16,496
                                 ------------------------------------  ----------   -----------  ---------------   ------------

 If options and warrants are
  exercised and voluntarily
  exchanged for shares in                                               $ 0.22
  HiEnergy                              290,581     78,144    368,725   to $ 0.32                                     368,725

During the year ended April 30, 2003, stock options issued to non-employees were exercised for the purchase of 2,047 shares of Microdevices' common stock via a cash payment of $7,164, or $3.50 per share. Variable plan accounting has not been applied to these stock options as the difference was immaterial. The Company agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,759 shares of common stock.

In April and May 2002, in conjunction with the reverse take-over (see Note 1) of Microdevices and HiEnergy, stock options issued to employees to purchase 111,040 and 4,000 shares of Microdevices' common stock were exchanged by the Company for HiEnergy stock options at an exchange rate of 22.3524 per share. Therefore, the Company issued options to purchase 2,482,011 and 89,410 shares of its common stock at an exercise price of $0.134 and $0.156 per share, respectively. In accordance with EITF Issue No. 00-23, "Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44" as the reverse takeover by HiEnergy of Microdevices was accounted for like a pooling of interest, no modification to the original accounting for these stock options was recorded.

NOTE 11 - SHAREHOLDERS' EQUITY

SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK

In August 2002, the Board of Directors approved an amendment to the Company's Articles of Incorporation to establish Series A convertible, redeemable preferred stock (the "Series A"), par value $0.001 per share. The Company is authorized to issue 345 shares of the Series A. Each share is convertible on either of these events a) any time at the option of the holder at $1.15 per share or b) mandatorily convertible two years following the issuance date at $1.15 per share. Under certain circumstances the conversion price is subject to adjustment. Furthermore, upon a certain major transaction or triggering event, the holder of the Series A has the right to require the Company to redeem all or a portion of the Series A at a price per share equal to the liquidation preference, plus any accrued but unpaid dividends and liquidated damages.

The liquidation preference is $10,000 per share. The holders of the Series A are entitled to receive, when and as declared by the Board of Directors, dividends at a rate of 8%, or $800 per share in advance for each of the first two years. The dividends may be paid in cash or common stock at the election of the Board of Directors. The Series A has certain class voting rights and general voting rights.

In October 2002, the Company sold 97.93 shares of the Series A for net cash proceeds of $800,400. At the time of issuance, the conversion price of the preferred stock was $1.15 which is less than the fair market value of the common stock which was $2.05. Since the Series A was convertible immediately, the Company recorded a beneficial conversion feature upon issuance of $767,431 using the intrinsic value method. The number of shares issued upon conversion of 851,755 multiplied by the beneficial conversion feature price per share of $0.90 or $767,431.

In January 2003, 2.11 shares of the Series A were converted into 18,336 shares of the Company's common stock totaling $17,246.

In May 2003, all of the holders of the Series A surrendered and exchanged their shares for 2,191,874 shares of the Company's common stock valued at $0.45 per share.

COMMON STOCK ISSUED FOR CASH

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 0, 712,071, and 2,677,497, shares, respectively, of common stock in exchange for cash of $0, $181,569, and $882,727, respectively.

COMMON STOCK ISSUED FOR SUBSCRIPTIONS RECEIVABLE

During the year ended April 30, 2003, the Company issued 1,410,000 shares of common stock for subscriptions receivable totaling $453,482.

SALES OF COMMON STOCK SUBJECT TO BUY-BACK BY THE COMPANY

Rules and regulations under the Securities Act of 1933 do not permit us to conduct a public offering on a continuous basis at varying prices or a negotiable price. Under the federal securities laws, purchasers of our common stock in the public primary offering would have the waivable right to sell their shares back to the Company.

During the year ended April 30, 2003, the Company sold approximately 1,400,000 shares of our common stock through a prior offering with a prospectus that did not include the fixed pricing information required by the Securities Act. We negotiated these sales with individual purchasers who paid slightly different prices for the shares under a prospectus that did not include one fixed price for the sale of such shares. If we fix one price per registration statement, we are eligible to conduct a primary offering under the federal securities laws and rules. We have ceased sales of the negotiated-price type and intend to re-file a registration statement with the SEC that, as of or at the time of effectiveness, has an established price before consummating a primary offering of our shares. Because we previously had conducted an offering for which we are not eligible, the purchasers of our common stock in that offering could be entitled for a period of approximately two years from the date of purchase to sell their shares of common stock back to the Company at the purchase price plus interest. The purchase prices were all between $0.33 and $0.35 per share. However, we have obtained waivers and consents from all of the purchasers, and, thus, do not anticipate any obligation or liability for repurchase of these shares.

COMMON STOCK ISSUED FOR SERVICES RENDERED

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 21,277, 5,059,560, and 11,723,980 shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock given of $10,309, $232,170, and $439,259, respectively.

During fiscal years 1996 to 2002 Microdevices was privately held and had no public market for its common stock. Microdevices issued common stock to various non-employee consultants and to Dr. Bogdan C. Maglich, Chairman and CEO, for services rendered. Microdevices issued common stock for services rendered during fiscal years 1995 to 2002 for amounts between $0.01 and 0.10 per share. The Company placed a monetary value on the services received and the company considered that the number of shares of common stock that a consultant was willing to accept for those services averaged for a fiscal year most accurately represented the value of Microdevices stock.

During the same period, common stock in Microdevices was also issued to Dr. Maglich and to various organizations the Dr. Maglich controlled. Such common stock was issued to Dr. Maglich and the organizations to compensate Dr. Maglich for his time and in lieu of payment of full compensation as Chairman and CEO of Microdevices.

During the year ended April 30, 2002, the Company issued 5,059,560 shares of common stock in exchange for services rendered with a fair value of $232,170 or $0.05 per share. Issuance of common stock was in lieu of cash for services rendered for services such as directors fees, public relations services, scientific advisory services, business development services, marketing services, legal services, financial consulting services. During the year ended April 30, 2002, Dr. Maglich and the organizations he controls received 4,224,000 shares of common stock as compensation for services with a fair value of $194,000.

During the year ended April 30, 2003, the Company issued 21,277 shares of common stock valued at $10,309 and committed to issue an additional 20,000 shares of common stock in exchange for investor relations services rendered which were valued at $9,691, for a total of $20,000. The committed shares were issued subsequent to April 30, 2003.

CONVERTIBLE NOTES PAYABLE - RELATED PARTIES CONVERTED INTO COMMON STOCK

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $37,896, $0, and $37,896, respectively.

COMMON STOCK ISSUED IN PRIVATE PLACEMENTS FOR CASH

In April 2002, the Company completed its first closing of its first private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

In June 2002, the Company completed its second closing of its first private placement, whereby 500,000 shares of common stock were issued in exchange for cash of $500,000. This private placement has been closed.

In October 2002, the Company completed its second private placement, issuing 1,349,934 shares of common stock in exchange for net cash proceeds of $1,625,613.

COMMON STOCK ISSUED AS DIVIDENDS

Series A holders are entitled to an 8% dividend or $78,360. In October 2002, the Company issued 68,150 shares of common stock or $1.15 per common share of dividends accrued on the Series A.

COMMON STOCK ISSUED AS EMPLOYEE BONUS

During the year ended April 30, 2003, the Company issued 11,178 shares of common stock and committed to issue 11,178 shares of common stock to an employee of the Company in lieu of a cash quarterly bonus. The quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899.

COMMON STOCK ISSUED IN CASHLESS EXERCISE OF WARRANTS

In December 2002, warrants to purchase 47,000 shares of common stock which had an exercise price of $0.01 per share were exercised via a cashless exercise, whereby the Company issued 33,909 shares of common stock.

STOCK SPLITS

In September 1998 and May 1999, the Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

WARRANTS ISSUED AS FINANCING EXPENSE

In December 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director as compensation for a default on a note payable (see Note 13). The Company recorded $223,710 in the year ended April 30, 2003 as financing expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.49

         Stock price on grant date                            $2.09

         Exercise price                                       $1.00

         Expected life                                        2.0 years

         Risk-free rate of return                             3.72%

         Expected annual volatility                           105%

         Annual rate of dividends                             0%

WARRANTS ISSUED TO INVESTORS IN PRIVATE PLACEMENTS AND PLACEMENT AGENTS

In October 2002, the Company issued warrants to purchase 255,536 shares of common stock to the investors in the Series A private placement. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in October 2004. The Company allocated $221,427 to the warrants issued in the private placement as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $0.87

         Stock price on grant date                            $2.05

         Exercise price                                       $1.50

         Expected life                                        1.0 years

         Risk-free rate of return                             1.59%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

In October 2002, the Company issued warrants to purchase 269,990 shares of common stock to the investors in a private placement of common stock. The warrants vest immediately, have an exercise price of $2.50 per share, and expire in October 2005. The Company allocated $157,346 to the warrants issued in the private placement as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $0.58
         Stock price on grant date                            $2.20
         Exercise price                                       $2.50
         Expected life                                        1.0 years
         Risk-free rate of return                             1.46%
         Expected annual volatility                           78%
         Annual rate of dividends                             0%

In August 2002, the Company issued warrants to purchase 100,000 shares of common stock to the Company's placement agent as a retainer. The warrants vest immediately, have an exercise price of $0.01, and expire in August 2007. In December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise. The Company allocated $145,017 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.45

         Stock price on grant date                            $1.46

         Exercise price                                       $0.01

         Expected life                                        1.0 years

         Risk-free rate of return                             1.75%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

In October 2002, the Company issued warrants to purchase 117,546 shares of common stock as offering costs to the Company's placement agent who brought in the investors in the Series A offering. The warrants vest immediately, have an exercise price of $1.15 per share, and expire in October 2007. In December 2002, warrants to purchase 15,000 shares of common stock were exercised via a cashless exercise. The Company allocated $125,206 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.07

         Stock price on grant date                            $2.05

         Exercise price                                       $1.15

         Expected life                                        1.0 years

         Risk-free rate of return                             1.59%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

In October 2002, the Company issued warrants to purchase 161,994 shares of common stock as offering costs to the Company's placement agent who brought in the investors in the common stock private placement. The warrants vest immediately, have an exercise price of $1.35 per share, and expire in October 2007. In December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise. The Company allocated $125,206 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:



         Value of warrant per share                           $1.07

         Stock price on grant date                            $2.20

         Exercise price                                       $1.35

         Expected life                                        1.0 years

         Risk-free rate of return                             1.46%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

In December 2002, the Company issued warrants to purchase 110,620 shares of common stock as offering costs to the Company's placement agent who brought in investors to the Company. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in December 2004. The Company allocated $294,950 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $2.67

         Stock price on grant date                            $2.77

         Exercise price                                       $1.50

         Expected life                                        1.0 years

         Risk-free rate of return                             1.88%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

WARRANTS ISSUED FOR SERVICES RENDERED

In December 2002, the Company entered into a termination agreement with one of its placement agents, whereby the Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share, and expire on November 26, 2007. Any liabilities arising under the original placement agent agreement have been released. The Company recorded $390,409 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $2.60

         Stock price on grant date                            $2.77

         Exercise price                                       $2.48

         Expected life                                        2.0 years

         Risk-free rate of return                             1.88%

         Expected annual volatility                           100%

         Annual rate of dividends                             0%

In February 2003, the Company issued warrants to purchase 80,000 shares of common stock to executive search consultants as part of their compensation for services rendered. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in February 2006. The Company recorded $130,712 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $1.63

         Stock price on grant date                            $1.76

         Exercise price                                       $1.50

         Expected life                                        2.0 years

         Risk-free rate of return                             1.66%

         Expected annual volatility                           100%

         Annual rate of dividends                             0%

In April 2003, the Company issued warrants to purchase 50,000 shares of common stock for financial consulting services rendered. The warrants vest immediately, have an exercise price of $0.50 per share, and expire in April 2006. The Company recorded $18,284 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $0.37

         Stock price on grant date                            $0.41

         Exercise price                                       $0.50

         Expected life                                        2.0 years

         Risk-free rate of return                             1.57%

         Expected annual volatility                           100%

         Annual rate of dividends                             0%

In December 2002, the Company issued warrants to purchase 250,000 shares of common stock for investor relations services rendered. The warrants vest immediately, have an exercise price of $2.09 per share, and expire in December 2007. The Company recorded $162,792 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrant per share                           $0.65

         Stock price on grant date                            $2.09

         Exercise price                                       $2.09

         Expected life                                        1.0 years

         Risk-free rate of return                             2.33%

         Expected annual volatility                           78%

         Annual rate of dividends                             0%

STOCK OPTIONS ISSUED IN EXCHANGE FOR ACCOUNTS PAYABLE

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012. The fair value of the stock options was determined to be the amount of the accounts payable converted into stock options.

STOCK OPTIONS ISSUED FOR SERVICES RENDERED

In July 2002, the Company issued options to purchase 1,000,000 shares of common stock for business development services rendered. As of April 30, 2003, options to purchase 500,000 shares of common stock were vested. The options have an exercise price of $1 per share and expire in July 2008. The fair value of the vested portion of the stock options were determined to be $761,007 and the Company recorded compensation expense totaling $211,390 and prepaid consulting totaling $549,617 as of April 30, 2003. The compensation expense is being expensed over the three year life of the agreement with the consultant. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of stock options per share                     $1.52

         Stock price on grant date                            $2.13

         Exercise price                                       $1.00

         Expected life                                        2.0 years

         Risk-free rate of return                             3.02%

         Expected annual volatility                           105%

         Annual rate of dividends                             0%

In August 2002, the Company issued options to purchase 400,000 shares of common stock for investor and public relations services rendered. The options vest immediately, have an exercise price of $2 per share, and expire in August 2004. The fair value of the stock options was determined to be $187,163 and the Company recorded compensation expense totaling $140,372 and prepaid consulting totaling $46,791 as of April 30, 2003. The compensation expense is being spread over the one-year life of the agreement. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of stock options per share                     $0.47

         Stock price on grant date                            $1.76

         Exercise price                                       $2.00

         Expected life                                        1.0 years

         Risk-free rate of return                             1.75%

         Expected annual volatility                           78%
         Annual rate of dividends                             0%

STOCK OPTIONS ISSUED AS COMPENSATION EXPENSE

In September 2002, the Company issued options to purchase 3,005,038 shares of common stock to the President/Chief Executive Officer/Treasurer/Director in accordance with an employment agreement (see Note 10).

In February 2003, the Company issued options to purchase 416,717 shares of common stock and was committed to issue options to purchase 40,000 shares of common stock to the Chief Scientist/Chairman of the Board in accordance with an employment agreement (see Note 10). In relation to this transaction, the Company recorded compensation expense totaling $59,373 or $0.13 per share as of April 30, 2003 because the exercise price of the stock option of $2.81 was less than the market price of the stock ($2.94) on the date of the grant.

STOCK OPTIONS - GENERAL

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside parties.

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended April 30, 2003. The Company did not grant any options during the year ended April 30, 2002: dividend yield of 0%, expected volatility of 125%, risk-free interest rate of 2.2%, and expected life of two years. All options granted to employees during the year ended April 30, 2003 had an exercise price less than the stock price on the grant date. The weighted-average fair value of these options was $1.63, and the weighted-average exercise price was $1.19.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The following summarizes the stock option and warrant transactions:

                                                          Stock
                                            Weighted      Options       Weighted                     Weighted
                                            Average       and           Average      Total           Average
                              Stock         Grant         Warrants      Grant        Options         Grant
                              Options       Price         Non-          Price        and             Price
                              Employee      per Share     Employee      per Share    Warrants        per Share
                             ------------  ------------- ------------- ---------- ----------------- -------------
          Outstanding,
         August 21, 1995
          (inception) to
         April 30, 2001                 -   $        -              -   $       -            -       $       -

          Granted               2,482,011   $     0.13              -   $       -     2,482,011      $    0.13
                             ------------  ------------- ------------- ---------- ----------------- -------------
          Outstanding,
         April 30, 2002         2,482,011   $     0.13              -   $       -     2,482,011      $    0.13
                             ------------  ------------- ------------- ---------- ----------------- -------------

          Granted               3,421,755   $     1.22      3,168,412   $    1.36     6,590,167      $    1.36
         Exchanged for

          HiEnergy options         89,410   $     0.16              -   $       -        89,410      $    0.16
          Canceled            (2,065,965)   $     1.00              -   $       -    (2,065,965)     $    1.00
          Exercised                    -    $        -        (47,000)  $    0.83       (47,000)     $    0.83
                             ------------  ------------- ------------- ---------- ----------------- -------------

          Outstanding,
         April 30, 2003         3,927,211   $     0.63      3,121,412   $    1.51     7,048,623      $    1.02
                             ------------  ------------- ------------- ---------- ----------------- -------------

          Exercisable,
         April 30, 2003         3,927,211   $     0.63      4,150,069   $    1.61     6,505,443      $    1.02
                             ------------  ------------- ------------- ---------- ----------------- -------------

The weighted-average remaining contractual life of the options and warrants outstanding at April 30, 2003 was 5.31 years. The exercise prices of the options and warrants outstanding at April 30, 2003 ranged from $0.01 to $2.81, and information relating to these options and warrants is as follows:

                                                                            Weighted-       Weighted-
                                                           Weighted-         Average         Average
                                                            Average         Exercise        Exercise
                              Stock          Stock         Remaining        Price of        Price of
            Range of        Options &      Options &      Contractual       Options &       Options &
            Exercise        Warrants        Warrants          Life          Warrants        Warrants
             Prices        Outstanding    Exercisable       (years)        Outstanding     Exercisable
         --------------- --------------- -------------- ---------------- --------------- ---------------
          $0.01 - $0.99      2,855,421       2,855,421         5.26        $   0.18        $   0.18
          $1.00 - $2.81      4,193,202       3,650,022         5.34        $   1.57        $   1.65
                         --------------- --------------
                             7,048,623       6,505,443
                         =============== ==============

NOTE 12 - INCOME TAXES

The components of the deferred income tax assets (liabilities) at April 30, 2003 were as follows:

         Deferred tax assets
          Compensation                                      $     1,018,665
          Net operating loss carry forwards                       2,440,171
          Interest                                                   15,117
          Other                                                         195
                                                           -----------------
                                                                   3,474,148

         Deferred tax liability
          State taxes                                               (243,160)
                                                           -----------------
                                                                   3,230,988
                                                           -----------------

         Valuation allowance                                      (3,230,988)
                                                           -----------------

                            Total                           $              -
                                                            =================

The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended April 30, 2003 and 2002:

                                                    2003            2002
                                                 ------------   ------------
         Current
             Federal                              $        -     $        -
             State                                     1,600          1,934
                                                 ------------   ------------
                                                       1,600          1,934
                                                 ------------   ------------

         Deferred
             Federal                                       -              -
             State                                         -              -
                                                 ------------   ------------

                         Total                    $    1,600     $    1,934
                                                 ============   ============

The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended April 30, 2003 and 2002 as follows:

                                                2003            2002
                                            --------------  -------------

         Statuatory regular income tax rate        34.00%         34.00%
         State taxes                                5.80           5.74
         Change in valuation allowance            (39.09)        (39.77)
         Other                                      0.68          (0.09)
                                            -----------------------------

                     Total                          0.03%         (0.12)%
                                            =============================

As of April 30, 2003, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $4,661,000, which start expiring in 2010 through 2023. The utilization of net operating loss carry forwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE 13 - FINANCING EXPENSE - RELATED PARTY

In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the year ended April 30, 2003. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share                          $1.49
         Stock price on grant date                            $2.09
         Exercise price                                       $1.00
         Expected life                                        2.0 years
         Risk-free rate of return                             3.72%
         Expected annual volatility                           105%
         Annual rate of dividends                             0%

NOTE 14 - RELATED PARTY TRANSACTIONS

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company purchased $4,767, $0, and $4,767, respectively, of property and equipment from a Board member.

See Notes 7, 8, 10, 13 and 15 for additional related party transactions.

NOTE 15 - SUBSEQUENT EVENTS

In May 2003, the Board of Directors approved the liquidation and termination of the Company's subsidiary, VWO, Inc., which did not have any assets or transactions during the year ended April 30, 2003.

In May 2003, the Company received proceeds of $443,482, net of $10,000 in legal fees, from the sale of 1,410,000 shares of its common stock, which was included in subscriptions receivable at April 30, 2003.

In May 2003, the holders of all of the Series A surrendered and exchanged their shares for 2,191,874 shares of the Company's common stock valued at $0.45 per share. The number of shares received included 62,562 penalty shares of common stock for late registration of the common stock. In addition, the Company issued 91,526 shares of common stock to certain shareholders who invested in a private placement, dated October 29, 2002, to compensate them for the late registration of the common stock.

In May 2003, the Board of Directors approved the formation of the 2003 Stock Incentive Plan and reserved 2,000,000 shares of authorized and unissued shares of common stock for such plan. Under the plan, the Board of Directors also approved the issuance of options to purchase 490,000 shares of common stock to various directors and employees of the Company at an exercise price of $0.75 per share and options to purchase 200,000 shares of common stock to consultants of the Company at an exercise price of $0.50 per share. The plan and the grants are subject to approval by the Company's shareholders at the next annual meeting in October 2003.

In May 2003, the Company issued warrants to purchase 150,000 shares of common stock at $0.45 per share to business development consultants for services rendered. The expense was $60,518 related to this transaction.

In May 2003, the Company issued 45,000 shares of common stock to a consultant for services rendered totaling $15,000.

In May and June 2003, the Company entered into notes payable agreements for $244,000 with its legal counsel in exchange for services rendered. The notes payable are unsecured, bear interest at 10% per annum, are convertible into shares of common stock at $1 for every dollar outstanding, subject to certain adjustments, and mature in September 2003 unless converted. In June 2003, the Company issued 300,000 shares of common stock to its legal counsel as payment for $100,000 of these notes payable.

In June 2003, the Company sold 600,000 shares of its common stock and raised $200,000 in two private sales. These sales are subject to possible buy-back of the common stock from the investors as described in Note 11-Shareholders' Equity.

In July 2003, the Company entered into a new lease agreement with one of the Company's directors for a test site in Irvine, California. Under the terms of the contract, the Company may use the test site from July 1, 2003 to December 31, 2003 for monthly payments of $1,200.

      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                Page No.
                                                                --------

Consolidated Financial Statements

Consolidated Balance Sheet                                       F-40 - F-41

Consolidate Statements of Operations                             F-42

Consolidated Statements of Cash Flows                            F-43 - F-45

Consolidated Statements of Shareholders' Equity (Deficit)        F-46 - F-47

Notes to Consolidated Financial Statements                       F-48 - F-90

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                                     CONSOLIDATED BALANCE SHEETS
                                 January 31, 2004 (unaudited) and April 30, 2003
================================================================================

                             ASSETS
                                                                      January 31,       April 30,
                                                                         2004              2003
                                                                     ------------      ------------
Current assets                                                       (unaudited)
   Cash and cash equivalents                                         $    207,564      $     35,774
   Restricted cash                                                             --            71,234
   Subscription receivable                                                 50,000           443,482
   Accounts receivable                                                     34,583            34,583
   Other current assets                                                   200,373           427,650
                                                                     ------------      ------------
      Total current assets                                                492,520         1,012,723

PROPERTY AND EQUIPMENT, NET                                               583,176           504,424
OTHER ASSETS                                                                   --           295,948
                                                                     ------------      ------------

TOTAL ASSETS                                                         $  1,075,696      $  1,813,095
                                                                     ============      ============

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                  $    536,527      $    670,895
   Accrued expenses                                                        56,413             1,600
   Accrued payroll and payroll taxes                                       50,038            28,525
   Accrued interest                                                        57,357            35,288
   Notes payable - related parties                                        141,094            85,000
   Convertible notes payable - related parties                            585,388            57,117
   Notes payable                                                            2,028                --
                                                                     ------------      ------------
      Total current liabilities                                         1,428,845           878,425

LONG-TERM DEBT
   Convertible notes payable - related parties, less unamortized
      debt discount of $306,795(unaudited) and $0                          78,205                --

   Notes payable                                                            2,450                --
                                                                     ------------      ------------

      Total liabilities                                                 1,509,500           878,425
                                                                     ------------      ------------
MINORITY INTEREST IN SUBSIDIARY, 20,540 SHARES ISSUED
   AND OUTSTANDING                                                         18,923            18,923
                                                                     ------------      ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
   Series A convertible, preferred stock
      8% dividends, voting rights, liquidation preference
      $10,000 per share, 345 shares authorized
      0 (unaudited) and 95.82 shares issued and outstanding                    --                 1
   Common stock, $0.001 par value
      100,000,000 shares authorized
      31,557,419 (unaudited) and 25,525,882 shares
      issued and outstanding                                               31,557            25,525
   Additional paid-in capital                                          13,291,768         9,837,437
   Committed common stock, 63,500 (unaudited) and
      76,937 shares                                                        59,395            34,404
   Deficit accumulated during the development stage                   (13,835,447)       (8,981,620)
                                                                     ------------      ------------
      Total shareholders' equity (deficit)                               (452,727)          915,747
                                                                     ------------      ------------
Total liabilities and shareholders' equity (deficit)                 $  1,075,696      $  1,813,095
                                                                     ============      ============

   The accompanying notes are an integral part of these financial statements.

                                                                                           HIENERGY TECHNOLOGIES, INC.
                                                                                                      AND SUBSIDIARIES
                                                                                         (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                        For the Three and Nine Months Ended January 31, 2004 and 2003 (unaudited), and for the Period from August 21, 1995 (Inception) to January 31, 2004 (unaudited)
======================================================================================================================
                                                                                                           For the
                                                                                                         Period from
                                                                                                         August 21,
                                             Three Months Ended               Nine Months Ended             1995
                                           --------------------------    ---------------------------   (Inception) to
                                           January 31,    January 31,    January 31,     January 31,     January 31,
                                               2004           2003           2004           2003            2004
                                           -----------    -----------    -----------     -----------     -----------
                                           (unaudited)    (unaudited)    (unaudited)     (unaudited)      (unaudited)
Operating expenses
    General and administration            $  1,186,415   $  2,342,991   $  3,593,528    $  3,729,272    $  9,502,592
    Research and development                   209,529        253,737        546,606         554,924       2,504,285
                                          ------------   ------------   ------------    ------------    ------------

Total operating expenses                     1,395,944      2,596,728      4,140,134       4,284,196      12,006,877

Loss from operations                        (1,395,944)    (2,596,728)    (4,140,134)     (4,284,196)    (12,006,877)
                                          ------------   ------------   ------------    ------------    ------------

Other income (expense)
    Interest income                                108          3,230            991           6,588           8,877
    Interest expense                           (13,388)        (3,135)       (26,314)         (8,540)        (67,224)
    Financing expense                          (76,174)            --        (76,174)       (223,710)       (299,884)
    Other income                                    --            231             --             231             231
                                          ------------   ------------   ------------    ------------    ------------
Total other income
    (expense)                                  (89,454)           326       (101,497)       (225,431)       (358,000)
                                          ------------   ------------   ------------    ------------    ------------
Loss before provision
    for income taxes                        (1,485,398)    (2,596,402)    (4,241,631)     (4,509,627)    (12,364,877)
Provision for income
    taxes                                           --            800            800             800          13,383
                                          ------------   ------------   ------------    ------------    ------------
Net loss                                  $ (1,485,398)  $ (2,597,202)  $ (4,242,431)   $ (4,510,427)   $(12,378,260)

   The accompanying notes are an integral part of these financial statements.

                                                                                           HIENERGY TECHNOLOGIES, INC.
                                                                                                      AND SUBSIDIARIES
                                                                                         (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                        For the Three and Nine Months Ended January 31, 2004 and 2003 (unaudited), and for the Period from August 21, 1995 (Inception) to January 31, 2004 (unaudited)
======================================================================================================================
                                                                                                           For the
                                                                                                         Period from
                                                                                                         August 21,
                                             Three Months Ended               Nine Months Ended             1995
                                           ---------------------------------------------------------   (Inception) to
                                           January 31,    January 31,    January 31,     January 31,     January 31,
                                               2004           2003           2004           2003            2004
                                           -----------    -----------    -----------     -----------     -----------
                                           (unaudited)    (unaudited)    (unaudited)     (unaudited)      (unaudited)

BENEFICIAL CONVERSION
    FEATURE GRANTED ON
    PREFERRED STOCK                                 --             --             --        (767,431)       (767,431)

PREFERRED STOCK
    DIVIDENDS                                       --             --       (611,396)        (78,360)       (689,756)
                                          ------------   ------------   ------------    ------------    ------------

NET LOSS AVAILABLE TO
    COMMON
    SHAREHOLDERS                          $ (1,485,398)  $ (2,597,202)  $ (4,853,827)   $ (5,356,218)   $(13,835,447)
                                          ============   ============   ============    ============    ============

NET LOSS PER SHARE                             $ (0.05)       $ (0.11)       $ (0.14)        $ (0.20)
                                               =======        =======        =======         =======

BENEFICIAL CONVERSION
    FEATURE GRANTED ON
    PREFERRED STOCK
    PER SHARE                                  $    --        $    --        $    --         $ (0.03)
                                               =======        =======        =======         =======

PREFERRED STOCK
    DIVIDENDS PER SHARE                        $    --        $    --        $ (0.02)        $    --
                                               =======        =======        =======         =======

BASIC AND DILUTED LOSS
    AVAILABLE TO COMMON
    SHAREHOLDERS PER
    SHARE                                      $ (0.05)       $ (0.11)       $ (0.16)        $ (0.23)
                                               =======        =======        =======         =======

BASIC AND DILUTED
    WEIGHTED-AVERAGE
    COMMON SHARES
    OUTSTANDING                              31,227,822     24,056,753     29,761,126      23,131,533
                                             ==========     ==========     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                                                                                      HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFECIT)
                                                   For the Period from August 21, 1995 (Inception) to January 31, 2004 (unaudited)
==================================================================================================================================

                                                              Price per                    Convertible,
                                                               Equity                     Preferred Stock      Common Stock
                                                       Date     Unit           Shares         Amount        Shares          Amount
                                                       ----     ----           -------        ------        ------          ------
Balance, August 21, 1995 (inception)                                                --        $   --   $        --         $     -
Recapitalization upon reverse merger                                                                     6,470,000           6,470
Issuance of common stock for services rendered         (1)      $ 0.01                                     734,771             735
Net loss
                                                                               -------        ------   -----------          ------
Balance, April 30, 1996                                                             --            --     7,204,771           7,205
Issuance of common stock for services rendered         (2)      $ 0.01                                                           3
Net loss                                                                                                     3,219
                                                                               -------        ------   -----------          ------

Balance, April 30, 1997                                                             --            --     7,207,990           7,208

Issuance of common stock for cash                    03/23/98   $ 0.05                                      45,603              46
Issuance of common stock for cash                    03/25/98   $ 0.11                                       4,470               4
Issuance of common stock for cash                      (3)      $ 0.14                                     111,771             112
Issuance of common stock for cash                    10/14/97   $ 0.22                                      89,417              89
Issuance of common stock for cash                      (3)      $ 0.28                                     293,466             293
Issuance of common stock for cash                    09/04/97   $ 0.35                                       8,942               9
Issuance of common stock for cash                    12/17/97   $ 0.49                                      42,920              43
Issuance of common stock for services rendered         (3)      $ 0.01                                   1,451,928           1,452
Net loss
                                                                               -------        ------   -----------          ------

Balance, April 30, 1998                                                             --            --     9,256,507           9,257

Issuance of common stock for cash                      (4)      $ 0.28                                     116,241             116
Issuance of common stock for cash                    10/01/98   $ 0.36                                      13,815              14
Issuance of common stock for cash                    01/15/99   $ 0.38                                       9,389               9
Issuance of common stock for cash                    10/30/98   $ 0.56                                      13,413              13
Issuance of common stock for cash                    03/17/99   $ 0.57                                      17,883              18
Issuance of common stock for cash                    01/08/99   $ 0.72                                      44,708              45
Issuance of common stock for cash                    12/02/98   $ 0.75                                       3,353               3
Issuance of common stock for cash                    12/02/98   $ 0.78                                       8,942               9
Issuance of common stock for cash                    11/24/98   $ 0.89                                      11,177              11
Issuance of common stock for cash                    12/02/98   $ 0.93                                       2,683               3
Issuance of common stock for cash                    01/15/99   $ 1.41                                       4,471               4
Issuance of common stock for cash                    05/05/98   $ 1.64                                      17,883              18
Issuance of common stock for cash                    12/02/98   $ 2.80                                         894               1
Issuance of common stock for services rendered         (4)      $ 0.02                                   2,167,620           2,167
Net loss
                                                                               -------        ------   -----------          ------

Balance, April 30, 1999                                                             --            --    11,688,979          11,688

Issuance of common stock for cash                    06/28/99   $ 0.02                                       4,471               4
Issuance of common stock for cash                    05/03/99   $ 0.10                                      35,767              36
Issuance of common stock for cash                    07/14/99   $ 0.28                                      44,708              45
Issuance of common stock for cash                    11/30/99   $ 0.39                                      53,650              54
Issuance of common stock for cash                    07/12/99   $ 0.52                                       2,861               3
Issuance of common stock for cash                      (5)      $ 0.56                                     232,484             232
Issuance of common stock for cash                    04/03/00   $ 0.72                                       2,794               3
Issuance of common stock for cash                    04/03/00   $ 0.89                                       8,383               8
Issuance of common stock for cash                      (5)      $ 0.46                                     253,430             253
Issuance of common stock for services rendered         (5)      $ 0.04                                   1,914,570           1,915
Net loss
                                                                               -------        ------   -----------          ------

Balance, April 30, 2000                                                             --            --    14,242,097          14,242

Issuance of common stock for cash                    09/28/00   $ 0.24                                      21,214              21
Issuance of common stock for cash                      (6)      $ 0.24                                     444,223             444
Issuance of common stock for services rendered         (6)      $ 0.10                                     371,035             371
Net loss
                                                                               -------        ------   -----------          ------

   The accompanying notes are an integral part of these financial statements.

Balance, April 30, 2001                                                             --        $   --   $15,078,569         $15,078

Issuance of common stock for cash                      (7)      $ 0.22                                     517,723             518
Issuance of common stock for cash                    03/13/02   $ 0.24                                      10,283              10
Issuance of common stock for cash                      (7)      $ 0.45                                      44,708              45
Issuance of common stock for cash                    07/31/01   $ 1.12                                       8,942               9
Issuance of common stock for cash                      (7)      $ 0.26                                     130,415             130
Issuance of common stock for services rendered         (7)      $ 0.05                                   5,059,560           5,060
Issuance of common stock in private
    placement for cash                               04/30/02   $ 1.00                                   1,225,000           1,225
Net loss
                                                                               -------        ------   -----------          ------

Balance, April 30, 2002                                                             --            --    22,075,200          22,075

Issuance of preferred stock
    in private placement for cash                    10/31/03   $ 8,173.18       97.93             1
Issuance of common stock
    for subscriptions receivable                     04/30/03   $ 0.32                                     700,000             700
Issuance of common stock
    for subscriptions receivable                     04/30/03   $ 0.33                                     700,000             700
Issuance of common stock
    for subscriptions receivable                     04/30/03   $ 0.40                                      10,000              10
Issuance of common stock
    in private placement for cash                    10/07/03   $ 1.26                                   1,849,934           1,850
Offering costs
Issuance of common stock
    on cashless conversion
    of the Series A preferred
    stock                                            01/27/03                    (2.11)                     18,336              18
Issuance of common stock
    in cashless exercise of
    warrants                                         01/02/03                                               33,909              34
Issuance of common stock
    and common stock
    committed as a bonus                               (8)      $ 1.35                                      11,178              11
Issuance of common stock
    and common stock
    committed for services
    rendered                                         04/21/03   $ 0.65                                      21,277              21
Dividends on preferred stock                         10/31/03                                               68,150              68
Beneficial conversion feature
    granted in connection with
    issuance of preferred
    stock                                            10/31/03
Conversion of convertible
    notes payable - related
    parties into common
    stock                                            07/18/03   $ 1.00                                      37,898              38
Financing expense in connection with
    issuance of warrants                             05/31/02   $ 1.49
Stock options issued for services rendered           07/12/02   $ 1.52
Stock options issued for services rendered           08/01/02   $ 0.47
Stock options issued as compensation                 02/11/08   $ 0.13
Stock options issued as compensation                 09/25/02   $ 1.10
Stock options issued in exchange for
    settlement of accounts payable                   09/25/02   $ 1.10
Stock options issued in exchange for
    settlement of accounts payable                   12/19/02   $ 0.55
Warrants issued for services rendered                12/09/02   $ 0.65
Warrants issued for services rendered                02/17/03   $ 1.63
Warrants issued for services rendered                04/28/03   $ 0.37
Warrants issued for termination of contract          12/09/02   $ 1.56
Amortization of deferred compensation
Reversal of deferred compensation
Exercise of stock options in subsidiary
Net loss
                                                                               -------        ------   -----------          ------
Balance, April 30, 2003                                                          95.82             1    25,525,882          25,525

Stock options issued for services rendered           05/16/03   $ 0.38
Issuance of common stock for cash                    06/24/03   $ 0.33                                     600,000             600
Issuance of common stock for services rendered       06/24/03   $ 0.33                                     300,000             300
Issuance of common stock for services rendered       05/13/03   $ 0.48                                      45,000              45
Issuance of common stock in cashless conversion
    of Series A preferred stock                      05/16/03                   (95.82)           (1)    2,191,878           2,192
Dividends on preferred stock                         05/16/03
Issuance of common stock as penalty shares           05/16/03                                               91,526              92
Issuance of committed common stock                   05/21/03                                               20,000              20
Issuance of committed common stock                   06/19/03                                               11,178              11
Issuance of common stock on exercise of
    warrants                                         05/27/03                                               34,000              34
Warrants issued for services rendered                05/16/03   $ 0.40
Warrants issued for services rendered                05/01/03   $ 0.32
Stock options issued for services rendered           07/16/03   $ 0.45
Issuance of committed common stock                   08/14/03                                               44,705              45
Issuance of common stock for cash                    08/15/03   $ 0.45                                     222,222             222
Issuance of common stock for cash                    08/20/03   $ 0.52                                     400,000             400
Issuance of common stock for cash                    08/25/03   $ 0.69                                     272,464             272
Stock options issued for services rendered           08/27/03   $ 1.03
Issuance of common stock for cash                    08/28/03   $ 0.69                                      86,957              87
Issuance of common stock for cash                    08/29/03   $ 0.69                                     144,928             145
Issuance of common stock for cash, net of
    commission of $40,000                            08/29/03   $ 0.69                                     666,666             667
Issuance of common stock as penalty shares           10/15/03                                              148,260             148
Issuance of common stock for cash                    10/27/03   $ 0.95                                      63,000              63
Issuance of common stock for cash                    11/05/03   $ 0.71                                      70,424              70
Stock options issued for services rendered           11/07/03   $ 0.90
Stock options issued for services rendered           11/07/03   $ 1.19
Issuance of common stock as penalty shares           11/15/03                                               44,187              44
Issuance of common stock for cash, net of
    commission of $5,250                             11/21/03   $ 0.72                                     200,000             200
Common stock issued as offering costs                11/21/03   $ 0.75                                       2,000               2
Issuance of common stock for cash                    12/02/03   $ 0.75                                      33,334              34
Stock options issued for services rendered           12/04/03   $ 0.80
Issuance of common stock as penalty shares           12/15/03                                               61,242              61
Issuance of common stock for cash                    12/22/03   $ 0.71                                      42,254              42
Committed common stock for services rendered         01/06/04   $ 0.89
Warrants issued for services rendered                01/06/04
Issuance of common stock as penalty shares           01/15/04                                               78,259              79
Issuance of common stock in cashless
    exercise of warrants                             01/15/04                                               54,053              54
Relative fair value of warrants issued to holders
    of convertible promissory notes                  01/22/04
Beneficial conversion feature upon issuance of
    convertible promissory notes                     01/22/04
Relative fair value of warrants issued to holders
    of convertible promissory notes                  01/28/04
Beneficial conversion feature upon issuance of
    convertible promissory notes                     01/28/04
Issuance of common stock in cashless
    exercise of warrants                             01/30/04                                               48,000              48
Issuance of common stock for services rendered       01/30/04   $ 1.18                                      55,000              55
Committed common stock for services rendered         01/31/04   $ 0.97
Relative fair value of warrants issued to holders
    of convertible promissory notes                  01/31/04
Beneficial conversion feature upon issuance of
    convertible promissory notes                     01/23/04
Net Loss
                                                                               -------        ------   -----------        --------
Balance, January 31, 2004 (unaudited)                                               --        $   --   $31,557,419        $ 31,557
                                                                               -------        ------   -----------        --------

   The accompanying notes are an integral part of these financial statements.

                                                                         HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                                        (DEVELOPMENT STAGE COMPANIES)
                                                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFECIT)
                                      For the Period from August 21, 1995 (Inception) to January 31, 2004 (unaudited)
=====================================================================================================================


                                                                                               Deficit
                                                                                             Accumulated
                                                        Additional  Committed                 during the
                                                         Paid-in     Common      Deferred     Development
                                                         Capital      Stock    Compensation     Stage          Total
                                                      ------------- ---------- ------------ --------------   ---------
Balance, August 21, 1995 (inception)                       $     -- $       -- $         --           --     $     --
Recapitalization upon reverse merger                         (6,456)                                               14
Issuance of common stock for services rendered                7,495                                             8,230
Net loss                                                                                       $ (39,387)     (39,387)
                                                      ------------- ---------- ------------ --------------   ---------

Balance, April 30, 1996                                       1,039         --           --      (39,387)     (31,143)
Issuance of common stock for services rendered                   33                                                36
Net loss                                                                                        (110,004)    (110,004)
                                                      ------------- ---------- ------------ --------------   ---------

Balance, April 30, 1997                                       1,072         --           --     (149,391)    (141,111)

Issuance of common stock for cash                             2,206                                             2,252
Issuance of common stock for cash                               496                                               500
Issuance of common stock for cash                            15,513                                            15,625
Issuance of common stock for cash                            19,911                                            20,000
Issuance of common stock for cash                            81,757                                            82,050
Issuance of common stock for cash                             3,115                                             3,124
Issuance of common stock for cash                            20,957                                            21,000
Issuance of common stock for services rendered               15,598                                            17,050
Net loss                                                                                        (293,019)    (293,019)
                                                      ------------- ---------- ------------ --------------   ---------

Balance, April 30, 1998                                     160,625         --           --     (442,410)    (272,528)

Issuance of common stock for cash                            32,364                                            32,480
Issuance of common stock for cash                             4,986                                             5,000
Issuance of common stock for cash                             3,591                                             3,600
Issuance of common stock for cash                             7,487                                             7,500
Issuance of common stock for cash                            10,182                                            10,200
Issuance of common stock for cash                            32,355                                            32,400
Issuance of common stock for cash                             2,497                                             2,500
Issuance of common stock for cash                             6,991                                             7,000
Issuance of common stock for cash                             9,989                                            10,000
Issuance of common stock for cash                             2,497                                             2,500
Issuance of common stock for cash                             6,296                                             6,300
Issuance of common stock for cash                            29,232                                            29,250
Issuance of common stock for cash                             2,499                                             2,500
Issuance of common stock for services rendered               47,592                                            49,759
Net loss                                                                                        (272,426)    (272,426)
                                                      ------------- ---------- ------------ --------------   ---------

Balance, April 30, 1999                                     359,182         --           --     (714,836)    (343,965)

Issuance of common stock for cash                                96                                               100
Issuance of common stock for cash                             3,631                                             3,667
Issuance of common stock for cash                            12,455                                            12,500
Issuance of common stock for cash                            20,946                                            21,000
Issuance of common stock for cash                             1,497                                             1,500
Issuance of common stock for cash                           129,768                                           130,000
Issuance of common stock for cash                             1,997                                             2,000
Issuance of common stock for cash                             7,492                                             7,500
Issuance of common stock for cash                           117,126                                           117,379
Issuance of common stock for services rendered               83,322                                            85,237
Net loss                                                                                        (332,131)    (332,131)
                                                      ------------- ---------- ------------ --------------   ---------

Balance, April 30, 2000                                     737,512         --           --   (1,046,967)    (295,213)

Issuance of common stock for cash                             4,979                                             5,000
Issuance of common stock for cash                           104,286                                           104,730
Issuance of common stock for services rendered               36,097                                            36,468
Net loss                                                                                        (288,067)    (288,067)
                                                      ------------- ---------- ------------ --------------   ---------


   The accompanying notes are an integral part of these financial statements.

Balance, April 30, 2001                                     882,874         --           --   (1,335,034)    (437,082)

Issuance of common stock for cash                           115,282                                           115,800
Issuance of common stock for cash                             2,410                                             2,420
Issuance of common stock for cash                            19,955                                            20,000
Issuance of common stock for cash                             9,991                                            10,000
Issuance of common stock for cash                            33,219                                            33,349
Issuance of common stock for services rendered              227,110                                           232,170
Issuance of common stock in private
    placement for cash                                    1,223,775                                         1,225,000
Net loss                                                                                      (1,389,530)  (1,389,530)
                                                      ------------- ---------- ------------ --------------  ---------

Balance, April 30, 2002                                   2,514,616         --           --   (2,724,564)    (187,873)

Issuance of preferred stock
    in private placement for cash                           800,399                                           800,399
Issuance of common stock
    for subscriptions receivable                            219,800                                           220,500
Issuance of common stock
    for subscriptions receivable                            228,300                                           229,000
Issuance of common stock
    for subscriptions receivable                              3,972                                             3,982
Issuance of common stock
    in private placement for cash                         2,320,556                                         2,322,406
Offering costs                                             (196,793)                                         (196,793)
Issuance of common stock
    on cashless conversion
    of the Series A preferred
    stock                                                       (18)                                               --
Issuance of common stock
    in cashless exercise of
    warrants                                                    (34)                                               --
Issuance of common stock
    and common stock
    committed as a bonus                                     21,339     17,549                                 38,899
Issuance of common stock
    and common stock
    committed for services
    rendered                                                 10,288      9,691                                 20,000
Dividends on preferred stock                                 78,292                              (78,360)          --
Beneficial conversion feature
    granted in connection with
    issuance of preferred
    stock                                                   767,431                             (767,431)          --
Conversion of convertible
    notes payable - related
    parties into common
    stock                                                    37,858                                            37,896
Financing expense in connection with
    issuance of warrants                                    223,710                                           223,710
Stock options issued for services rendered                  761,007                                           761,007
Stock options issued for services rendered                  187,163                                           187,163
Stock options issued as compensation                         59,373                                            59,373
Stock options issued as compensation                      3,305,542              (3,305,542)                       --
Stock options issued in exchange for
    settlement of accounts payable                           50,000                                            50,000
Stock options issued in exchange for
    settlement of accounts payable                           15,000                                            15,000
Warrants issued for services rendered                       162,792                                           162,792
Warrants issued for services rendered                       130,712                                           130,712
Warrants issued for services rendered                        18,284                                            18,284
Warrants issued for termination of contract                 390,409                                           390,409
Amortization of deferred compensation                                             1,032,981                 1,032,981
Reversal of deferred compensation                        (2,272,561)              2,272,561                        --
Exercise of stock options in subsidiary                                  7,164                                  7,164
Net loss                                                                                      (5,411,265)  (5,411,265)
                                                      ------------- ---------- ------------ --------------   ---------


   The accompanying notes are an integral part of these financial statements.

Balance, April 30, 2003                                   9,837,437     34,404           --   (8,981,620)     915,746

Stock options issued for services rendered                   11,348                                            11,348
Issuance of common stock for cash                           199,400                                           200,000
Issuance of common stock for services rendered               99,700                                           100,000
Issuance of common stock for services rendered               21,555                                            21,600
Issuance of common stock cashless conversion                                                                       --
    of Series A preferred stock                              (2,192)                                               --
Dividends on preferred stock                                611,396                             (611,396)          --
Issuance of common stock as penalty shares                      (92)                                               --
Issuance of committed common stock                            9,671     (9,691)                                    --
Issuance of committed common stock                           17,538    (17,549)                                    --
Issuance of common stock on exercise of
    warrants                                                    306                                               340
Warrants issued for services rendered                        60,518                                            60,518
Warrants issued for services rendered                        15,864                                            15,864
Stock options issued for services rendered                   89,760                                            89,760
Issuance of committed common stock                            7,119     (7,164)                                    --
Issuance of common stock for cash                            99,778                                           100,000
Issuance of common stock for cash                           207,600                                           208,000
Issuance of common stock for cash                           187,728                                           188,000
Stock options issued for services rendered                   41,356                                            41,356
Issuance of common stock for cash                            59,913                                            60,000
Issuance of common stock for cash                            99,855                                           100,000
Issuance of common stock for cash, net of
    commission of $40,000                                   459,333                                           460,000
Issuance of common stock as penalty shares                     (148)                                               --
Issuance of common stock for cash                            59,939                                            60,002
Issuance of common stock for cash                            49,932                                            50,002
Stock options issued for services rendered                   90,000                                            90,000
Stock options issued for services rendered                  249,849                                           249,849
Issuance of common stock as penalty shares                      (44)                                               --
Issuance of common stock for cash, net of
    commission of $5,250                                    144,550                                           144,750
Common stock issued as offering costs                         1,498                                             1,500
Issuance of common stock for cash                            24,966                                            25,000
Stock options issued for services rendered                   32,191                                            32,191
Issuance of common stock as penalty shares                      (61)                                                -
Issuance of common stock for cash                            29,958                                            30,000
Committed common stock for services rendered                            24,475                                 24,475
Warrants issued for services rendered                        24,583                                            24,583
Issuance of common stock as penalty shares                      (79)                                               --
Issuance of common stock in cashless
    exercise of warrants                                        (54)                                               --
Relative fair value of warrants issued to holders
    of convertible promissory notes                         115,434                                           115,434
Beneficial conversion feature upon issuance of
    convertible promissory notes                             34,566                                            34,566
Relative fair value of warrants issued to holders
    of convertible promissory notes                         148,531                                           148,531
Beneficial conversion feature upon issuance of
    convertible promissory notes                             36,469                                            36,469
Issuance of common stock in cashless
    exercise of warrants                                        (48)                                               --
Stock options issued for services rendered                   64,845                                            64,900
Committed common stock for services rendered                            34,920                                 34,920
Relative fair value of warrants issued to holders
    of convertible promissory notes                          44,861                                            44,861
Beneficial conversion feature upon issuance of
    convertible promissory notes                              5,139                                             5,139
Net Loss                                                                                      (4,242,431)  (4,242,431)
                                                      ------------- ---------- ------------ --------------   ---------
Balance, January 31, 2004 (unaudited)                  $ 13,291,768  $ 59,395        $   --  $ (13,835,447) $ (452,727)
                                                      ------------- ---------- ------------ --------------   ---------


(1) Multiple transactions valued at the per share price in the year ended April 30, 1996
(2) Multiple transactions valued at the per share price in the year ended April 30, 1997
(3) Multiple transactions valued at the per share price in the year ended April 30, 1998
(4) Multiple transactions valued at the per share price in the year ended April 30, 1999
(5) Multiple transactions valued at the per share price in the year ended April 30, 2000
(6) Multiple transactions valued at the per share price in the year ended April 30, 2001
(7) Multiple transactions valued at the per share price in the year ended April 30, 2002
(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements.

                                                                                       HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                              For the Nine Months  Ended January 31, 2004 and 2003 (unaudited), and for the Period from August 21, 1995 (Inception) to January 31, 2004 (unaudited)
===================================================================================================================================

                                                                                                              For the
                                                                                                            Period from
                                                                                                           August 21, 1995
                                                                                  Nine Months Ended        (Inception) to
                                                                                      January 31,            January 31,
                                                                           ----------------------------
                                                                               2004            2003            2004
                                                                               ----            ----            ----
                                                                            (unaudited)     (unaudited)     (unaudited)
Cash flows from operating activities
    Net loss                                                               $ (4,242,431)   $ (4,510,427)    (12,378,260)
    Adjustments to reconcile net loss to net cash
      used in operating activities
         Depreciation                                                           102,895          72,556         202,320
         Compensation expense relating to issuance of
           common stock in exchange for services
           rendered                                                                  --              --         428,950
         Compensation expense relating to issuance of
           common stock in exchange for services
           rendered to minority shareholders                                         --              --          18,923
         Warrants issued for services rendered
           or to be rendered                                                    100,965         740,364         412,753
         Warrants issued for termination of contract                                 --              --         390,409
         Issuance of common stock for services
           rendered                                                             188,000              --         208,000
         Stock options issued for services
           rendered                                                             514,506              --         866,268
         Issuance of common stock to an employee
           for a bonus                                                               --            21,350        38,899
         Common stock committed to an employee
           for a bonus                                                               --            13,134            --
         Common stock committed for services rendered                            59,395                --        59,395
         Additional compensation to officer                                          --                --        42,171
         Issuance of common stock to a former officer
           as a settlement                                                           --         125,000              --
         Amortization of deferred compensation                                       --       1,032,981       1,032,981
         Financing expense                                                           --         223,710         223,710
         Amortization of debt discount on
           Convertible Promissory Notes -
           Related Parties                                                        2,031              --           2,031
         Beneficial Conversion Feature on convertible
           promissory notes - related parties                                    76,174              --          76,174

         (Increase) decrease in
           Restricted cash                                                       71,234              --              --
           Accounts receivable                                                       --          29,166         (34,583)
           Subscription receivable                                                   --              --              --
           Other current assets                                                 227,277        (114,534)        406,035
           Other assets                                                         295,948              --              --
         Increase (decrease) in
           Accounts payable                                                     404,302         325,488       1,186,916
           Accrued expenses                                                      54,813        (145,167)         56,429
           Accrued payroll and payroll taxes                                     21,513          79,034          50,038
           Accrued interest                                                      42,163           5,664          80,349
                                                                           ------------    ------------    ------------
Net cash used in operating activities                                        (2,081,215)     (2,101,681)     (6,570,719)
                                                                           ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

Cash flows from investing activities
    Purchase of property and equipment                                         (181,647)       (677,108)       (785,497)
                                                                           ------------    ------------    ------------

Net cash used in investing activities                                          (181,647)       (677,108)       (785,497)
                                                                           ------------    ------------    ------------

Cash flows from financing activities
    Proceeds from notes payable - related parties                                36,000              --         604,160
    Payments on notes payable - related parties                                      --        (486,691)       (546,331)
    Proceeds from convertible notes payable - related
      parties                                                                   335,000          29,280         395,400
    Payments on convertible notes payable - related
      parties                                                                   (10,400)        (19,280)        (40,400)
    Proceeds from notes payable                                                   4,478              --           4,478
    Proceeds from issuance of common stock in
      private placement                                                              --       2,322,407       3,547,406
    Proceeds from issuance of preferred stock                                        --         979,301         979,301
    Offering costs on preferred stock                                                --        (178,902)       (178,902)
    Proceeds from issuance of common stock                                    1,671,002              --       2,553,725
    Offering costs on common stock                                              (45,250)       (196,793)       (242,043)
    Exercise of stock options in subsidiary                                          --           7,164           7,164
    Collection of subscription receivable                                       443,482              --         443,482
    Proceeds from exercise of warrants                                              340              --             340
                                                                           ------------    ------------    ------------
Net cash provided by financing activities                                     2,434,652       2,456,486       7,563,780
                                                                           ------------    ------------    ------------
Net increase (decrease) in cash and cash
    equivalents                                                                 171,790        (322,303)        207,564

   The accompanying notes are an integral part of these financial statements.

Cash and cash equivalents, beginning of
    period                                                                       35,774       1,078,136              --
                                                                           ------------    ------------    ------------

Cash and cash equivalents, end of period                                   $    207,564    $    755,833    $    207,564
                                                                           ============    ============    ============

Supplemental disclosures of cash flow information

    Interest paid                                                          $         --    $         --    $      2,888
                                                                           ============    ============    ============

    Income taxes paid                                                      $      2,400    $         --    $     14,183
                                                                           ============    ============    ============

Supplemental schedule of non-cash investing and financing activities

    Common stock issued for convertible notes
      payable-related parties and accrued interest                         $         --    $     37,896    $     37,896
                                                                           ============    ============    ============

    Issuance of common stock for dividends accrued on the
      Series A Preferred stock                                             $         --    $     78,360    $     78,360
                                                                           ============    ============    ============

    Issue convertible notes payable to legal counsel
      for legal services                                                   $    538,671    $         --    $    538,671
                                                                           ============    ============    ============

    Issuance of stock options for accounts payable due to
      a consultant                                                         $         --    $     65,000    $     65,000
                                                                           ============    ============    ============

    Issuance of common stock or Conversion of Series
      A Preferred Stock                                                    $    611,396    $         --    $    611,396
                                                                           ============    ============    ============

    Debt discount recorded on relative fair value of
      warrants issued with Convertible Promissory
      Notes - Related Parties                                              $    308,826    $         --    $    308,826
                                                                           ============    ============    ============

    Issuance of Note Payable - Related Party to relieve
      accrued bonus Subscription receivable on Convertible
      promissory note - related party outstanding                          $     50,000    $         --    $     50,000
                                                                           ============    ============    ============


During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, the holders of 95.82, 2, and
97.93 shares, respectively, of the Series A convertible preferred stock converted their shares into 2,191,878, 18,336, and 2,210,214 shares, respectively, which also included 62,562 penalty shares as a result of the late registration of their common stock.

During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, the Company issued 423,474, 0, and 423,474 shares of common stock to certain shareholders who invested in a private placement, dated October 29, 2002, and to certain other investors in the Company's common stock, to compensate them for the late registration of the common stock.

During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, the Company issued 76,937, 0, and 76,937 shares, respectively, of committed common stock valued at $34,404, $0, and $34,404, respectively.

During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, warrants to purchase 185,620, 47,000 and 232,620 shares, respectively of common stock were exercised via a cashless exercise, whereby the Company issued 102,053, 33,909 and 135,962 common shares, respectively.

   The accompanying notes are an integral part of these financial statements.

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

GENERAL

HiEnergy Technologies, Inc. ("HiEnergy") and its subsidiaries (collectively, with HiEnergy, the "Company") is a nuclear technologies-based inventions company focused on researching, developing and marketing fast neutron-based "stoichiometric" sensor devices. In January 2004, HiEnergy introduced to market its first product, the Stoichiometric CarBomb Finder 3C3. HiEnergy's stoichiometric technology also has potential application in various other related and discrete markets, including the detection of smaller bombs, unexploded ordinance detection, landmine detection, airport security screening, bio-weapons detection, contraband detection, and chemical and petrochemical industry applications. HiEnergy currently has under development stoichiometric products for some of these markets. HiEnergy has no product sales or product sales revenues to date, and thus remains a development stage company.

HiEnergy was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware. HiEnergy has one wholly-owned subsidiary, HiEnergy Defense, Inc. ("Defense"), which was incorporated under the laws of the state of Delaware in August 2003. HiEnergy also holds an approximate 92% interest in HiEnergy Microdevices, Inc. ("Microdevices"), which was incorporated under the laws of the state of Delaware in August 1995, and which originally developed the stoichiometric technology.

As contemplated by the Securities and Exchange Commission under Item 310(b) of Regulation S-B, the accompanying financial statements and footnotes have been consolidated and therefore do not contain all disclosures required by accounting principles generally accepted in the United States of America. While the interim financial data is unaudited; in the opinion of HiEnergy's management the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for the nine months ended January 31, 2004 are not necessarily indicative of those to be expected for the year ended April 30, 2004.

RECAPITALIZATION BETWEEN HIENERGY AND SHAREHOLDERS OF MICRODEVICES

On April 25, 2002, HiEnergy entered into a voluntary share exchange agreement whereby it would exchange approximately 92% of the outstanding shares of common stock of Microdevices for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. HiEnergy had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Since HiEnergy was a "public shell" pro forma information is not presented.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, the Company incurred net losses available to common shareholders of approximately $4,854,000, $5,356,000, and $13,835,000, respectively, and it had negative cash flows from operations of approximately $2,081,000, $2,102,000, and $6,570,719, respectively. In addition, the Company had an accumulated deficit of approximately $13,835,000 and was in the development stage as of January 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets on the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In addition to the capital raised as of January 31, 2004 through the sales of equity, the Company intends to raise additional capital in one or more increments through one or more of contract advances, loans, public or private sales of debt or equity securities for cash, or satisfaction of indebtedness with equity securities. Unless the Company raises additional funds, the Company believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of HiEnergy, its 92% owned subsidiary, Microdevices, and its 100% owned subsidiary, Defense. All significant inter-company accounts and transactions are eliminated in consolidation.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

RECLASSIFICATIONS

Certain amounts included in the prior period financial statements have been reclassified to conform with the current period presentation. Such reclassifications did not have any effect on the reported net loss.

COMPREHENSIVE INCOME

The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

CASH AND CASH EQUIVALENTS

The Company maintains its cash deposits at a bank located in California. Deposits at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable at January 31, 2004 and April 30, 2003 consisted of amounts due from a governmental development contract. Contract amounts are billed as monthly reports are submitted detailing work performed under the contract and are generally due in 30 days.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over an estimated useful life of five years.

PATENTS

The Company has filed several patent applications within and outside the United States. The outcome is indeterminable. Patent costs consisting mainly of legal expenses are expensed as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts receivable, subscriptions receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest. The book value of all other financial instruments are representative of their fair values.

CONVERTIBLE PROMISSORY NOTES WITH BENEFICIAL CONVERSION FEATURES

The Company accounts for convertible promissory notes with non-detachable conversion options that are in the money ("beneficial conversion features") at the commitment date in accordance with EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF Issue No. 00-27, "Application of Issue No. 98-5 to Certain convertible Instruments".

The Company has granted convertible promissory notes with beneficial conversion features and detachable warrants during the quarter ended January 31, 2004.
See Note 7 & Note 11 to the Consolidated Financial Statements.

In accordance with EITF No.'s 98-5 and 00-27, the difference between the conversion price and the Company's stock price on the date of issuance of the notes is considered to be financing expense. It will be recognized in the statement of operations during the period from the issuance of the notes to the time at which the notes first become convertible. The Company allocates the proceeds received from convertible promissory notes with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount will be recognized as interest expense over the period until the notes mature or are converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

RESEARCH AND DEVELOPMENT COSTS

The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section, in all periods presented.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

The Company accounts for common stock issued for services rendered at the fair value of the common stock issued on the date of issuance.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value-recognition provisions of SFAS No. 123, to the stock-based employee compensation:

                                                                       Nine Months Ended January 31,
                                                                           2004               2003
                                                                           ----               ----
        Net loss, as reported                                            $ (4,242,431)    $ (4,510,427)
        Add: Stock-based employee compensation expense included
        in reported net income determined under APB No. 25, net
        of related tax effects                                                514,506        1,032,981

        Deduct: Total stock-based employee compensation expense
        determined under fair-value-based method for all awards,
        net of related tax effects                                           (765,167)      (1,494,861)
                                                                         ------------      -----------
        Pro forma net loss                                               $ (4,493,092)    $ (4,972,307)

        Loss per share:

        Basic and diluted - as reported                                       $ (0.14)          $(0.20)
        Basic and diluted - pro forma                                         $ (0.15)          $(0.21)

Stock options or warrants issued to non-employees are accounted for in accordance with SFAS No. 123, EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and related interpretations.

All warrants and options issued to non-employees for financing expenses and services rendered have been valued using the fair value of the equity instrument issued, as this was readily determinable. Stock options issued in exchange for accounts payable have been valued using the fair value of the goods or services provided, as this had already been determined.

Warrants issued to investors in private placements, as offering costs, have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

NET LOSS PER SHARE

The Company calculates net loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted-average common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the nine months ended January 31, 2004 and 2003:

                                                                     2004                  2003
                                                              -------------------  -------------------
          Stock Options                                                 6,669,675            7,005,902
          Warrants                                                      4,056,909            1,595,686
          Convertible promissory notes and accrued interest             1,414,745                    -
          Microdevices minority shareholders                              459,222              459,222
          Microdevices options and warrants                               368,725              368,725
                                                              -------------------  -------------------
                                                                       12,969,276            9,429,535
                                                              -------------------  -------------------

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and

Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not believe adoption of SFAS No. 149 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 became effective for financial instruments entered into or modified after May 31, 2003 and otherwise became effective at the beginning of the first interim period beginning after June 15, 2003, which was the quarter ended October 31, 2003.

NOTE 4 - OTHER CURRENT ASSETS

Other current assets consisted of the following at:

                                                                  JANUARY 31, 2004       APRIL 30, 2003
                                                                 --------------------  -------------------
         Prepaid consulting                                      $             87,945  $           313,250
         Prepaid insurance                                                     38,266                6,400
         Deposits on equipment                                                 65,000              100,000
         Other                                                                  9,162                8,000
                                                                 --------------------  -------------------
                                                                 $            200,373  $           427,650
                                                                 ====================  ===================


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

                                                                   JANUARY 31, 2004       APRIL 30, 2003
                                                                 --------------------  -------------------
         Prototype equipment                                     $            146,611  $           111,114
         Laboratory equipment                                                 568,375              436,340
         Furniture and fixtures                                                51,110               41,995
         Leasehold improvements                                                 5,000                    -
         Web site development                                                  14,400               14,400
                                                                 --------------------  -------------------
                                                                              785,496              603,849
         Less accumulated depreciation                                        202,320               99,425
                                                                 --------------------  -------------------
                                                                 $            583,176  $           504,424
                                                                 ====================  ===================

Property and equipment is recorded at cost and is depreciated using the straight-line method over an estimated useful life of five years. Depreciation expense for the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004 was $102,895, $72,556, and
$202,320, respectively.

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties consisted of the following at:

                                                                                  JANUARY 31, 2004     APRIL 30, 2003
                                                                                 -------------------  ------------------
                   Unsecured notes payable to a shareholder of the
                     Company, interest payable at 10.5% per annum, or 15%
                     per annum if in default, and due in November 1997.
                     As of October 31, 2003 and April 30, 2003, the notes
                     were in default.                                            $            40,000  $           40,000

                                                                                  JANUARY 31, 2004     APRIL 30, 2003
                                                                                 -------------------  ------------------
                   Unsecured notes payable to a shareholder of the
                     Company, non-interest bearing, and payable on demand                     45,000              45,000

                   Unsecured notes payable to the Chairman of the
                     Company, interest payable at 5% per annum, payable
                     on demand.                                                               56,094                  --
                                                                                   -----------------  ------------------
                                                                                             141,094              85,000

                   Less current portion                                                      141,094              85,000
                                                                                   -----------------  ------------------
                   LONG-TERM PORTION                                               $              --  $               --
                                                                                   =================  ==================

NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties consisted of the following at:

                                                                                  JANUARY 31, 2004     APRIL 30, 2003
                                                                                 -------------------  ------------------
          Unsecured notes payable to a shareholder of the Company, interest payable at 8% per annum, $5,000 due in July 2001 and $5,400 due in
          July 2002. The notes payable are secured by the patent applications for Europe, Canada and Japan. The holder of the notes payable has the option to convert the principal and interest into shares of common stock at the market price of the Company's common stock at the conversion date. As of April 30, 2003, the notes were in default.
          Note was repaid in cash in October 2003.                                 $              --  $           10,400

          Unsecured notes payable to legal counsel of the Company, interest payable at 10% per annum and due in April 2004. The holder of the note has the option to convert the principal and interest into shares of common stock of the company at between $0.85 and $1.00 per share at any time ($64,851 of that principal amount is convertible at $0.85
          the balance is convertible at $1.00).                                              585,388              46,717

          Unsecured notes payable for $385,000 to various investors, interest payable at 5% per annum and due in January 2006. The holders of the notes have the option to convert the principal and interest into shares of common stock of the company at $0.45 per share at any time after the effectiveness of the Company's registration statement.
          Reduced by the unamortized debt discount of $306,795 for the relative
          value of detachable warrants issued with notes payable.                             78,205                  --
                                                                                   -----------------  ------------------

                                                                                             663,593              57,117
          Less current portion                                                               585,388              57,117
                                                                                   -----------------  ------------------

          LONG-TERM PORTION                                                        $          78,205  $               --
                                                                                   =================  ==================

NOTE 8 - NOTES PAYABLE

Note payable consisted of the following at:

                                                                                  JANUARY 31, 2004     APRIL 30, 2003
                                                                                 -------------------  ------------------
       Secured note payable to an equipment supplier, secured by
       equipment, interest payable at 18% per annum, due in January
       2007. Monthly payments $169.                                              $             4,478  $               --
                                                                                 -------------------  ------------------
       Less current portion                                                                    2,028                  --

       LONG-TERM PORTION                                                         $             2,450  $               --
                                                                                 ===================  ==================

NOTE 9 -RESEARCH AND DEVELOPMENT COSTS

The Company has been engaged in commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

The Company's research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies and travel. Research and development costs are charged to operations as incurred. Amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs.

The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

Since inception, the Company has been able to obtain various governmental grants and development contracts. During the nine months ended January 31, 2004 and 2003, the Company worked on different phases of two separate development contracts with the Department of Defense. During the nine months ended January 31, 2003 the Company completed work on a different government development contract.

In August 2002, the Company was awarded an SBIR Phase II development contract for up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, we executed the contract with the Department of Defense. Work commenced in January 2003 under the first year of the contract valued at $415,000. In February 2004, the Department of Defense exercised its option for the second year of the contract, valued at approximately $364,000. Work will commence on the second year of the contract on or about March 1, 2004.

Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. The Company recognizes one-twelfth of the first-year contract amount as an offset against research and development expenses each month.

Below is a summary of research and development costs for the following periods:


                                                                                                          FOR THE
                                                                                                           PERIOD
                                                THREE MONTHS ENDED            NINE MONTHS ENDED          AUGUST 21,
                                                    JANUARY 31,                  JANUARY 31,               1995
                                         ------------------------------- -----------------------------  INCEPTION)
                                                                                                       (TO JANUARY
                                              2004            2003           2004           2003         31, 2004
                                         --------------- --------------- ------------- --------------- ------------
 Research and development costs          $     313,278   $      253,737  $    857,853  $    595,758    $  3,286,035
 Grant income earned                          (103,749)              --      (311,247)      (40,834)       (781,750)
                                         --------------- --------------- ------------- --------------- ------------

 Net research and development costs      $     209,529   $      253,737  $    546,606  $    554,924    $  2,504,285
                                         --------------- --------------- ------------- --------------- ------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS

In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

     o The Company paid a signing bonus of $100,000 during the year ended April 30, 2003.

     o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

     o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008. The stock options were issued with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse take-over of HiEnergy by Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3542 per share or 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

     o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of April 30, 2003, the Company is required to grant options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share. In the fiscal year ended April 30, 2003, the Company recorded $59,373 in compensation expense because these stock options were issued with an exercise price below the market price of the Company's common stock on the date of grant. In December 2003, the Company granted Dr. Maglich 313,221 stock options with an exercise price of $0.87 required under the terms of his employment agreement for calendar year 2003.

     o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board. During the nine months ended January 31, 2004, the Company paid $5,400 as an automobile allowance which is included in the annual expense allowance $19,200 covered below. In addition, the Company reimbursed the Chief Scientist/Chairman of the Board for $29,900 in other expenses covered under the terms of the employment agreement.

     o  The Company must pay a base salary payable in cash as follows:

              January 1, 2002 to December 31, 2002             $125,000 per year

              January 1, 2003 to December 31, 2003             $208,600 per year

              January 1, 2004 to December 31, 2004             $208,600 per year

              January 1, 2005 to December 31, 2005             $208,600 per year

              January 1, 2006 to December 31, 2006             $283,013 per year

     o In December 2002, the Company increased its Chief Scientist/Chairman of the Board's base salary to $175,000 per year plus an expense allowance of $19,200 per year effective November 2002.

     o If the agreement is terminated by the Company without cause, the Company must pay its Chief Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

In July 2003, the Board of Directors increased the Chief Scientist/Chairman of the Board's salary to $208,600 per year.

In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company paid a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. During the year ended April 30, 2003, 11,178 shares of common stock were issued, and 11,178 shares of common stock were committed. Each quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899 and was included in general and administration expenses during the year ended April 30, 2003. In March 2003, the Vice President/Corporate Secretary resigned her positions. During the nine months ended January 31, 2004, 11,178 committed shares were issued.

CONSULTING AGREEMENTS

In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant would assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company has paid the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 were to vest one year after the Company's MiniSenzor product was operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

The vested 500,000 stock options were valued at $761,000. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share            $ 0.52
         Stock price on grant date              $ 2.13
         Exercise price                         $ 1.00
         Expected life                         2.0 years
         Risk-free rate of return                3.07%
         Expected annual volatility              105%
         Annual rate of dividends                 0%

In October 2003, the Company terminated the agreement with Yeffet Security Consultants and expensed the remaining unamortized portion of the asset attributable to the stock options. During the nine months ended January 31, 2004 and 2003, the Company expensed and included in general and administration expenses $550,000 and $148,000, respectively.

On November 24, 2003, Yeffet Security Consultants initiated binding arbitration proceedings with the Rhode Island office of the American Arbitration Association claiming that $49,541 in expense reimbursements and $400,000 in future consulting fees for the period from October 16, 2003 through June 30, 2005 are owed by the Company to Yeffet Security Consultants under a terminated Consulting Agreement with Yeffet Security Consultants, Inc. The Company has retained legal counsel and is preparing for the arbitration.

In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued options to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The options were valued at $187,000. During the nine months ended January 31, 2004 and 2003, the Company expensed and included in general and administration expenses $47,000 and $0, respectively. This agreement was terminated after six months. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share            $ 0.47
         Stock price on grant date              $ 1.76
         Exercise price                         $ 2.00
         Expected life                         1.0 years
         Risk-free rate of return                1.75%
         Expected annual volatility               78%
         Annual rate of dividends                 0%

In November 2002, the Company entered into a month-to-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company agreed to pay $12,500 per month, plus out-of-pocket expenses.

In April 2003, the Company entered into a one-year consulting agreement with an investor relations firm. Under the terms of the agreement, the Company agreed to pay $6,500 per month, plus approved expenses. The agreement with the investor relations firm was terminated in December 2003.

In January 2004, the company signed a three month agreement covering January, February and March 2004 with a company to provide Edgar services to help the Company with electronic filing of all of its reports to the Securities and Exchange Commission. The agreement also includes elimination of prior accounts payable for $9,700. In exchange for these services, the Company agreed to issue 27,500 shares of common stock and warrants to purchase 30,000 shares of common stock at an exercise price of $1.25. The common stock had a fair value of $24,475 or $0.89 per share, the fair value of the common stock on the date of the agreement. The Company also determined that the 30,000 warrants had a fair value of $24,583. The fair value of the warrants was determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share          $ 0.83
         Stock price on grant date            $ 0.89
         Exercise price                       $ 1.25
         Expected life                      2.0 years
         Risk-free rate of return             1.83%
         Expected annual volatility            150%
         Annual rate of dividends               0%

In January 2004, the Company signed a six month agreement with an investor relations firm. The minimum monthly fee will be $5,000 for up to 30 hours per month, plus additional expenses. After the Company's registration statement is effective, the minimum monthly fee will increase to $7,500 for up to 50 hours per month, plus additional expenses. The agreement can be terminated upon 90-days written notice.

LEASE AGREEMENT

In September 2002, the Company entered into a three-year operating lease agreement with one of its former directors for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000 for the first 18 months and $8,320 for months 19 through 36. In January 2004, the Company executed an addendum to the lease agreement to lease an additional 4,570 square feet of space within the same building in which the Company's offices are located. The new space will be used for production and testing of our products. The addendum begins on February 1, 2004 and expires in September 2005. The additional monthly rent will be $4,373 for months 17 and 18 and $4,548 for months 19 through 36. In July 2003, the Company entered into a five-month lease for a 2,400 square feet test site ending December 1, 2003 with a monthly lease rate of $1,200. The lease agreement is with the same Director as the office lease. The test site agreement will continue on a month-to-month basis.

 Rent expense for the nine months ended January 31, 2004 and 2003 was $81,600 and $41,200, respectively. Future minimum payments at January 31, 2004 under these lease agreements were as follows:

            YEAR ENDING
            JANUARY 31,
          ------------------
                2005                        $    162,525
                2006                             105,023
                                            ------------
               TOTAL                        $    267,548
                                            ------------

TENANT IMPROVEMENTS AND EQUIPMENT

In January 2004, the Company signed an agreement with a contractor to build tenant improvements in the newly acquired production and testing space. The Company expects to spend approximately $50,000 on the tenant improvements which should be completed in March 2004 and $100,000 for additional prototype equipment ordered in February 2004.

PLACEMENT AGENT AGREEMENTS

In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

     o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and was to pay an additional $25,000 on March 1, 2003. As of January 31, 2004, the additional $25,000 was not yet paid.

     o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

     o The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

     o The placement agent has the right to participate in any equity transaction under the same terms as other investors. Its investment will be limited to 10% of the total capital raised.

     o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

The Company terminated its agreement with the placement agent in July 2003.

INVESTMENT BANKING RELATIONSHIP

In August 2003, the Company signed an agreement with an investment bank to support its bid to obtain a $1,600,000 grant contract with the U.S. Navy to develop a prototype SuperSenzor for detection of biological agents in sealed containers. The investment bank has confirmed to the Navy that it would provide the necessary funding of a minimum of $2,500,000 and a maximum of $4,000,000, by purchasing common stock of the Company at prices to be negotiated to guarantee that the Company will have sufficient funding through the performance of an 18-month contract. The Company estimates that its costs consisting mainly of research and development personnel costs and prototype equipment purchases to execute the proposed contract with the U.S. Navy will be in a range from $800,000 to $1,200,000. If the Company is awarded the proposed contract, we anticipate that the contract payments would finance the contract expenses.

In exchange for the guarantee, the Company owes fees to the investment bank ranging from $50,000 (if the contract is not awarded to the Company) to $150,000 (upon the award of the contract). The Company had been approved for a grant of $1,600,000; however, the Contracting Office of the Naval Surface Warfare Center denied the contract due to the Company's financial condition. As of January 31, 2004 the Company recorded a liability as an accrued expense to the investment bank for $50,000 because the investment bank provided the guarantee to the U.S. Navy on behalf of the Company.

SEC INVESTIGATION AND RELATED LITGATION

After reading news reports that connected our reverse takeover of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

     1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

     2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse takeover by HiEnergy of HiEnergy Microdevices.

     3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the reverse takeover

     4. Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in Item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the April 2002 reverse takeover. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of HiEnergy shares prior to the reverse takeover knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of HiEnergy shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these HiEnergy shares and whether, if so, our former President and director had any knowledge of such control.

On May 27, 2003, Mr. Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to the SEC investigation that was exactly the same investigation that the Company answered, but Mr. Alter obtained separate legal counsel to represent him in connection with the investigation. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

LITIGATION

The Company received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of Microdevices at $5.00 per share. On May 2, 2003, Mr. Eckhouse filed a lawsuit against the Company, HiEnergy Microdevices and Dr. Bogdan Maglich in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The Company and Dr. Maglich were successful on their demurrer and motion to strike. As such, Dr. Maglich individually is no longer a party to this action. The Company will be filing a cross-complaint against Richard Eckhouse and discovery. Trial is set for May 3, 2004. The Company intends to vigorously defend itself in this matter. We deny these allegations and are vigorously defending this lawsuit.

HiEnergy is currently arbitrating a dispute with former consultant, Yeffet Security Consultants, Inc. ("YSCI"). HiEnergy entered into a consulting agreement with YSCI in July of 2002. Under the terms of this agreement, YSCI was to provide consulting services to HiEnergy to further the company's marketing and business objectives. On October 29, 2003, HiEnergy notified YSCI that it was terminating its contract. YSCI alleges that HiEnergy breached the consulting agreement and seeks to recover $449,540.91. HiEnergy denies this allegation and intends to vigorously defend itself in arbitration.

In addition, the Company is also involved in certain other legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.


MINORITY SHAREHOLDERS

As of January 31, 2004, Microdevices has 20,540 minority shares issued and outstanding. In November 2003, the Board of Directors approved a voluntary share exchange for the remaining outstanding stock of Microdevices. The Company would issue 459,222 share of common stock (exchange rate of 22.3524 to 1) for the remaining outstanding shares of Microdevices. After the exchange has been completed, the Company would transfer the remaining assets of Microdevices into HiEnergy and dissolve Microdevices.

WARRANT AND OPTION HOLDERS

During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) through April 30, 2003, Microdevices granted to non-employees stock options and warrants to purchase 0, 0 and 35,743 shares, respectively, of common stock. The Company determined using the Black-Scholes option pricing model that the fair value of the options and warrants issued to non-employees for services rendered was immaterial.

During the nine months ended January 31, 2004, and 2003 and the period from August 21, 1995 (inception) through April 30, 2003, Microdevices granted to employees stock options to purchase 0, 0 and 123,909 shares, respectively, of common stock. The Company accounted for these options in accordance with APB Opinion No. 25 and related interpretations. As such, no compensation expense was recorded at the date of grant as the exercise price of the stock options exceeded the market price of the underlying common stock. The disclosure requirements of SFAS No. 123 have not been made for these options and warrants, as these options and warrants are considered immaterial.

As of January 31, 2004, Microdevices has stock options and warrants to non-employees to purchase 16,496 shares of common stock, and no stock options outstanding to employees. As part of the voluntary share exchange approved by the Board of Directors, the Company has agreed to allow these stock option and warrant holders, to voluntarily exchange their shares in Microdevices for shares of the Company at an exchange rate of 22.3524 per share resulting in the issuance of 368,725 additional shares of common stock.

During the year ended April 30, 2003, stock options issued to non-employees were exercised for the purchase of 2,047 shares of Microdevices' common stock via a cash payment of $7,164, or $3.50 per share. Variable plan accounting has not been applied to these stock options as the difference was immaterial. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,759 shares of common stock.

In April and May 2002, in conjunction with the reverse take-over (see Note 1) by Microdevices of HiEnergy, stock options issued to employees to purchase 111,040 and 4,000 shares of Microdevices' common stock were exchanged by the Company for HiEnergy stock options at an exchange rate of 22.3524 per share. Therefore, the Company issued options to purchase 2,482,011 and 89,410 shares of its common stock at an exercise price of $0.134 and $0.156 per share, respectively. In accordance with EITF Issue No. 00-23, "Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44" as the merger of HiEnergy and Microdevices was accounted for as a pooling of interest, no modification to the original accounting for these stock options was recorded.

CASHLESS EXERCISE OF WARRANTS

During the nine months ended January 31, 2004, the company issued warrants to purchase common stock to certain holders whereby the holders would be entitled to exercise the warrants via a cashless exercise when the exercise price was less than the market price of the Company's common stock ("in-the-money"). As of January 31, 2004, holders of the warrants to purchase 913,620 shares of common stock are subject to this provision, of which warrants to purchase 537,401 shares are in-the-money and therefore can be converted into 254,760 shares of common stock at the election of the holders.

NOTE 11 - SHAREHOLDERS' EQUITY

COMMON STOCK ISSUED FOR CASH AND SERVICES

                                       Nine Months ended January 31, 2004          Nine Months ended January 31, 2003
                                ------------------------------------------------ ---------------------------------------
                                   No. of Shares                  Amount         No. of Shares                  Amount
                                ------------------------------------------------ ---------------------------------------
Common stock issued for cash             2,802,249        $         1,625,752(4)             --           $           --
Common stock issued in
     private placement                          --                         --         1,849,934                2,322,407
Common stock issued for
     services rendered                     402,000(1)(2)(3)           188,000                --                       --
Common stock issued for
     dividends on Series A
          preferred stock                       --                         --            68,150                       --
Common stock issued for
     a bonus to an employee                     --                         --            11,178                   21,350
Common stock issued as
     penalty shares                        423,474                         --                --                       --
Common stock issued for
     committed stock                        75,883                     34,404                --                       --
Common stock issued for
     exercise of warrants                   34,000                        340                --                       --
Cashless exercise of warrants              102,053                         --            33,909                       --
Common stock issued for
     exchange convertible
     notes payable                              --                         --            37,898                   37,896
Common stock issued on legal
     Settelment                                 --                         --            80,000                  125,000
Common stock issued on
     Conversion of Series A
     prefered stock                      2,191,878                         --            18,336                       --
                                ------------------------------------------------ ---------------------------------------
                                         6,031,537        $         1,848,496         2,099,405           $    2,506,653
                                ------------------------------------------------ ---------------------------------------


(1) includes 45,000 shares of common stock to its legal counsel as payment for $21,600 of legal services. In June 2003, the Company issued 300,000 shares of common stock to its legal counsel as payment for $100,000 of legal services.
(2) includes 55,000 shares of common stock issued to a consultant for business services valued at $64,900
(3) includes 2,000 shares of common stock to a consultant for payment of finders fee valued at $1,500
(4)     Amount is net of cash paid to a consultant for finders fee of $45,250.

COMMON STOCK ISSUED FOR CASH AND SERVICES (CONTINUED)

                                                       PERIOD FROM AUGUST 21, 1995 TO
                                                               JANUARY 31, 2004
                                                          ---------------------------
                                                           NO. OF SHARES     AMOUNT
                                                          ---------------------------

Recapitalization upon reverse merger                          6,470,000   $        14



                                      F-64

Common stock issued for cash                                  6,889,746     2,961,961

Common stock issued in private placement                      3,074,934     2,126,838

Common stock issued for Preferred stock                          68,150            --

Common stock issued for a bonus to an employee                   11,178        21,350

Common stock issued to convert preferred stock                2,210,217            --

Common stock issued for committed stock                          75,883        34,404

Common stock issued for exercise of warrants                     67,906           340

Common stock issued as penalty shares                           423,474            --

Cashless exercise of warrants                                   102,053            --

Common stock issued for services rendered                    12,125,980       627,259

Common stock issued to exchange convertible notes payable        37,898        37,896
                                                          ---------------------------
                                                             31,557,419   $ 5,810,062
                                                          ---------------------------


COMMON STOCK WARRANTS AND OPTIONS ISSUED

                                               NINE MONTHS ENDED JANUARY 31,        NINE MONTHS ENDED JANUARY
                                                           2004                                31, 2003
                                            -----------------------------------  -----------------------------------
                                                               EXERCISE PRICE                     EXERCISE PRICE
                                                 NUMBER            RANGE             NUMBER            RANGE
                                            ---------------  ------------------  ------------   --------------------

   WARRANTS

   Warrants issued for services rendered       230,000(1)      $0.45 to $1.25      739,770     $ 0.60 to $ 2.48

   Warrants issued in sales of  common
      stock                                    572,979(2)      $0.50 to $1.25       825,916     $ 0.01 to $ 2.50

   Warrants issued with convertible notes
      Payable                                1,811,333(3)      $0.45 to $1.50             --                  ---

   STOCK OPTIONS


   Employee stock options                         898,221      $0.75 to $1.02      3,094,448     $ 0.16 to $ 1.75

   Non-employee stock options issued to
      directors                                   740,000      $0.75 to $1.25             --                   --

   Non-employee stock options issued for
      services rendered                           620,000(4)   $0.35 to $1.25      1,472,726     $ 1.00 to $ 2.24
                                            ---------------                      ------------
                                                4,872,533                          6,132,860
                                            ---------------                      ------------

(1) The fair value of the following warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         NO. OF WARRANTS                            150,000           50,000             30,000
                                                ---------------- ----------------  ------------------
         Grant date                                 May 2003         May 2003         January 2004

         Term                                      Two years        Five Years        Three Years

         Expense recorded                           $ 60,518         $ 15,864         $24,583 (a)

         Value of warrants per share                $ 0.40           $ 0.32             $ 0.83

         Stock price on grant date                  $ 0.45           $ 0.36             $ 0.89

         Exercise price                             $ 0.45           $ 0.50             $ 1.25

         Expected life                             2.0 years        2.0 years          2.0 years

         Risk-free rate of return                    1.44%            1.59%              1.83%

         Expected annual volatility                  100%             100%               150%

         Annual rate of dividends                     0%               0%                 0%

         Services provided                         Placement        Placement         SEC filing
                                                    services         Services          services

         (a) Fair value of warrant is $24,583. During the nine months ended January 31, 2004, the Company expensed $8,194 for these services and deferred $16,389 as an other current asset because such amount inapplicable to a future period.

 (2) In the period of May 2003 to January 2004, the Company issued warrants to purchase 572,979 shares of common stock to investors in common stock of the Company. The Company allocated $642,173 to the warrants issued as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share           $ 0.41 to $ 1.26
        Stock price on grant date             $ 0.50 to $ 1.30
        Exercise price                        $0.50 to $ 1.25
        Expected life                         2.0 years
        Risk-free rate of return              1.45% to 2.04%
        Expected annual volatility            140% to 150%
        Annual rate of dividends              0%

(3) In January 2004, the Company issued warrants to purchase 1,811,333 shares of common stock to investors in convertible notes payable. The Company allocated $308,826 to the warrants as a discount for the relative fair value of the detachable warrants. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share           $ 0.68 to $ 1.22
        Stock price on grant date             $ 1.13 to $ 1.31
        Exercise price                        $0.45 to $ 1.50
        Expected life                         .33 to 2.0 years
        Risk-free rate of return              1.69%
        Expected annual volatility            150%
        Annual rate of dividends              0%

(4) During the nine months ended January 31, 2004, the Company issued 620,000 options to purchase common stock of the company to various non-employee consultants to the Company as partial compensation for services rendered. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

              NO. OF OPTIONS               30,000       200,000        40,000         310,000          40,000
                                       ----------------------------------------------------------------------------
              Grant date                  May 2003     July 2003     August 2003   November 2003    December 2003

              Term                        6 Years       6 Years        6 Years        6 Years          6 Years

              Expense recorded            $ 11,348      $ 89,761       $41,356        $339,851         $32,191

              Value of options per
              share                       $ 0.38        $ 0.45         $ 1.04         $ 1.19           $ 0.86

              Stock price on grant date   $ 0.45        $ 0.50         $ 1.02         $ 1.25           $ 0.90

              Exercise price              $ 0.75        $ 0.50         $ 1.02         $ 1.25           $ 0.90

              Expected life              2.0 years     2.0 years     2.0 years       2.0 years       2.0 years

              Risk-free rate of return     1.44%         1.45%         2.05%           2.04%           2.06%

              Expected annual

              volatility                   100%          100%           140%           150%             150%

              Annual rate of dividends      0%            0%             0%             0%               0%

              Services provided          Business      Business      Scientific      Business       Financial &
                                        development   development     Advisors      development       business

CONVERTIBLE NOTES PAYABLE

In January 2004, the Company sold $385,000 of convertible notes payable to various investors, of which $50,000 was in subscription receivable at January 31, 2004. The notes payable are due in two years, unless converted, and accrue interest at 5% per annum. The notes payable convert into 855,555 shares of the company's common stock or $0.45 per share. Each investor can convert the notes into common stock under certain conditions upon the effectiveness of the company's registration statement. The investors in the convertible notes payable also receive 1,811,333 warrants to purchase the company's common stock at exercise prices of $0.45 to $1.50. The exercise term of the warrants are between 120 days and three and one-half years after the effectiveness of the company's registration statement. The investors of the convertible notes payable also have the option to purchase an additional $1,550,000 worth of convertible notes payable on the same terms as described above. The additional purchases can be made at any time after the effectiveness of the company's registration statement and if the price of the company's common stock is above $0.92. One of the investors has a mandatory obligation to buy an additional $850,000 of convertible notes payable. The additional convertible notes payable also contain 9,174,815 warrants to purchase the company's common stock at exercise prices of $0.45 to $1.50. The exercise term of the warrants are between 120 days and three and one-half years after purchase.

COMMITTED COMMON STOCK

In November 2003, the Board of Directors approved compensation for Directors as follows: Each Director is compensated for each directors meeting through the receipt, at the election of each attending Director, of either 3,000 shares of common stock of the Company fully vested; or the issuance of stock options to purchase 3,000 shares of common stock exercisable at $1.25 per share for a term of five years. If a director elects to receive common stock as compensation for participation at each meeting, the Company will use the fair value of the common stock to determine compensation on the date of the meeting. If a director elects to receive stock options as compensation for participation at each meeting, then no recognition of compensation will be made at the date of the grant unless the stock options are issued "in-the-money". During the nine months ended January 31,2004, our directors made no election to receive common stock or stock options. The Company assumed that each director would elect to receive common stock as of the date of each meeting and recorded $34,920 as compensation expense. As of January 31, 2004, 36,000 shares of common stock and the expense related to the directors compensation is recorded as committed common stock.

In January 2004, the company signed a three month agreement covering January, February and March 2004 with a company to provide Edgar services to help the Company with electronic filing of all of its reports to the Securities and Exchange Commission. The agreement also includes forgiveness of $9,700 of prior accounts payable. In exchange for these services, the Company agreed to issue 27,500 shares of common stock and warrants to purchase 30,000 shares of common stock at an exercise price of $1.25. The Company is not required to issue the common stock until the common stock and warrants have been registered. The committed common stock had a fair value of $24,475 or $0.89 per share, the fair value of the common stock on the date of the agreement. During the nine months ended January 31, 2004, the Company expensed $8,158 related to the committed common stock and deferred $16,317 as an other current asset because such amount is applicable to a future period. Also during the nine months ended January 31, 2004, the Company expensed $8,194 related to the warrant issuance and deferred $16,389 as an other current asset because such amount is applicable to a future period. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are included in Common Stock Warrants and Options Issued above.

 STOCK INCENTIVE PLAN

In May 2003, the Board of Directors approved the establishment of the 2003 Stock Incentive Plan and reserved 2,000,000 shares of authorized and unissued shares of common stock for such plan. As of January 31, 2004, the Board of Directors also approved the issuance of options to purchase 1,845,000 shares of common stock to various directors, employees and non-employee consultants of the Company at various exercise prices. The plan was approved by the Company's shareholders at its annual meeting held on November 7, 2003.

ISSUE PENALTY SHARES

During the nine months ended January 31, 2004, the Company issued a total of 423,474 shares of common stock as penalty shares to certain investors in the Company's common stock to compensate them for the late registration of the common stock.

SALES OF COMMON STOCK SUBJECT TO BUY-BACK

During the year ended April 30, 2003 and nine months ended January 31, 2004, the Company sold approximately 2,300,000 shares of its common stock through prospectus that did not include the fixed pricing information required by the Securities Act of 1933. The Company negotiated these sales with individual purchasers who paid slightly different prices for the shares under a prospectus that did not include one fixed price for the sale of such shares. If the Company fixes one price per registration statement, it is eligible to conduct a primary offering under the federal securities laws and rules. The Company has ceased sales of the negotiated-price type and intends to re-file a registration statement with the SEC that, as of or at the time of effectiveness, has an established price before consummating a primary offering of its shares. Because the Company had conducted an offering for which it is not eligible, the purchasers of its common stock in that offering could be entitled for a period of approximately two years from the date of purchase to sell their shares of common stock back to the Company at the purchase price plus interest. The purchase prices were all between $0.33 and $0.35 per share. However, the Company is in the process of obtaining waivers and consents from all of the purchasers, and, thus, does not anticipate any obligation or liability for repurchase of these shares.

NOTE 12 - RELATED PARTY TRANSACTIONS

During the nine months ended January 31, 2004 and 2003 and the period from August 21, 1995 (inception) to January 31, 2004, the Company purchased $0, $0, and $4,767, respectively, of property and equipment from a Board member.

See Notes 6, 7, 10 and 11 for additional related party transactions.

NOTE 13 - SUBSEQUENT EVENTS

In March 2004 the Company incorporated HiEnergy Europe Ltd., a wholly owned subsidiary under the laws of the state of Delaware.

In March 2004, the Company sold 40,000 shares of its common stock and raised $30,000, net of cash commisions. In connection with this sale the Company also issued 13,333 warrants to purchase its common stock at an exercise price of $1.00. As a finders fee for this sale the Company also issued 267 warrants with an exercise price of $1.00.

In February 2004, the Company sold 466,666 shares of its common stock and raised $237,750, net of cash commissions. In connection with these sales, the Company also issued 742,450 warrants to purchase its common stock at exercise prices ranging from $0.49 to $1.65. The Company allocated $166,000 to the warrants issued as a cost of raising capital. The fair value of the warrants was determined using the Black Scholes model. As a finders fee for these sales, the company also issued 6,000 shares of common stock valued at $7,460 and 41,667 warrants with weighted average exercise price of $0.64

In February 2004, the Company collected $50,000 from the January 2004 sale of a convertible note payable described in Note 11-Shareholders' Equity.

In February 2004, the Company issued 99,332 shares of common stock as penalty shares to certain shareholders who invested in a private placement, dated October 29, 2002, to the Series A holders who converted their shares into common stock and to certain other investors in the Company's common stock to compensate them for the late registration of the common stock.

In February 2004, the Company issued 25,049 shares of common stock to a stockholder for the cashless exercise of 73,855 common stock warrants.

                                   PROSPECTUS

                           HIENERGY TECHNOLOGIES, INC.

                                8,666,031 SHARES

                                  COMMON STOCK

     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

     Until the completion of each offering (90 days after the date of each offering), all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                  THE DATE OF THIS PROSPECTUS IS MARCH 23, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the company will indemnify its directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the company will advance expenses for such persons pursuant to the terms set forth in the company's bylaws, or in a separate board of directors' resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

     Article X of our bylaws, filed as Exhibit 3.2 hereto, provides that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section
10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

                SEC registration fee                   $    127

                NASD Fees                                    --

                Accounting fees and expenses             25,000

                Legal fees and expenses                  75,000

                Blue Sky fees and expenses                   --

                Printing costs                            2,500

                Commissions                              45,250

                Miscellaneous fees and expenses           3,000
                                                       --------

                                                       $150,836
                                                       ========


      The selling security holders will pay for their own legal expenses in connection with the offering.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sale of our securities without registration during the past three years.

o In March 2004 we issued 120,464 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o In March 2004 we issued 40,000 shares of our common stock and 13,333 warrants to purchase common stock with an exercise price of $1.00 to Ricardo Santoma Boizeda in exchange for $30,000 in cash, and we issued 267 warrants to purchase common stock with an exercise price of $1.00 to Julian Eguizabal Echeverria as compensation fo facilitating the sale. We believe these issuances of securities were exempt under Regulations S and/or Section 4(2) under the Securities Act.

o In March 2004, we issued 40,000 shares of our common stock and 13,333 warrants to purchase common stock with an exercise price of $1.00 to Jose Manuel Cabrera Venero in exchange for $30,000 in cash, and we issued 267 warrants to purchase common stock with an exercise price of $1.00 to Julian Eguizabal Echeverria as compensation for facilitating the sale. We believe these issuances of securities were exempt under Regulation S and/or Section 4(2) under the Securities Act.

o In February 2004, we issued 133,333 shares of our common stock and 56,000 warrants to purchase common stock with an exercise price of $1.00 to the Robert J. Neborsky M.D. Inc., Combination Retirement Trust in exchange for $100,000 in cash, and we issued 2,667 shares of our common stock and 26,667 warrants to purchase common stock with an exercise price of $0.75 to Brian Corday as compensation as a finder for initiating the discussions. We believe these issuances of securities were exempt under
      Section 4(2) under the Securities Act.

o In February 2004, we issued 333,333 shares of our common stock and 686,450 warrants to purchase common stock with at various exercise prices to Bullbear Capital Partners, LLC in exchange for $150,000 in cash. We also issued 3,333 shares of our common stock and 15,000 warrants to purchase common stock with an exercise price of $0.45 to Brian Corday as compensation for facilitating the sale. We believe these issuances of securities were exempt under Section 4(2) under the Securities Act.

o In February 2004 we issued 99,332 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o In February 2004, we issued 7,677 and 17,372 shares of our common stock to Richard Melnick in a cashless exercise of warrants. We believe the issuance of securities was exempt under Section 3(a)(9) of the Securities Act.

o In January 2004 we issued 78,259 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o In January 2004, we issued 55,000 shares of our common stock to Stern Consulting for consulting services. We believe the issuance of securities was exempt under Section 4(2) of the Securities Act.

o In January 2004, we issued 43,000 and 54,053 shares of our common stock to Richard Melnick in a cashless exercise of warrants. We believe the issuance of securities was exempt under Section 3(a)(9) of the Securities Act.

o In January 2004, we issued a convertible promissory note for $50,000 which is convertible into common stock at $0.45 per share, plus 362,222 warrants to purchase our common stock at various exercise prices to Richard Melnick, with an option to purchase an addional $300,000 convertible notes and 1,506,667 warrants on the same terms. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2004, we issued a convertible promissory note for $150,000 which is convertible into common stock at $0.45 per share, plus 520,000 warrants to purchase our common stock at various exercise prices to Platinum Partners Arbitrage Value Fund LP, with an option to purchase an additional $850,000 convertible notes and 6,548,148 warrants on the same terms. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2004, we issued a convertible promissory note for $185,000 which is convertible into common stock at $0.45 per share, plus 929,111 warrants to purchase our common stock at various exercise prices to Nicholas J. Yocca, with an option to purchase an additional $400,000 convertible notes and 1,120,000 warrants on the same terms. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In December 2003 we issued 61,242 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o In December 2003, we issued 42,254 shares of our common stock to Eusebio Jainaga Narbaiza in exchange for $30,000 in cash. We believe this issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In December 2003, we issued 33,334 shares of our common stock to James Hertzog and Barbara Tawil in exchange for $25,000 in cash. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In November 2003 we issued 44,187 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o     In November 2003, we issued 200,000 shares of our common stock to Robert
      J. Neborsky in exchange for $150,000 in cash, and we issued warrants to acquire 10,000 shares of our common stock at a price of $0.75 per share to Brian Corday as compensation for facilitating the sale. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or
      Section 4(2) under the Securities Act.

o In November 2003, we issued 35,212 shares of our common stock to each of Keith Moore and Ryan Patch in exchange for $25,000.50 in cash from each. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In October 2003 we issued 148,260 shares of our common stock to various purchasers of our common stock as penalty shares for late registration of their common stock. We believe these issuances of securities were exempt under Section 3(a)(9) of the Securities Act.

o In October 2003, we issued 31,500 shares of our common stock to each of Carlos S. De la Cuesta Nazabal and Luis Lopez Echeto in exchange for $60,001.20 in cash, and in October 2003, we issued warrants to acquire 15,750 shares of our common stock at a price of $1.25 per share to Julian Eguizabal Echeverria as compensation for facilitating the sale. We believe these issuances of securities were exempt from registration under Regulation S of the Securities Act.

o In September 2003, we agreed to issue 76,923 shares of our common stock, and warrants to acquire an additional 25,641 shares of our common stock at a price of $1.30 per share to SBI-USA LLC in exchange for $100,000 in cash. We believe these issuances of securities will be exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2003, we issued 666,666 shares of our common stock, and warrants to acquire 220,000 shares of our common stock at a price of $0.75 per share, to Platinum Partners Value Arbitrage Fund LP for gross proceeds of $500,000, and we issued warrants to acquire 60,000 shares of our common stock at a price of $0.8625 per share to Dunwoody Brokerage Services as compensation for facilitating the sale. We also issued 86,957 shares of our common stock, and warrants to acquire 28,697 shares of our common stock at a price of $0.75 per share, to Nicholas Yocca, Danny M. Beadle and Patrick Bevilacqua for gross proceeds of $60,000. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or
      Section 4(2) under the Securities Act.

o In August 2003, we issued 400,000 shares on August 20 and 200,000 on August 25, and warrants to acquire an additional 100,000 shares of our common stock at a price of $0.65 per share and 50,000 shares at $0.69 per share, to Bullbear Capital Partners LLP in exchange for $346,000 in cash. We also issued 72,464 shares on August 25 and 144,928 shares on August 29, and warrants to acquire 65,942 shares to Richard Melnick in exchange for $150,000 in cash. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2003, we issued a total of 222,222 shares of our common stock, and warrants to acquire an additional 55,556 shares of our common stock at a price of $0.60 per share, to Mark Yocca, Nicholas Yocca, Paul Kim and Central Answering Service, Inc. in exchange for $100,000 in cash. Mark Yocca, Nicholas Yocca and Paul Kim are each attorneys associated with Yocca Patch & Yocca, LLP, counsel to the Company. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In June 2003, we issued 11,178 shares of common stock to a former employee as payment of a bonus in accordance with her employment contract with the Company. We believe the issuance of securities was exempt under Section 4(2) under the Securities Act.

o In May 2003, we issued warrants to purchase 50,000 shares of common stock, with an exercise price of $0.50 and a term of three years, to Dunwoody Brokerage Services as compensation for placement services, and in May 2003, we issued warrants to purchase an aggregate of 150,000 shares of common stock, with an exercise price of $0.45 and a term of two years, to H.C. Wainwright & Co., Inc. and assigns as compensation for placement services. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In May 2003, we issued 2,191,878 shares of common stock, which includes 62,582 shares of common stock issued as penalty shares for late registration of common stock, to holders of Series A convertible, redeemable preferred stock who surrendered and exchanged their shares of Series A for common stock of the Company. We believe the issuance of securities was exempt under Section 3(a)(9) of the Securities Act.

o In May 2003, we issued 91,526 shares of common stock to certain stockholders who invested in a private placement, dated October 29, 2002, to compensate them for the late registration of the common stock. We believe the issuance of securities was exempt as constituting a dividend rather than a sale.

o In May 2003, we issued 34,000 shares of common stock to an investor who exercised warrants to purchase our common stock. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In May, June, & July 2003, we issued options to purchase an aggregate of 690,000 shares of common stock, 490,000 shares of common stock to employees and other service providers, with an exercise price of $0.75 and a term of six years; and 200,000 shares of common stock to other service providers, with an exercise price of $0.50 and a term of six years, pursuant to the HiEnergy Technologies 2003 Stock Incentive Plan. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In April 2003, we issued warrants to purchase 50,000 shares of common stock, with an exercise price of $0.50 and a term of three years, to Dunwoody Brokerage Services as compensation for placement services, and in May 2003, we issued warrants to purchase an aggregate of 150,000 shares of common stock, with an exercise price of $0.45 and a term of two years, to H.C. Wainwright & Co., Inc. and assigns as compensation for placement services. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In February 2003, we issued warrants to purchase 40,000 shares of common stock, with an exercise price of $1.50 and a term of three years, to each of the two principals of Columbus Group/cFour Partners, an employment placement agency, as compensation for services rendered to HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In February 2003, we issued stock options to purchase 416,717 shares of common stock, with an exercise price of $2.81 and a term of 5 years to our Chief Scientist and Chairman of the Board in connection with his employment agreement. An additional stock option to purchase 40,000 shares of common stock, with an exercise price of $2.81 and a term of 5 years was granted on June 26, 2003. We believe the issuance was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2003, we issued 80,000 shares of common stock to Keith Cowan, a former director and executive officer of HiEnergy Microdevices, in connection with a settlement agreement. Mr. Cowan is an accredited investor. These shares were returned to the Company in April 2003. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on December 19, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. December 19, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended October 31, 2002. The closing sales price on December 19, 2002 was $2.79. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In December 2002, we issued warrants to purchase 250,000 shares of common stock, with an exercise price of $2.12 and a termination date of May 1, 2007, to Wolfe Axelrod Weinberger Associates in connection with the termination of a consulting agreement with HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In November 2002, the Company entered into a termination agreement with its placement agent, whereby the Company agreed to issue warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share and expire 5 years from the date of grant. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of our private placement commenced in April 2002. All of the investors were accredited investors. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the Securities Act.

o In October 2002, we issued approximately 98 shares of Series A Convertible Preferred Stock, approximately 68,000 shares of common stock, and approximately 256,000 warrants in connection with the closing of a private placement offering of our Series A Convertible Preferred Stock at a face value of $10,000 per share for aggregate gross proceeds of approximately $930,000. The shares of Series A Preferred were convertible into common stock at an exchange rate based on $1.15 per share. The warrants have an exercise price of $1.50 per share and a term of two years. On December 9, 2002, an additional 110,620 warrants were issued to Richard Melnick, one of the Series A Preferred investors, in connection with consulting services provided to HiEnergy Technologies by Mr. Melnick. Those warrants have the same terms as the warrants previously issued to the Series A Preferred investors. Fees consisting of approximately $74,000 and warrants to purchase approximately 118,000 shares of common stock, with an exercise price of $1.15 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agent, in connection with a private offering. All of the investors who purchased Series A Preferred shares and warrants through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $190,000 of the offering, we believe that the offer and sale of securities were exempt pursuant to Regulation S under the Securities Act.

o In September 2002, we issued a stock option to Tom Pascoe, our President and CEO and a director, to purchase 3,005,038 shares of common stock in connection with his employment agreement with us. Mr. Pascoe is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on September 25, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. September 25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended July 31, 2002. The closing sales price on September 25, 2002 was $2.10. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In September 2002, we issued a stock option to Michal Levy, our Corporate Secretary and Vice President, to purchase 89,410 shares of common stock at $0.157 per share pursuant to her employment agreement with us. In September 2002, we also issued 11,178 shares of common stock to Ms. Levy pursuant to her employment agreement with us. In June 2003, we issued an additional 11,178 shares of common stock to Ms. Levy pursuant to the exercise of the option. Ms. Levy is an accredited investor. We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or
      Section 4(2) under the Securities Act.

o In August 2002, we issued warrants to purchase 100,000 shares of common stock, with an exercise price of $0.01 per share and a term of five years, to H.C. Wainwright & Co., Inc. as a retainer fee in connection with a placement agent letter agreement. In December 2002, we issued warrants to purchase 150,000 shares of common stock, with an exercise price of $2.48 per share and a term of five years, to H.C. Wainwright & Co. in connection with the termination of the placement agent letter agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2002, we issued a stock option to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 5 years in connection with a consulting agreement. Primoris Group Inc. provided investor relations services to us. Since Primoris Group Inc. is an Ontario corporation and has its headquarters in Toronto, Ontario, we believe the issuance of securities was exempt from registration under Regulation S under the Securities Act.

o In July 2002, we issued 11,678 shares of common stock, par value $0.001 per share, to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full.

      In July 2002, we also issued 15,000 shares of common stock, par value $0.001 per share, to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc. We believe the issuances of stock to Mr. Alden and to Rimar Investments, Inc. were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

o In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full. We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al Zuhair is an accredited investor and resides outside of the United States.

o In July 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares were exercisable immediately and the other half were to become exercisable beginning one year after our MiniSenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We terminated the consulting agreement in October 2003, at which time the option had not become exercisable with respect to the second 500,000 shares. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or
      Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

o In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities Act.

o In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse takeover of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement, as disclosed above, for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, SLW Enterprises' board of directors authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the reverse takeover of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy Microdevices and HiEnergy Technologies. The stockholders of HiEnergy Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.

ITEM 27.    EXHIBITS

     See "Exhibit Index" after Signatures page

ITEM 28.    UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            (iii) include any additional or changed material information on the plan of distribution.

      (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 25th day of March, 2004.


                                    HIENERGY TECHNOLOGIES, INC.

                                    By: /s/ Bogdan C. Maglich
                                        ----------------------------------------
                                        Bogdan C. Maglich,
                                        Chief Executive Officer, President,
                                        Treasurer and Chief Scientific Officer
                                        (Principal Executive Officer and
                                        Principal Financial Officer)

                         POWER OF ATTORNEY & SIGNATURES

     Each person whose individual signature appears below hereby authorizes Bogdan C. Maglich as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 25th day of March, 2004.


                                 Chairman of the Board, Chief Executive Officer,
                                 President, Treasurer and Chief Scientific
                                 Officer (Principal Executive Officer and
/s/ Bogdan C. Maglich            Principal Financial Officer)
---------------------------
Bogdan C. Maglich


/s/ Harb Al Zuhair               Director
---------------------------
Harb Al Zuhair


/s/ David R. Baker               Director
---------------------------
David R. Baker


/s/ Robert Drysdale              Director
---------------------------
Robert Drysdale


/s/ Whitney Stanbury             Director
---------------------------
Whitney Stanbury

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
2.1(1)              Voluntary Share Exchange Agreement by and between HiEnergy Technologies, Inc.
                    and HiEnergy Microdevices, Inc. dated March 22, 2002

2.2(5)              Agreement and Plan of Merger dated October 18, 2002 by and between the
                    Registrant and its wholly owned subisidiary, HiEnergy Technologies, Inc., a
                    Delaware corporation

3.1(5)              Certificate of Incorporation of HiEnergy Technologies, Inc., a Delaware
                    corporation, filed on October 17, 2002

3.2(5)              Bylaws of HiEnergy Technologies, Inc., a Delaware corporation, adopted on
                    October 18, 2002

3.3(10)             Certificate of Elimination of Series A Convertible Preferred Stock

4.1.1(5)            Specimen Common Stock Certificate

4.2(1)              Form of Registration Rights Agreement betwee nthe Registrant and each April 2002
                    Private Placement Common Stock Investor

                    The following investors executed this form of agreement:

                         April 2002 Private Placement Common Stock Investor
                         --------------------------------------------------
                         Brian P. Kane
                         Ajaib Limited
                         Maraline International Ltd.
                         Gion Limited
                         SLR Limited
                         Don Brennan
                         Peter DiMatteo
                         Pam Gulla
                         Robert Galorenzo
                         CROFT Investments Limited Partnership
                         Robert S. Davimos
                         Vertigo Trading Inc.
                         J.R. Fishman
                         Dean Rose

4.3(1)              Form of Amendment No. 1 to Registration Rights Agreement between the Registrant and each April 2002 Private Placement Common Stock Investor

                    The following investors executed this form of agreement:

                        April 2002 Private Placement Common Stock Investor
                        --------------------------------------------------
                        Brian P. Kane
                        Ajaib Limited
                        Maraline International Ltd.
                        Gion Limited
                        SLR Limited
                        Don Brennan
                        Peter DiMatteo

                        Pam Gulla
                        Robert Galorenzo
                        CROFT Investments Limited Partnership
                        Robert S. Davimos
                        Vertigo Trading Inc.
                         J.R. Fishman
                        Dean Rose

4.4(3)              Warrant Certificate issued to Rheal Cote by HiEnergy Technologies, Inc. dated
                    June 3, 2002

4.4.1(5)            Form of Registration Rights Agreement between the Registrant and each June 2002
                    Private

                    Placement Common Stock investor

                    The following investors executed this form of agreement:

                        June 2002 Private Placement Common Stock Investor
                        -------------------------------------------------
                        C. Boyden Gray
                        Ed W. Hennings Revocable Trust dtd 6/22/1983
                        Richard Bertea Separate Property Trust dtd 1/2/1970
                        Fribourg Enterprises Inc.
                        David Kaplan
                        1057111 Ontario Ltd.
                        William S. Gaskey

4.5(5)              Registration Rights Agreement dated July 12, 2002 between the Registrant and
                    Isaac Yeffet

4.6(5)              Registration Rights Agreement dated August 19, 2002 between the Registrant and
                    Primoris Group Inc.

4.7(5)              Registration Rights Agreement dated October 7, 2002 between the Registrant and the Series A Convertible Prefered Stock Investors set forth below:

                        Series A Convertible Preferred Stock Investor
                        ---------------------------------------------
                        Nathan Freund & Lila Freund
                        Robert A. Melnick
                        Jacob Bar Lev & Zvia Bar Lev
                        Robert J. Neborsky, M.C., Inc. Combined Retirement Trust
                        David Wiener Revocable Trust - 96
                        James Enright
                        Ioannis Korologos
                        Ruth Arbel-Magid & Eliezer Magid
                        Richard Melnick
                        Kris S. Pogoloff
                        Mark W. Collins
                        William I. Schoenfeld & Rosalie G. Schoenfeld
                        Morrie Lieb
                        Mark Capital LLC
                        Andrew J. Maffey
                        Karma Kapital LLC
                        Global Medicine, Inc., MPPP
                        Angeliki Frangou
                        Jan H. Stahl & Cynthia M. Ruggero


4.8(5)              Form of Warrant Certificate dated October 7, 2002 issued by the Registrant to each Series A Convertible Preferred Stock investor

                    The following warrants have been issued in this form:

Holder                                                  Issue Date    # Shares        Price    Termination
------                                                  ----------    --------        -----    -----------
Nathan Freund & Lila Freund                             10/7/2002       27,520       $   1.50    2 years

Robert A. Melnick                                       10/7/2002       16,512       $   1.50    2 years

Jacob Bar Lev & Zvia Bar Lev                            10/7/2002       13,761       $   1.50    2 years

Robert J. Neborsky M.C., Inc. Combined Retirement       10/7/2002       13,761       $   1.50    2 years
Trust

David Wiener Revocable Trust - 96                       10/7/2002        8,256       $   1.50    2 years

James Enright                                           10/7/2002        6,872       $   1.50    2 years

Ioannis Korologos                                       10/7/2002        8,256       $   1.50    2 years

Ruth Arbel-Magid & Eliezer Magid                        10/7/2002        6,872       $   1.50    2 years

Richard Melnick                                         10/7/2002       41,225       $   1.50    2 years

Kris S. Pogoloff                                        10/7/2002        2,749       $   1.50    2 years

Mark W. Collins                                         10/7/2002        7,121       $   1.50    2 years

William I. Schoenfeld & Rosalie G. Schoenfeld           10/7/2002        2,753       $   1.50    2 years

Morrie Lieb                                             10/7/2002        2,749       $   1.50    2 years

Mark Capital LLC                                        10/7/2002        7,902       $   1.50    2 years

Andrew J. Maffey                                        10/7/2002       13,742       $   1.50    2 years

Karma Kapital LLC                                       10/7/2002       31,543       $   1.50    2 years

Global Medicine, Inc., MPPP                             10/7/2002       27,483       $   1.50    2 years

Angeliki Frangou                                        10/7/2002       13,715       $   1.50    2 years

Jan H. Stahl & Cynthia M. Ruggero                       10/7/2002        2,744       $   1.50    2 years

4.9(5)              Form of Registration Rights Agreement between the Registrant and each October 2002

                    Private Placement Common Stock Investor

                    The following investors executed this form of agreement:

                        October 2002 Private Placement Common Stock Investor
                        ----------------------------------------------------
                        Vertical Ventures Investments, LLC
                        North Bar Capital Inc.
                        Michael Kirsh
                        John Zanotti
                        Tomer Vardi
                        1530403 Ontario Inc.
                        1513549 Ontario Ltd.
                        Brian Gruson
                        Starfield International S.A.
                        Perry Wolfman


                        Nathan Alsheh
                        Nardo Zaias, IRA-SEP
                        Hilda & Manuel Zaiac
                        Albert V. & Jennifer H. Skiba
                        William G. Salatich
                        Phyllis Salatich
                        Daniel A. Haigh
                        John S. Haigh and Janette T. Blainey
                        Jeff Berwick
                        Jeff Hermanson



4.10(5)             Form of Warrant Certificate issued by the Registrant to each October 2002
                    Private Placement Common Stock investor

                    The following warrants have been issued in this form:

Holder                                   Issue Date       # Shares       Price     Termination
------                                   ----------       --------       -----     -----------
Vertical Ventures Investments, LLC        10/29/2002       74,075       $   2.50    3 years

North Bar Capital Inc.                    10/29/2002        7,408       $   2.50    3 years

Michael Kirsh                             10/29/2002        3,704       $   2.50    3 years

John Zanotti                              10/29/2002        3,704       $   2.50    3 years

Tomer Vardi                               10/29/2002        3,704       $   2.50    3 years

1530403 Ontario Inc.                      10/29/2002       29,630       $   2.50    3 years

1513549 Ontario Ltd.                      10/29/2002       22,200       $   2.50    3 years

Brian Gruson                              10/29/2002       20,000       $   2.50    3 years

Starfield International S.A               10/29/2002       30,000       $   2.50    3 years

Perry Wolfman                             10/29/2002       29,630       $   2.50    3 years

Nathan Alsheh                             10/29/2002        6,000       $   2.50    3 years

Nardo Zaias, IRA-SEP                      10/29/2002        3,000       $   2.50    3 years

Hilda & Manuel Zaiac                      10/29/2002        2,000       $   2.50    3 years

Albert V. & Jennifer H. Skiba             10/29/2002        3,704       $   2.50    3 years

William G. Salatich                       10/29/2002        1,600       $   2.50    3 years

Daniel A. Haigh                           10/29/2002       14,815       $   2.50    3 years

John S. Haigh & Jeanette T. Blainey       10/29/2002        3,704       $   2.50    3 years

Jeff Berwick                              10/29/2002        7,408       $   2.50    3 years

Jeff Hermanson                            10/29/2002        3,704       $   2.50    3 years

5.1                 Opinion of Yocca Patch & Yocca LLP

10.1(5)             Lease Agreement dated August 15, 2002 between the Registrant and Del Mar
                    Avionics

10.1.1(10)          Addendum to Original Lease Agreement dated August 15, 2002, between the
                    Registrant and Del Mar Avionics dated July 1, 2003


10.1.2(14)          Addendum No. 2 to Original Lease Agreement dated August 15, 2002, between the
                    Registrant and Del Mar Avionics dated January 1, 2004.

10.1.3(14)          Addendum No. 3 to Original Lease Agreement dated August 15, 2002, between the
                    Registrant and Del Mar Avionics dated January 20, 2004.

10.3(4)             Stock Option Agreement between Isaac Yeffet and HiEnergy Technologies, Inc.
                    dated July 12, 2002

10.4(4)             Letter Agreement between H.C. Wainwright & Co., Inc. and HiEnergy Technologies,
                    Inc. dated August 8, 2002

10.4.1(3)           Award Contract between HiEnergy Microdevices, Inc. and the U.S. Department of
                    Defense dated February 12, 2002

10.5(3)             Employment Agreement between HiEnergy Microdevices, Inc. and Dr. Bogdan C.
                    Maglich dated March 6, 2002*

10.6(3)             Assignment and Assumption of Employment Agreement between HiEnergy Technologies,
                    Inc., HiEnergy Microdevices, Inc. and Dr. Bogdan C. Maglich dated July 16, 2002*

10.7(3)             Stock Option Agreement between Dr. Bogdan C. Maglich and HiEnergy Technologies,
                    Inc. effective April 24, 2002*

10.8(3)             Consulting Agreement between Yeffet Security Consultant, Inc. and HiEnergy
                    Technologies, Inc. dated July 12, 2002

10.9(5)             Amended and Restated Nonqualified Stock Option dated July 12, 2002 issued by the
                    Registrant to Isaac Yeffet

10.11(5)            Consulting Agreement dated August 1, 2002 between the Registrant and Primoris
                    Group Inc.

10.12(5)            Amendment No. 1 to the Consulting Agreement dated August 19, 2002 between the
                    Registrant and Primoris Group Inc.

10.13(5)            Nonqualified Stock Option (Warrant) dated August 1, 2002 issued by the
                    Registrant to Primoris Group Inc.

10.15(5)            Letter Employment Agreement dated February 26, 2002 between HiEnergy
                    Microdevices, Inc. and Michal Levy*

10.16(5)            Assignment, Assumption and Amendment of Employment Agreement dated September 17,
                    2002 by and among the Registrant, HiEnergy Microdevices, Inc. and Michal Levy*

10.17(5)            Nonqualified Stock Option dated September 17, 2002 issued by the Registrant to
                    Michal Levy*

10.17.1(6)          10.17.1(6) Form of Warrant Certificate dated August 11, 2002 issued by the
                    Registrant to H.C. Wainwright & Co., Inc. and Assigns

                    The following warrants have been issued in this form:


Holder                            Issue Date     # Shares       Price    Termination
------                            ----------     --------       -----    -----------
H.C. Wainwright & Co., Inc.       8/11/2002       50,000       $   0.01    5 years

Jason T. Adelman                  8/11/2002       16,000       $   0.01    5 years

Sherbrooke Partners LLC           8/11/2002       34,000       $   0.01    5 years


10.18(5)            Nonqualified Stock Option dated September 25, 2002 issued by the Registrant to
                    Chapin E. Wilson

10.18(6)            Form of Warrant Certificate dated October 7, 2002 issued by the Registrant to
                    H.C. Wainwright &Co., Inc. and Assigns

                    The following warrants have been issued in this form:


Holder                             Issue Date     # Shares      Price     Termination
------                             ----------     --------      -----     -----------
H.C. Wainwright & Co., Inc.       10/7/2002       58,773       $   1.15    5 years

Jason T. Adelman                  10/7/2002       15,000       $   1.15    5 years

Sherbrooke Partners LLC           10/7/2002       35,000       $   1.15    5 years

Scott Weisman                     10/7/2002        3,773       $   1.15    5 years

Steven Markovich                  10/7/2002        5,000       $   1.15    5 years


10.19(6)            Form of Warrant Certificate dated October 31, 2002 issued by the Registrant to
                    H.C. Wainwright &Co., Inc. and Assigns

                    The following warrants have been issued in this form:

Holder                            Issue Date      # Shares       Price    Termination
------                            ----------      --------       -----    -----------
H.C. Wainwright & Co., Inc.       10/31/2002       80,997       $   1.35    5 years

Jason T. Adelman                  10/31/2002       16,000       $   1.35    5 years

Sherbrooke Partners LLC           10/31/2002       37,000       $   1.35    5 years

Scott Weisman                     10/31/2002        3,997       $   1.35    5 years

Robert Nathan                     10/31/2002       24,000       $   1.35    5 years


10.19(5)            Nonqualified Stock Option dated September 25, 2002 issued by the Registrant to
                    Derek W.Woolston

10.20(5)            Employment Agreement dated September 25, 2002 between the Registrant and Tom
                    Pascoe*

10.21(5)            Nonqualified Stock Option effective September 25, 2002 issued by the Registrant to Tom Pascoe*

10.22(5)            Series A Convertible Preferred Stock Purchase Agreement dated October 7, 2002 between the Registrant and the Series A Convertible Preferred Stock investors set forth below

                        Series A Convertible Preferred Stock Investor
                        ---------------------------------------------
                        Nathan Freund & Lila Freund
                        Robert A. Melnick


                        Jacob Bar Lev & Zvia Bar Lev
                        Robert J. Neborsky, M.C., Inc. Combined Retirement Trust
                        David Wiener Revocable Trust - 96
                        James Enright
                        Ioannis Korologos
                        Ruth Arbel-Magid & Eliezer Magid
                        Richard Melnick
                        Kris S. Pogoloff
                        Mark W. Collins
                        William I. Schoenfeld & Rosalie G. Schoenfeld
                        Morrie Lieb
                        Mark Capital LLC
                        Andrew J. Maffey
                        Karma Kapital LLC
                        Global Medicine, Inc., MPPP
                        Angeliki Frangou
                        Jan H. Stahl & Cynthia M. Ruggero

10.23(5)            Consulting Agreement dated September 25, 2002 between the Registrant and Barry
                    Alter*


10.24(5)            Form of Subscription Agreement between the Registrant and each June 2002 Private
                    Placement Common Stock investor

                    The following investors executed this form of agreement:

June 2002 Private Placement Common Stock Investor         # Shares
-------------------------------------------------         --------
C. Boyden Gray 25,000

Ed W. Hennings Revocable Trust dtd 6/22/1983               25,000

Richard Bertea Separate Property Trust dtd 1/2/1970       100,000

Fribourg Enterprises Inc.                                 100,000

David Kaplan                                              200,000

1057111 Ontario Ltd.                                       25,000

William S. Gaskey                                          25,000


10.25(5)            Form of Subscription Agreement between the Registrant and each October 2002
                    Private Placement Common Stock investor

                    The following investors executed this form of agreement:

October 2002 Private Placement Common Stock Investor                # Shares
----------------------------------------------------                --------
Vertical Ventures Investments, LLC                                   370,371
North Bar Capital Inc.                                                37,038
Michael Kirsh                                                         18,519
John Zanotti                                                          18,519
Tomer Vardi                                                           18,519
1530403 Ontario Inc.                                                 148,149
1513549 Ontario Ltd.                                                 111,000

Brian Gruson                                                         100,000
Starfield International S.A                                          150,000
Perry Wolfman                                                        148,149
Nathan Alsheh                                                         30,000
Nardo Zaias, IRA-SEP                                                  15,000
Hilda & Manuel Zaiac                                                  10,000
Albert V. & Jennifer H. Skiba                                         18,519
William G. Salatich                                                    6,000
Phyllis Salatich                                                       2,000
Daniel A. Haigh                                                       74,075
John S. Haigh and Janette T. Blainey                                  18,519
Jeff Berwick                                                          37,038
Jeff Hermanson                                                        18,519


10.26(7)            Warrant Certificate dated December 9, 2002 issued by the Registrant to Wolfe
                    Axelrod Weinberger Associates LLC

10.29(7)            Termination Agreement dated November 27, 2002 between HiEnergy Technologies,
                    Inc. and H.C. Wainwright & Co., Inc.

10.30(7)            Termination Agreement dated December 2, 2002 between HiEnergy Technologies, Inc.
                    and Wolfe Axelrod Weinberger Associates LLC

10.31(7)            Form of Warrant Certificate dated December 9, 2002 issued by the Registrant to
                    H.C. Wainwright & Co., Inc. and Assigns

                    The following warrants have been issued in this form:

Holder                                        Issue Date       # Shares         Price       Termination
------                                        ----------       --------         -----       -----------
Sherbrooke Partners LLC                       12/9/2002         80,000         $   2.48      5 years

Jason T. Adelman                              12/9/2002         40,000         $   2.48      5 years

Steven Markovich                              12/9/2002          5,000         $   2.48      5 years

H.C. Wainwright & Co. Inc.                    12/9/2002         25,000         $   2.48      5 years


10.32(7)            Placement Agent Agreement dated December 16, 2002 between HiEnergy Technologies,
                    Inc. and Seabury Transportation Advisors LLC

10.32.1(10)         Letter dated July 2003 terminating agreement with Seabury Transportation
                    Advisors, LLC

10.33(7)            Nonqualified Stock Option dated December 19, 2002 issued by HiEnergy
                    Technologies, Inc. to Chapin E. Wilson

10.34(7)            Nonqualified Stock Option dated December 19, 2002 issued by HiEnergy
                    Technologies, Inc. to Derek W. Woolston

10.35(7)            Settlement Agreement dated January 15, 2003 between HiEnergy Technologies, Inc.
                    and Keith Cowan


10.36(7)            Settlement Agreement dated February 14, 2003 among HiEnergy Technologies, Inc.,
                    Columbus Group/cFour Partners, Robert W. Bellano and Shaun Corrales

10.37(7)            Form of Warrant Certificate dated February 17, 2003 between HiEnergy
                    Technologies, Inc. and the principals of Columbus Group/cFour Partners

                    The following warrants have been issued in this form:


Holder                                  Issue Date         # Shares          Price         Termination
------                                  ----------         --------          -----         -----------
Shaun Corrales                          2/17/2003           40,000           $   1.50        3 years

Robert Bellano                          2/17/2003           40,000           $   1.50        3 years


10.38               Award Contract dated January 15, 2003 by the U.S. Department of Defense to
                    HiEnergy Technologies, Inc.

10.39(8)            Letter Agreement dated November 18, 2002 between HiEnergy Technologies, Inc. and
                    HWH Enterprises, Inc.

10.40.1(9)          Client Fee Agreement between HiEnergy Technologies and Yocca Patch & Yocca, LLP


10.40.2(9)          Form of Promissory Note between HiEnergy Technologies, Inc. and Yocca Patch &
                    Yocca, LLP

                    The following promissory notes have been issued in this form:

                                          ORIGINAL
      NO.                DATE         PRINCIPAL AMOUNT        CONVERSION PRICE
      ---                ----         ----------------        ----------------
       1                4/18/03          $ 46,718                $   1.00

       2                5/27/03          $147,147                $   1.00

       3                6/10/03          $ 41,667                $   1.00

       4                8/28/03          $  8,537                $   1.00

       5                10/2/03          $140,825                $   1.00

       6                11/2003          $ 64,851                $   0.85

       7                12/2003          $ 61,107                $   1.00

       8                12/31/03         $ 36,601                $   1.00

       9                01/31/04         $ 38,232                $   1.00

10.40.3(12)         Amendment of the Promissory Note issued to Yocca, Patch & Yocca, LLP

10.41(9)            Jenkins Capital Management LLC Private Placement Agreement dated April 22, 2003

10.42(9)            Vertical Ventures Investments LLC Stock Purchase Agreement dated April 23, 2003

10.43(9)            Greenwich Growth Fund Limited Stock Purchase Agreement dated April 28, 2003

10.44(9)            Consulting Agreement dated April 15, 2003, between HiEnergy Technologies, Inc.
                    and Charles Van Musscher

10.45(9)            Letter Agreement between HiEnergy Technologies, Inc. and Roth Investor Relations

10.46(9)            Stock Option Agreement between Bogdan C. Maglich and HiEnergy Technologies, Inc.
                    dated February 11, 2003*

10.47(10)           HiEnergy Technologies, Inc. 2003 Stock Option Plan*

10.48(10)           HiEnergy Technologies, Inc. Form of Stock Option Agreement*

                    The following options have been granted as follows:


Grantee                     Grant Date      # Shares             Price               Vesting                   Termination
-----------------------------------------------------------------------------------------------------------------------------
Harb S. Al Zuhair           5/16/2003       100,000              $0.75        100 % vest on 11/16/2003          5/16/2009
David R. Baker              5/16/2003                            $0.75
                                            50,000                            100 % vest on 11/16/2003          5/16/2009
Bruce E. Del Mar            5/16/2003                            $0.75
                                            30,000                            100 % vest on 11/16/2003          5/16/2009
Robert H. Drysdale          5/16/2003                            $0.75
                                            30,000                            100 % vest on 11/16/2003          5/16/2009
Ioana C. Nicodin            5/16/2003                            $0.75        50% vest on 11//16/2003;
                                            50,000                            50 % vest on 11/16/2004           5/16/2009
Justin R. Hone                                                   $0.75        50% vest on 12//26/2003;
                            6/26/2003       50,000                                                              6/26/2009
                                                                              50 % vest on 12/26/2004
Mu Young Lee                5/16/2003                            $0.75        50% vest on 11//16/2003;          5/16/2009
                                            40,000                            50 % vest on 11/16/2004
Tsuey-Fen Chuang            5/16/2003       30,000               $0.75        50% vest on 11//16/2003;          5/16/2009
                                                                              50 % vest on 11/16/2004
Alec E. Miller              5/16/2003       30,000               $0.75        50% vest on 11//16/2003;          5/16/2009
                                                                              50 % vest on 11/16/2004
Mohamed Muniruzzaman        6/26/2003       25,000               $0.75        50% vest on 12//26/2003;
                                                                              50 % vest on 12/26/2004           6/26/2009
George W. Kamin             5/16/2003       20,000               $0.75        50% vest on 11//16/2003;          5/16/2009
                                                                              50 % vest on 11/16/2004
Chris N. Druey              5/16/2003       20,000               $0.75        50% vest on 11//16/2003;          5/16/2009
                                                                              50 % vest on 11/16/2004
Grace A Fortich             6/26/2003       15,000               $0.75        50% vest on 12//26/2003;
                                                                              50 % vest on 12/26/2004           6/26/2009

Peter J. LeBeau             7/16/2003       100,000              $0.50        50% vest on 1//16/2004;           7/16/2009
                                                                              50 % vest on 1/16/2005
Ivan Obolenksy              7/16/2003       100,000              $0.50        50% vest on 1//16/2004;           7/16/2009
                                                                              50 % vest on 1/16/2005
Kevin S. McKinny            8/27/2003       25,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Carrie K. Geyer             8/27/2003       25,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Laurel Hubbard-Nowak        8/27/2003       15,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Melvin J. Schwartz          8/27/2003       10,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Giovanni G. Fazio           8/27/2003       10,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Robert J. Macek             8/27/2003       10,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Andrew J. Lankford          8/27/2003       10,000               $1.02        50% vest on 2/27/2004;            8/27/2009
                                                                              50 % vest on 2/27/2005
Harb S. Al Zuhair           11/7/2003       100,000                           50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
David R. Baker              11/7/2003       100,000                           50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
Robert H. Drysdale          11/7/2003       100,000                           50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
Whitney E. Stanbury         11/7/2003       100,000                           50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
Robert H. Drysdale          11/7/2003       50,000                            50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
Whitney E. Stanbury         11/7/2003       50,000                            50%  vest 1/7/2004;
                                                                 $1.25        50%  vest 1/7/2004                11/7/2009
Harb S. Al Zuhair           11/7/2003       15,000               $1.25        50%  vest 1/7/2004;               11/7/2009
                                                                              50%  vest 1/7/2004


David R. Baker              11/7/2003       15,000               $1.25        50%  vest 1/7/2004;               11/7/2009
                                                                              50%  vest 1/7/2004

William J. Lacey, Jr.       11/7/2003       120,000              $1.25        50%  vest 1/7/2004;              11/7/2009
                                                                              50%  vest 1/7/2004

William A. Nitze            11/7/2003       60,000               $1.25        50%  vest /7/2004;                11/7/2009
                                                                              50%  vest 1/7/2004

William A. Nitze            11/7/2003       10,000               $1.25        50%  vest /7/2004;                11/7/2009
                                                                              50%  vest 1/7/2004

John E. Krings              11/7/2003       10,000               $1.25        50%  vest /7/2004;                11/7/2009
                                                                              50%  vest 1/7/2004

Thomas P. Leavitt           11/7/2003       10,000               $1.25        50%  vest /7/2004;                 11/7/2009
                                                                              50%  vest 1/7/2004

Tsuey-Fen Chuang            12/4/2003       30,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 2/4/2005

Christian N. Druey          12/4/2003       15,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 2/4/2005

Grace A. Fortich            12/4/2003       10,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Carrie K. Geyer             12/4/2003       15,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

James T. Hertzog            12/4/2003       10,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Laurel Hubbard-Nowak        12/4/2003       10,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Justin R. Hone              12/4/2003       30,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

George Kamin                12/4/2003       20,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Mu Young Lee                12/4/2003       40,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Kevin S. McKinny            12/4/2003       30,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Alec Miller                 12/4/2003       30,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Mohammed Muniruzzaman       12/4/2003       30,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

Ioana C. Nicodin            12/4/2003       40,000               $0.90        50% vest 6/4/2004;                 12/4/2009
                                                                              50% vest 12/4/2005

10.49(10)           Yocca, Patch & Yocca, LLP Stock Purchase Agreement dated June 16, 2003


10.50(10)           Richard Melnick Stock Purchase Agreement dated June 18, 2003


10.51(10)           Jeffrey Herman Stock Purchase Agreement dated June 23, 2003

10.52(10)           Form of Stock Purchase Agreement dated August 5-29, 2003 between HiEnergy
                    Technologies, Inc. and the purchasers of common stock and warrants.

                    The following purchasers have executed this form of agreement:

Purchasers                                             Agreement Date      # Shares     Total Purchase Price
----------                                             --------------      --------     --------------------
Nicholas Yocca                                           8/5/2003            66,667         $ 30,000

Mark Yocca                                               8/5/2003            66,667         $ 30,000

Paul Kim                                                 8/5/2003            44,444         $ 20,000

Central Answering Service, Inc.                          8/5/2003            44,444         $ 20,000

Bullbear Capital Partners LLC                            8/8/2003           400,000         $208,000

Bullbear Capital Partners LLC                            8/25/2003          200,000         $138,000

Richard Melnick                                          8/25/2003           72,464         $50,000.16

Platinum Partners Value Arbitrage Fund LP                8/28/2003          333,333         $250,000

Platinum Partners Value Arbitrage Fund LP                8/29/2003          333,333         $250,000

Richard Melnick                                          8/28/2003          144,928         $100,000

Nicholas J. Yocca                                        8/28/2003           43,478         $ 30,000

Danny M. Beadle                                          8/28/2003           14,493         $ 10,000

Patrick Bevilacqua                                       8/28/2003           28,896         $ 20,000

SBI-USA LLC                                              9/17/2003           76,923         $100,000


10.53(10)           Form of Warrant Certificate dated August 8-29, 2003 between HiEnergy
                    Technologies, Inc. and the purchasers of common stock and warrants

                    The following warrants have been issued in this form:


Holder                                           Issue Date      # Shares       Price     Termination
------                                           ----------      --------       -----     -----------
Bullbear Capital Partners LLC                    8/8/2003        100,000       $   0.65    3 1/2 years

Nicholas Yocca                                   8/14/2003        16,667       $   0.60    3 1/2 years

Mark Yocca                                       8/14/2003        16,667       $   0.60    3 1/2 years

Paul Kim                                         8/14/2003        11,111       $   0.60    3 1/2 years

Central Answering Service, Inc.                  8/14/2003        11,111       $   0.60    3 1/2 years

Bullbear Capital Partners LLC                    8/25/2003        50,000       $   0.69    3 1/2 years

Richard Melnick                                  8/25/2003        18,116       $   0.69    3 1/2 years

Platinum Partners Value Arbitrage Fund LP        8/28/2003       110,000       $   0.75    3 1/2 years

Platinum Partners Value Arbitrage Fund LP        8/29/2003       110,000       $   0.75    3 1/2 years

Richard Melnick                                  8/28/2003        47,286       $   0.75    3 1/2 years

Nicholas J. Yocca                                8/28/2003        14,348       $   0.75    3 1/2 years

Danny M. Beadle                                  8/28/2003         4,783       $   0.75    3 1/2 years

Patrick Bevilacqua                               8/28/2003         9,565       $   0.75    3 1/2 years

SBI-USA LLC                                      9/17/2003        25,641       $   1.30    3 1/2 years


10.53.1(13)         Form of Amendment of Warrant dated December 15, 2003 between HiEnergy
                    Technologies, Inc. and the purchasers of common stock and warrants

10.54(10)           International Distribution Agreement between the Registrant and Electronic
                    Equipment Marketing Company(EEMCO) dated July 28, 2003

10.55(10)           Form of Subscription Agreement between the Registrant and each April 2002
                    Private Placement Common Stock investor

                    The following investors executed this form of agreement:


April 2002 Private Placement Common Stock Investor               # Shares
--------------------------------------------------               --------
Brian P. Kane                                                    300,000

Ajaib Limited                                                      5,000

Maraline International Ltd.                                      150,000

Gion Limited                                                      50,000

SLR Limited                                                      195,000

Don Brennan                                                       25,000

Peter DiMatteo                                                    50,000

Pam Gulla                                                         50,000

Robert Galorenzo                                                  50,000

CROFT Investments Limited Partnership                            100,000

Robert S. Davimos                                                 25,000

Vertigo Trading Inc.                                             100,000

J.R. Fishman 100,000

Dean Rose                                                         25,000


10.56(10)           Form of Amendment No. 1 to Subscription Agreement between the Registrant and each April 2002 Private Placement Common Stock investor

                    The following investors executed this form of agreement:

                        April 2002 Private Placement Common Stock Investor
                        --------------------------------------------------
                        Brian P. Kane
                        Ajaib Limited
                        Maraline International Ltd.
                        Gion Limited
                        SLR Limited
                        Don Brennan
                        Peter DiMatteo
                        Pam Gulla
                        Robert Galorenzo
                        CROFT Investments Limited Partnership
                        Robert S. Davimos
                        Vertigo Trading Inc.
                        J.R. Fishman
                        Dean Rose


10.57(11)           Memorandum of Understanding between HiEnergy Technologies, Inc. and Aeropuertos
                    Espanoles y Navegacion Aerea, Edificio La Piovera - Peonias dated October 6,
                    2003


10.58(12)           Form of Stock Purchase Agreement dated October 15 - December 2, 2003 between
                    HiEnergy Technologies, Inc. and the purchasers of common stock and warrants.

                    The following purchasers have executed this form of agreement:


Purchaser                                          Agreement Date       No. of Shares  Total Purchase Price
---------                                          --------------       -------------  --------------------
Luis Lopez Echeto                                     10/15/2003            31,500         $ 30,000.60

Carlos S. De La Cuesta Nazabal                        10/15/2003            31,500         $ 30,000.60

Keith & Roberta Moore                                  11/5/2003            35,212         $ 25,000.50

Ryan M. & Nancy Wright Patch                           11/5/2003            35,212         $ 25,000.50

Robert J. Neborsky                                    11/21/2003           200,000         $   150,000

James Hertzog                                          12/2/2003            26,667         $    20,000

Barbara Tawil                                          12/2/2003             6,667         $     5,000


10.59(12)           Form of Warrant Agreement dated October 28 - December 2, 2003 between HiEnergy
                    Technologies, Inc. and the purchasers of common stock and warrants.

                    The following warrants have been issued in this form:


Holder                                       Issue Date        No. of Shares     Price         Termination
------                                       ----------        -------------     -----         -----------
Julian E. Echeverria                         10/28/2003            7,875       $     1.25        3 1/2 years

Julian E. Echeverria                         10/28/2003            7,875       $     1.25        3 1/2 years

Keith & Roberta Moore                         11/5/2003            8,803       $     1.00        3 1/2 years

Ryan M. & Nancy Wright Patch                  11/5/2003            8,803       $     1.00        3 1/2 years

Robert J. Neborsky                           11/21/2003           40,000       $     1.00        3 1/2 years

Brian D. Corday                              11/21/2003           10,000       $     0.75        3 1/2 years

James Hertzog                                 12/2/2003            6,667       $     1.00        3 1/2 years

Barbara Tawil                                 12/2/2003            1,667       $     1.00        3 1/2 years


10.60(12)           Letter Agreement between SBI - USA LLC and HiEnergy Technologies, Inc. dated
                    August 1, 2003

10.61(14)           Promissory Note issued to Bogdan Maglich by HiEnergy Technologies, Inc.

10.62(14)           Note Purchase Agreement dated January 16, 2004 between HiEnergy Technologies,
                    Inc. and Platinum Partners Value Fund LP, with attached Form of Convertible Note and Warrant

                    The following warrants have been issued in this form:


Holder                               Issue Date        No. of Shares      Price              Term
------                               ----------        -------------      -----              ----
Platinum Partners Value Fund LP       01/16/2004          200,000       $     0.75         120 days

Platinum Partners Value Fund LP       01/16/2004          200,000       $     0.75         240 days

Platinum Partners Value Fund LP       01/16/2004          120,000       $     1.25           1 year


10.63(14)           Note Purchase Agreement dated January 31, 2004 between HiEnergy Technologies,
                    Inc. and Richard Melnick with attached Form of Convertible Note and Warrant

                    The following warrants have been issued in this form:


Holder                Issue Date       No. of Shares      Price             Term
------                ----------       -------------      -----             ----
Richard Melnick       01/31/2004          222,222       $     0.45        3 1/2 years

Richard Melnick       01/31/2004           66,667       $     0.75        3 1/2 years

Richard Melnick       01/31/2004           40,000       $     1.25        3 1/2 years

Richard Melnick       01/31/2004           33,333       $     1.50        3 1/2 years


10.64(14)           Stock Purchase Agreement dated February 9, 2004 between HiEnergy Technologies,
                    Inc. and Bullbear Capital Partners, LLC with attached Form of Warrant

                    The following warrants have been issued in this form:

Holder                               Issue Date       No. of Shares      Price          Termination
------                               ----------       -------------      -----          -----------
Bullbear Capital Partners, LLC       02/09/2004          306,122       $     0.49        3 1/2 years

Bullbear Capital Partners, LLC       02/09/2004          180,722       $     0.83        3 1/2 years

Bullbear Capital Partners, LLC       02/09/2004          108,697       $     1.38        3 1/2 years

Bullbear Capital Partners, LLC       02/09/2004           90,909       $     1.65        3 1/2 years


10.65(14)           Letter Agreement between KCSA Public Relations Worldwide and HiEnergy
                    Technologies, Inc. dated January 6, 2003

10.66(14)           Assignment of Patent Rights by Dr. Bogdan C. Maglich to HiEnergy Microdevices,
                    Inc. dated March 26, 2002.

10.66.1(14)         Assignment of Patent Rights from HiEnergy Microdevices, Inc. to HiEnergy
                    Technologies, Inc. dated November 17, 2003.

10.67(14)           Assignment of Patent Rights by Dr. Bogdan C. Maglich to HiEnergy Technologies,
                    Inc. dated November 17, 2003

10.68(14)           Employment Agreement between HiEnergy Technologies, Inc. and Ioana C. Nicodin dated February 3, 2004

10.69(14)           Note Purchase Agreement dated January 28, 2004 between HiEnergy Technologies,
                    Inc. and Nicholas J. Yocca with attached Form of Convertible Note and Warrant

                    The following warrants have been issued in this form:


Holder                                 Issue Date       No. of Shares      Price           Termination
------                                 ----------       -------------      -----           -----------
Nicholas J. Yocca                      01/28/2004          411,111       $     0.45         180 days

Nicholas J. Yocca                      01/28/2004          246,667       $     0.75         120 days

Nicholas J. Yocca                      01/28/2004          148,000       $     1.25           1 year

Nicholas J. Yocca                      01/28/2004          123,333       $     1.50         240 days



10.70               Form of Consent and Waiver from April 2003 purchasers of common stock.

10.71               Form of Consent and Waiver from June 2003 purchasers of common stock.

14.1(9)             Code of Ethics for Senior Financial Officers of HiEnergy Technologies, Inc.

16.1(1)             Letter of Manning Elliott

21.1(9)             List of Subsidiaries

23.1                Consent of Singer Lewak Greenbaum & Goldstein LLP, independent accountants

23.2                Consent of Yocca, Patch & Yocca, LLP (contained in Exhibit 5.1)

24.1                Power of Attorney (contained on the signature page to this registration statement)


     * Indicates a management compensatory plan or arrangement.

     (1) Filed on May 10, 2002 as an exhibit to HiEnergy Technologies' report on Form 8-K dated April 25, 2002 and incorporated herein by reference.

     (2) Filed on June 2, 2000 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 (File No. 333-38536) and incorporated herein by reference.

     (3) Filed on July 29, 2002 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2002, and incorporated herein by reference.

     (4) Filed on September 20, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 2002, and incorporated herein by reference.

     (5) Filed on November 6, 2002 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 and incorporated herein by reference.

     (6) Filed on December 16, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2002, and incorporated herein by reference..

     (7) Filed on February 25, 2003 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2/A (File No. 333-101055) and incorporated herein by reference.

     (8) Filed on March 24, 2003 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended January 31, 2003, and incorporated herein by reference.

     (9) Filed on August 8, 2003 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2003, and incorporated herein by reference.

     (10) Filed on September 19, 2003 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 (File No. 333-108934) and incorporated herein by reference.

     (11) Filed on October 8, 2003 as an exhibit to HiEnergy Technologies' report on Form 8-K dated October 7, 2003 and incorporated herein by reference.

     (12) Filed on December 16, 2003 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2003, and incorporated herein by reference.

     (13) Filed on December 24, 2003 as an exhibit to Pre-Effective Amendment No. 1 to HiEnergy Technologies' registration statement on Form SB-2 (File No. 333-108934) and incorporated herein by reference.

     (14) Filed on February 25, 2004 as a like numbered exhibit to HiEnergy Technologies' current report on Form 8-K dated February 24, 2004 and incorporated herein by reference.